                          ASSET PURCHASE AGREEMENT

                               BY AND AMONG


                          THORN APPLE VALLEY, INC.

                                    AND

                       DOSKOCIL COMPANIES INCORPORATED

                                    AND

                          WILSON FOODS CORPORATION,

                        CONCORDIA FOODS CORPORATION,

                            DIXIE FOODS COMPANY

                                    AND

                          SHREVEPORT FOODS COMPANY


                                 DATED AS OF

                               APRIL 29, 1995


                         SALE OF THE RETAIL DIVISION


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                             TABLE OF CONTENTS


                                                                       Page
ARTICLE I:     PURCHASE AND SALE OF ASSETS . . . . . . . . .              2

     1.1.      Purchased Assets. . . . . . . . . . . . . . .              2
               (a)  The Facilities . . . . . . . . . . . . .              3
               (b)  Inventories. . . . . . . . . . . . . . .              3
               (c)  Receivables. . . . . . . . . . . . . . .              3
               (d)  Other Current Assets . . . . . . . . . .              3
               (e)  Machinery and Equipment. . . . . . . . .              4
               (f)  Trademarks and Trade Names . . . . . . .              4
               (g)  Personal Property Leases . . . . . . . .              4
               (h)  Division Sales Office Leases . . . . . .              5
               (i)  Covenant Not To Compete. . . . . . . . .              5
               (j)  Customer List. . . . . . . . . . . . . .              5
               (k)  Purchase Orders. . . . . . . . . . . . .              5
               (l)  Warranties; Licenses and Permits . . . .              5
               (m)  Books and Records; Telephone Numbers . .              6
     1.2.      Excluded Assets . . . . . . . . . . . . . . .              6

ARTICLE II:    ASSUMPTION OF LIABILITIES . . . . . . . . . .              7

     2.1.      Liabilities Assumed . . . . . . . . . . . . .              7
     2.2       Non-Assumption of Other Liabilities . . . . .              9

ARTICLE III:   PURCHASE PRICE AND PAYMENT; ALLOCATIONS;
               PRORATIONS. . . . . . . . . . . . . . . . . .              9

     3.1.      The Purchase Price and Payment. . . . . . . .              9
               (a)  Purchase Price at Closing. . . . . . . .              9
               (b)  Payment of the Purchase Price. . . . . .             10
               (c)  Adjusted Purchase Price. . . . . . . . .             10
     3.2.      Allocations . . . . . . . . . . . . . . . . .             12
               (a)  Allocation of Purchase Price . . . . . .             12
               (b)  Reporting Requirements . . . . . . . . .             12
     3.3.      Cash Equivalents, Costs and Prorations. . . .             13
               (a)  Cash Equivalents . . . . . . . . . . . .             13
               (b)  Basic Prorations; Taxes. . . . . . . . .             13
     3.4.      The Earnout . . . . . . . . . . . . . . . . .             14

ARTICLE IV:    REPRESENTATIONS AND WARRANTIES OF SELLER. . .             16

     4.1.      Organization and Qualification. . . . . . . .             16
     4.2.      Due Authorization . . . . . . . . . . . . . .             17
     4.3.      No Violation. . . . . . . . . . . . . . . . .             18
     4.4.      Permits . . . . . . . . . . . . . . . . . . .             19
     4.5.      Purchased Assets. . . . . . . . . . . . . . .             20
     4.6.      SIC Code  . . . . . . . . . . . . . . . . . .             21
     4.7.      Condition of Purchased Assets . . . . . . . .             21


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               (a)  Conditions . . . . . . . . . . . . . . .             21
               (b)  Utilities. . . . . . . . . . . . . . . .             22
               (c)  Compliance . . . . . . . . . . . . . . .             22
               (d)  Hazardous Materials Reports. . . . . . .             23
     4.8.      Commissions . . . . . . . . . . . . . . . . .             23
     4.9.      Legal Proceedings; Defaults . . . . . . . . .             23
     4.10.     Employee Benefit Plans and Collective
               Bargaining Agreements . . . . . . . . . . . .             24
               (a)  Employee Benefit Plans . . . . . . . . .             24
               (b)  Collective Bargaining Agreements . . . .             25
     4.11.     Division Contracts. . . . . . . . . . . . . .             25
     4.12.     Insurance . . . . . . . . . . . . . . . . . .             26
     4.13.     Financial Statements. . . . . . . . . . . . .             27
     4.14.     Multiemployer Pension Plans . . . . . . . . .             28
     4.15.     No Condemnation . . . . . . . . . . . . . . .             28
     4.16.     No Notice of Violations . . . . . . . . . . .             29
     4.17.     No Defaults . . . . . . . . . . . . . . . . .             29
     4.18.     Special Assessment. . . . . . . . . . . . . .             29
     4.19.     Information Correct . . . . . . . . . . . . .             30
     4.20.     Public Improvements . . . . . . . . . . . . .             30
     4.21.     Taxes . . . . . . . . . . . . . . . . . . . .             30
     4.22.     Assessed Value. . . . . . . . . . . . . . . .             31
     4.23.     Zoning Notices. . . . . . . . . . . . . . . .             31
     4.24.     Pest Control. . . . . . . . . . . . . . . . .             31
     4.25.     Seller Not a Foreign Person . . . . . . . . .             31
     4.26.     Environmental Warranties. . . . . . . . . . .             31
     4.27.     Sales Office Leases . . . . . . . . . . . . .             32
     4.28.     Condition of the Facilities . . . . . . . . .             33
     4.29.     Sellers' Marks. . . . . . . . . . . . . . . .             33
     4.30.     Employees . . . . . . . . . . . . . . . . . .             34
     4.31.     Absence of Changes or Events. . . . . . . . .             34
     4.32.     Net Fixed Assets. . . . . . . . . . . . . . .             34

ARTICLE V:     REPRESENTATIONS AND WARRANTIES OF PURCHASER .             35

     5.1.      Organization and Qualification. . . . . . . .             35
     5.2.      Due Authorization . . . . . . . . . . . . . .             35
     5.3.      No Violation. . . . . . . . . . . . . . . . .             36
     5.4.      Commissions . . . . . . . . . . . . . . . . .             37

ARTICLE VI:    CONDUCT OF BUSINESS PRIOR TO CLOSING. . . . .             37

     6.1.      Conduct of Business . . . . . . . . . . . . .             37
     6.2.      Capital Expenditures. . . . . . . . . . . . .             39
     6.3.      Books and Records . . . . . . . . . . . . . .             39
     6.4.      Absence of Certain Developments . . . . . . .             39

ARTICLE VII:   OBLIGATIONS PRIOR, AS OF, AND SUBSEQUENT
               TO THE CLOSING. . . . . . . . . . . . . . . .             40

     7.1.      Access    . . . . . . . . . . . . . . . . . .             40
     7.2.      Consents; Additional Agreements . . . . . . .             41


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     7.3.      Disclosure. . . . . . . . . . . . . . . . . .             42
     7.4.      Surveys . . . . . . . . . . . . . . . . . . .             42
     7.5.      Title Review/UCC Searches . . . . . . . . . .             45
     7.6.      Title Policy. . . . . . . . . . . . . . . . .             46
     7.7.      Books and Records . . . . . . . . . . . . . .             46
     7.8.      Third Party Claims. . . . . . . . . . . . . .             47
     7.9.      Removal of Signs. . . . . . . . . . . . . . .             47
     7.10.     Casualty or Condemnation. . . . . . . . . . .             47
               (a)  Machinery and Equipment. . . . . . . . .             48
               (b)  The Facilities - Fire or Casualty. . . .             48
               (c)  The Facilities - Condemnation. . . . . .             48
               (d)  Settlements. . . . . . . . . . . . . . .             49
     7.11.     Confidentiality . . . . . . . . . . . . . . .             49
     7.12.     Public Announcements. . . . . . . . . . . . .             51
     7.13.     The Closing . . . . . . . . . . . . . . . . .             51
               (a)  The Purchase Price . . . . . . . . . . .             51
               (b)  Bill of Sale (Machinery and Equipment)
                    and Personal Property Leases . . . . . .             51
               (c)  Non-Compete Agreement. . . . . . . . . .             52
               (d)  Assignment and Assumption of
                    Division Contracts . . . . . . . . . . .             52
               (e)  Assignment of Trade Names. . . . . . . .             52
               (f)  Assignment and Assumption of Assumed
                    Liabilities. . . . . . . . . . . . . . .             52
               (g)  Warranty Deeds . . . . . . . . . . . . .             52
               (h)  Title Policies . . . . . . . . . . . . .             52
               (i)  Assignment and Assumption of Sales
                    Office Leases. . . . . . . . . . . . . .             52
               (j)  Assignment and Assumption of Receivables
                    and Customer Purchase Orders . . . . . .             53
               (k)  Other Documents. . . . . . . . . . . . .             53
     7.14.     Environmental Matters . . . . . . . . . . . .             53
               (a)  Review . . . . . . . . . . . . . . . . .             53
               (b)  Remediation. . . . . . . . . . . . . . .             57
               (c)  Compliance . . . . . . . . . . . . . . .             59
     7.15.     Supplemental Disclosure . . . . . . . . . . .             59
     7.16.     Transition Agreement. . . . . . . . . . . . .             60
     7.17.     Supply Agreement; Removal of Equipment. . . .             60
     7.18.     The Copack Agreements . . . . . . . . . . . .             61
     7.19.     Receivables . . . . . . . . . . . . . . . . .             62
     7.20.     Insurance . . . . . . . . . . . . . . . . . .             62
     7.21.     Environmental Law Violations. . . . . . . . .             63

ARTICLE VIII:  PROVISIONS RESPECTING EMPLOYEES . . . . . . .             63

     8.1.      Division Employees. . . . . . . . . . . . . .             63
     8.2.      Purchaser's Obligations to
               Division Employees. . . . . . . . . . . . . .             65
     8.3.      COBRA Indemnification and Information . . . .             65
     8.4.      Seller's and Purchaser's Plan . . . . . . . .             66
               (a)  Seller's 401(k) Plan . . . . . . . . . .             66


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               (b)  Transfer of Assets to
                    Purchaser's Pension. . . . . . . . . . .             67
     8.5.      Plant Closing Notice. . . . . . . . . . . . .             70
     8.6.      Other Benefit Plans . . . . . . . . . . . . .             70
               (a)  Purchaser's Medical Plans. . . . . . . .             70
               (b)  Vacation . . . . . . . . . . . . . . . .             72
               (c)  Purchaser's Employee Benefit Plans . . .             72
               (d)  The Extended Period. . . . . . . . . . .             73
     8.8.      General . . . . . . . . . . . . . . . . . . .             74

ARTICLE IX:    CONDITIONS TO OBLIGATIONS OF THE SELLER . . .             75

     9.1.      No Governmental or Other Proceeding or
               Litigation. . . . . . . . . . . . . . . . . .             75
     9.2.      Physical Inventory of the Inventory . . . . .             75
     9.3.      Documents and Certificates (the Closing). . .             75
               (a)  The Purchase Price . . . . . . . . . . .             75
               (b)  Personal Property Leases . . . . . . . .             75
               (c)  Noncompete Agreement . . . . . . . . . .             76
               (d)  Division Contracts Agreement . . . . . .             76
               (e)  Assignment and Assumption of
                    Assumed Liabilities. . . . . . . . . . .             76
               (f)  Assignment and Assumption of Sales
                    Office Leases. . . . . . . . . . . . . .             76
               (g)  Assignment and Assumption of Receivables
                    and Customer Purchase Orders . . . . . .             76
               (h)  Prorations . . . . . . . . . . . . . . .             76
               (i)  Certificate of Good Standing . . . . . .             76
               (j)  Corporate Resolutions. . . . . . . . . .             76
               (k)  Opinion of Counsel . . . . . . . . . . .             77
               (l)  Transition Agreement . . . . . . . . . .             77
               (m)  Supply Agreement . . . . . . . . . . . .             77
               (n)  Other Instruments. . . . . . . . . . . .             77
     9.4.      Representations and Warranties True . . . . .             77
     9.5.      Performance of Covenants. . . . . . . . . . .             77
     9.6.      Waiver. . . . . . . . . . . . . . . . . . . .             78

ARTICLE X:     CONDITIONS TO OBLIGATIONS OF THE PURCHASER. .             78

     10.1.     No Governmental or Other Proceeding or
               Litigation. . . . . . . . . . . . . . . . . .             78
     10.2.     Physical Inventory. . . . . . . . . . . . . .             78
     10.3.     Title Searches. . . . . . . . . . . . . . . .             78
     10.4.     Documents and Certificates (The Closing). . .             79
               (a)  Personal Property Leases . . . . . . . .             79
               (b)  Bill of Sale (Machinery and
                    Equipment) . . . . . . . . . . . . . . .             79
               (c)  Noncompete Agreement . . . . . . . . . .             79
               (d)  Division Contracts Agreement . . . . . .             79
               (e)  Assignment of Trade Names. . . . . . . .             79
               (f)  Assignment and Assumption of
                    Assumed Liabilities. . . . . . . . . . .             79


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               (g)  Assignment and Assumption of Sales
                    Office Leases. . . . . . . . . . . . . .             80
               (h)  Assignment and Assumption of Receivables
                    and Customer Purchase Orders . . . . . .             80
               (i)  Prorations . . . . . . . . . . . . . . .             80
               (j)  Certificates of Good Standing. . . . . .             80
               (k)  Corporate Resolutions. . . . . . . . . .             80
               (l)  Transition Service Agreement . . . . . .             80
               (m)  Opinion of Counsel . . . . . . . . . . .             80
               (n)  Warranty Deeds . . . . . . . . . . . . .             81
               (o)  Title Policies . . . . . . . . . . . . .             81
               (p)  Possession . . . . . . . . . . . . . . .             81
               (q)  Other Instruments. . . . . . . . . . . .             81
     10.5.     Affidavit . . . . . . . . . . . . . . . . . .             81
     10.6.     Representations and Warranties True . . . . .             81
     10.7.     Performance of Covenants. . . . . . . . . . .             81
     10.8.     No Material Adverse Change. . . . . . . . . .             82
     10.9.     Waiver. . . . . . . . . . . . . . . . . . . .             82

ARTICLE XI:    CLOSING . . . . . . . . . . . . . . . . . . .             82

     11.1.     Time and Place of Closing . . . . . . . . . .             82
     11.2.     The Closing . . . . . . . . . . . . . . . . .             83
     11.3.     Simultaneous Delivery . . . . . . . . . . . .             83

ARTICLE XII:   TERMINATION PRIOR TO CLOSING. . . . . . . . .             83
     12.1.     Termination . . . . . . . . . . . . . . . . .             83

ARTICLE XIII:  INDEMNIFICATION . . . . . . . . . . . . . . .             84

     13.1.     Seller's Indemnity. . . . . . . . . . . . . .             84
     13.2.     Purchaser's Indemnity . . . . . . . . . . . .             85
     13.3.     Indemnification Procedure . . . . . . . . . .             86
     13.4.     Limitation of Claims. . . . . . . . . . . . .             89

ARTICLE XIV:   DEFINITIONS . . . . . . . . . . . . . . . . .             89

ARTICLE XV:    MISCELLANEOUS PROVISIONS. . . . . . . . . . .            103

     15.1.     Further Assurance and Assistance. . . . . . .            103
     15.2.     Transfer and Other Taxes. . . . . . . . . . .            103
     15.3.     Amendment and Modification. . . . . . . . . .            103
     15.4.     Waiver of Compliance. . . . . . . . . . . . .            104
     15.5.     Expenses. . . . . . . . . . . . . . . . . . .            104
     15.6.     Definition of "Knowledge" . . . . . . . . . .            104
     15.7.     Bulk Transfer Laws. . . . . . . . . . . . . .            104
     15.8.     Notices . . . . . . . . . . . . . . . . . . .            105
     15.9.     Assignability of Agreement. . . . . . . . . .            105
     15.10.    Disputes; Arbitration . . . . . . . . . . . .            105
     15.11.    Governing Law . . . . . . . . . . . . . . . .            108
     15.12.    Counterparts. . . . . . . . . . . . . . . . .            108
     15.13.    Headings. . . . . . . . . . . . . . . . . . .            109


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     15.14.    Entire Agreement. . . . . . . . . . . . . . .            109
     15.15.    Schedules . . . . . . . . . . . . . . . . . .            109
     15.16.    Third Party Beneficiaries . . . . . . . . . .            109



                          EXHIBITS AND SCHEDULES

                                 EXHIBITS

Exhibit A      Assignment and Assumption of Personal Property
               Leases
Exhibit B      Bill of Sale (Machinery and Equipment)
Exhibit C      Noncompete Agreement
Exhibit D      Assignment and Assumption of Division Contracts
               Agreement
Exhibit E      Assignment of Trade Names
Exhibit F      Assignment and Assumption of Assumed Liabilities
Exhibit G      Form of Warranty Deed
Exhibit H      Assignment and Assumption of Sales Office Leases
Exhibit I      Assignment and Assumption of Receivables and
               Customer Purchase Orders
Exhibit J      Environmental Disclosure Document
Exhibit K      Transition Service Agreement
Exhibit L      Supply Agreement
Exhibit M      Form of Opinion of Purchaser's Counsel
Exhibit N      Form of Opinion of Seller's Counsel


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

                                 SCHEDULES

Schedule 1.1(a)     The Facilities
Schedule 1.1(b)     Inventory Terms
Schedule 1.1(d)     Other Current Assets
Schedule 1.1(e)     Machinery and Equipment
Schedule 1.1(f)     Trade Names
Schedule 1.1(g)     Personal Property Leases
Schedule 1.1(h)     Sales Office Leases
Schedule 1.1(l)     Permits
Schedule 2.1(a)     Accounts Payable
Schedule 2.1(b)     Accrued Liabilities
Schedule 4.1        Wilson - Foreign State Qualifications
Schedule 4.3        Seller's Consents and Approvals
Schedule 4.4        Permit Violations
Schedule 4.5        Purchased Assets - Liens
Schedule 4.7        Services
Schedule 4.9        Legal Proceedings
Schedule 4.10A      Employee Welfare Benefit Plans and Employee
                    Pension Benefit Plans
Schedule 4.10B      Collective Bargaining Agreements
Schedule 4.11       Division Contracts
Schedule 4.12       Self Insurance Risk
Schedule 4.13       Financial Statements
Schedule 4.16       No Notices
Schedule 4.21       Taxes
Schedule 4.22       Assessed Value
Schedule 4.23       Zoning Notices
Schedule 4.26       Environmental Matters
Schedule 4.28       Condition of the Facilities
Schedule 4.31       Absence of Changes or Events
Schedule 4.32       Net Fixed Assets
Schedule 5.03       No Violation
Schedule 6.2        Capital Expenditures
Schedule 6.4        Absence of Certain Developments
Schedule 7.18       The Copack Agreements

                         ASSET PURCHASE AGREEMENT


          THIS ASSET PURCHASE AGREEMENT (herein referred to as the "Agreement"), made as of the 29th day of April, 1995, by and among THORN APPLE VALLEY, INC., a Michigan corporation ("Purchaser"), and DOSKOCIL COMPANIES INCORPORATED, a Delaware corporation ("Doskocil"), and WILSON FOODS CORPORATION, a Delaware corporation ("Wilson"), CONCORDIA FOODS CORPORATION, a Delaware corporation ("Concordia"), DIXIE FOODS COMPANY, a Delaware corporation ("Dixie"), and SHREVEPORT FOODS COMPANY, a Delaware corporation ("Shreveport"), Wilson, Concordia, Dixie and Shreveport collectively with Doskocil, are herein referred to as the "Seller" or "Sellers".

                           W I T N E S S E T H:

          WHEREAS, Doskocil is a producer and marketer of perishable food products which include processed meat products consisting of hams, bacon, franks and sausage throughout much of the United States through the Doskocil Retail Division (as defined herein, the "Division"); and

          WHEREAS, the Division products are primarily produced in three manufacturing facilities owned by Seller, located in Concordia, Missouri, Forrest City, Arkansas and Shreveport, Louisiana (the "Facilities") with additional ham products being manufactured at a facility dedicated to Doskocil, located in Council Bluff, Iowa owned and operated by IBP, Inc.; and

          WHEREAS, in connection with the operation of the Division Sellers own certain other assets, including Inventory, Machinery and Equipment, Receivables, Sellers' Marks, Customer Lists, each of which is hereinafter defined, and other tangible and intangible personal property; and

          WHEREAS, the Facilities are owned by Concordia, an indirect subsidiary of Doskocil, and Wilson and Dixie, subsidiaries of Doskocil; and

          WHEREAS, Seller desires to sell or assign and Purchaser desires to purchase or receive, as assignee or otherwise, all of the assets of the Division and certain of the liabilities of the Division (the "Assumed Liabilities," as herein defined) which Purchaser shall assume upon the terms and subject to the conditions of this Agreement; and

          WHEREAS, Seller is willing to enter into a noncompetition agreement with Purchaser in accordance with the terms and provisions of a Noncompete Agreement (as herein defined) with respect to the territory described in the Noncompete Agreement.

          NOW, THEREFORE, for and in consideration of the recitals and of the premises and mutual covenants, agreements, representations and warranties contained herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

                                 ARTICLE I

                        PURCHASE AND SALE OF ASSETS

          1.1. PURCHASED ASSETS. In consideration of the Purchase Price and the Earnout Amount (each as defined and determined in accordance with and paid as set forth in ARTICLE III below) and the assumption of the Assumed Liabilities (as defined in SECTION 2.1), and upon the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell, assign, transfer, convey and deliver to Purchaser and Purchaser agrees to purchase, accept, acquire and take assignment and delivery from Seller of, the following assets (all of which assets are hereinafter referred to collectively as the "Purchased Assets"):

               (a) THE FACILITIES. All of Seller's right, title and interest in and to the Facilities described on SCHEDULE 1.1(a) hereto (including all owned furniture, fixtures and improvements located at the Facilities whether or not listed as a Purchased Asset).

               (b) INVENTORIES. All good and saleable Inventories as of the Closing Date, together with all good and saleable Inventories and supplies owned by Seller in the ordinary course of business prior to the Closing Date and received after the Closing Date (the "Inventory in Transit"), determined in accordance with the inventory terms attached hereto on SCHEDULE 1.1(b).

               (c) RECEIVABLES. All of Seller's right, title and interest in and to the account receivables, net of the reserves, a list of which has been delivered to Purchaser upon the execution of this Agreement, subject to the confidentiality provisions of SECTION 7.11 which list shall be updated to the Closing Date in accordance with SECTION 7.15 (the "Receivables").

               (d) OTHER CURRENT ASSETS. All of Seller's right, title and interest in and to the other current assets used by the

Division in the conduct of its business listed on SCHEDULE 1.1(d) hereto, which schedule shall be updated to the Closing Date in accordance with
SECTION 7.15 (the "Other Assets").

               (e) MACHINERY AND EQUIPMENT. All of Seller's right, title and interest in and to the machinery and equipment, tooling and tools either owned and used by the Division or subject to capital lease agreements and used by the Division in the conduct of its business listed on SCHEDULE 1.1(e) hereto by major items (or categories of items, where appropriate), together with a description of each item (or category of items) and a statement of the date of acquisition and the location of each item (or category of items), which schedule shall be updated to the Closing Date in accordance with
SECTION 7.15 (the "Machinery and Equipment").

               (f) TRADEMARKS, TRADE NAMES. All of Sellers' right, title and interest in and to the trademarks, service marks and trade names listed on SCHEDULE 1.1(f) and the related logos, symbols and copyrights herein collectively referred to as "Sellers' Marks."

               (g) PERSONAL PROPERTY LEASES. All of Seller's right, title and interest under each of the transferable leases for tangible assets and property leased by Seller located in or at the Facilities and/or used in the operation of the Division, as of the Closing, a current list of such transferable leases (together with all amendments, modifications or assignments thereof) is set forth on SCHEDULE 1.1(g) (the "Personal Property Leases"). The Personal

Property Leases include both operating leases and capitalized leases.

               (h) DIVISION SALES OFFICE LEASES. All of Seller's right, title and interest under each of the transferable Division sales office leases and all personal property located at the sales office premises regardless of whether or not such items are described as Purchased Assets herein, as of the Closing, a list of which leases (together with all amendments, modifications, or assignments thereof) is set forth on SCHEDULE 1.1(h) (the "Sales Office Leases").

               (i) COVENANT NOT TO COMPETE. The Noncompete Agreement attached hereto as EXHIBIT C which Seller and Purchaser shall execute and deliver each to the other at the Closing.

               (j) CUSTOMER LIST. The list of the Division's customers as of the Closing (including past known customers) which has been delivered to Purchaser upon the execution of this Agreement, subject to the confidentiality provisions of SECTION 7 .11.

               (k) PURCHASE ORDERS. All of Seller's rights under, and interest in, all Division customer purchase orders ("Customer Purchase Orders") as of the Closing Date.

               (l) WARRANTIES; LICENSES AND PERMITS. All of Seller's right, title and interest in and to all transferable warranties related to the Purchased Assets, licenses, registrations and permits, to the extent legally transferable and necessary and requisite or convenient for the use and operation of the Purchased

Assets and the Division which licenses and permits are listed on SCHEDULE
1.1(l).

               (m) BOOKS AND RECORDS; TELEPHONE NUMBERS. Copies of all of the operating data and records of the Division, including, without limitation, copies of books, records, order files and credit histories, supplier information, purchasing records, technical and repair data and manuals, and invoices, and the right to use the telephone number or numbers primarily used by the Division immediately prior to Closing.

          1.2. EXCLUDED ASSETS. The Seller is not selling and Purchaser shall not acquire from Seller any of the following assets or any interest therein:

               (a) except as provided in this Agreement, any interest in or any rights to any patent, trade name, trademark, service mark or logo owned or used by Seller, Doskocil, or any affiliate thereof;

               (b) cash, prepaid expense items (except those which are listed on SCHEDULE 1.1(d)), certificates of deposit, stamps, checks, trade coupons, and other paper representing a right to receive payment from a third party other than the Receivables and Customer Purchase Orders (collectively, "Cash Equivalents");

               (c) The Canadian Bacon Operation (as herein defined) and Wilson Express (as herein defined);

               (d) all of Seller's right, title and interest in and to 1650 Aldelman ham molds used in the production of deli honey-cooked hams at Council Bluff, Iowa and the assets associated with the Dixie Spice Operation.

               (e)  refunds attributable to the Division or the Seller;

               (f) all claims, choses in action and rights or actions by Seller against third parties EXCEPT (i) contract rights under the Division Contracts (as herein defined) Personal Property Leases, Sales Office Leases, Customer Purchase Orders and Receivables and (ii) rights under transferable warranties relating to the Purchased Assets;

               (g) the licenses and permits, if any, used in connection with the Purchased Assets, to the extent not lawfully transferable; and

               (h) any other asset of Seller not specifically listed in this Agreement or the Schedules and agreements contemplated hereby as being transferred to Purchaser in connection with the transactions contemplated hereby.

                                ARTICLE II

                         ASSUMPTION OF LIABILITIES

          2.1. LIABILITIES ASSUMED. Upon the terms and subject to the conditions set forth in this Agreement, on and as of the Closing Date, Purchaser shall timely assume and thereafter shall perform and discharge (i) the accounts payable of the Division listed and described on SCHEDULE 2.1(a) hereto, which schedule shall be updated to the Closing Date in accordance with SECTION

7.15 (the "Accounts Payable"); (ii) the accrued liabilities of the Division listed and described on SCHEDULE 2.1(b) hereto, which schedule shall be updated to the Closing Date in accordance with SECTION 7.15 (the "Accrued Liabilities"); (iii) the Copack Agreements described in SECTION 7.18 and listed on SCHEDULE 7.18; (iv) the Division Contracts described in SECTION
4.11 and listed on SCHEDULE 4.11 hereto, which schedule shall be updated to the Closing Date in accordance with SECTION 7.15; (v) except such obligations and liabilities that are retained or assumed by Seller under this Agreement, any and all obligations and liabilities arising from the Facilities accruing and arising from and after the Closing, such as taxes, utilities and similar periodic charges; (vi) any and all other obligations and liabilities specifically assumed by Purchaser in accordance with this Agreement; (vii) the Personal Property Leases that will be the subject of the Assignment and Assumption of Personal Property Leases (EXHIBIT A), which Personal Property Leases are to be transferred to the Purchaser as of the Closing, as a Purchased Asset; (viii) the Sales Office Leases which are the subject of the Assignment and Assumption of Sales Office Leases (EXHIBIT H), which leases are to be transferred to the Purchaser as of the Closing, as a Purchased Asset; (ix) the taxes, costs, fees, charges and the Earnout Amount that Purchaser has agreed to pay pursuant to SECTIONS 3.3, 3.4, 15.2 and 15.5 hereof; and (x) Seller's obligations for capital commitments described on
SCHEDULE 6.2 hereto or incurred with the consent of Purchaser pursuant to
SECTION 6.2 (subsections (i)
through (xi) herein collectively referred to as the "Assumed Liabilities").

          2.2. NON-ASSUMPTION OF OTHER LIABILITIES. Other than the Assumed Liabilities, Purchaser shall not assume nor be deemed to assume, or in any way be liable or responsible for any liability or obligation (debt or otherwise) of Seller (the "Excluded Liabilities") which shall include, but not be limited to, any and all debts, liabilities and obligations which accrued on or before the Closing Date in respect to the Copack Agreements, the Division Contracts, the Personal Property Leases and the Sales Office Leases (the "Contract Obligations"); PROVIDED, HOWEVER, Purchaser shall be obligated and liable for any and all debts, liabilities and obligations which accrue after the Closing Date arising under the Contract Obligations.

                                ARTICLE III

           PURCHASE PRICE AND PAYMENT;  ALLOCATIONS; PRORATIONS

          3.1. THE PURCHASE PRICE AND PAYMENT.

               (a) PURCHASE PRICE AT CLOSING. Purchaser shall pay to Seller for the Purchased Assets the sum of (i) the Net Working Capital as of the end of the Doskocil accounting period for fiscal year 1995 next before the Closing Date (the "Period End") PLUS (ii) $22,745,000 (the "Net Fixed Asset Amount") and PLUS (iii) $33,572,000 (herein referred to as the "Premium") MINUS the Long Term Debt Obligations as of the Period End, collectively herein referred to as the "Purchase Price". The Purchase Price shall be as reflected in a balance sheet of the Division (excluding the Excluded Assets and Excluded Liabilities) prepared by Doskocil in accordance with its consistently applied internal accounting procedures (except as related to the Net Fixed Assets which shall be reflected as the Net Fixed Asset Amount), a copy of which shall be delivered by Doskocil to Purchaser two days prior to Closing.

               (b) PAYMENT OF THE PURCHASE PRICE. At the Closing, Purchaser shall pay Doskocil the Purchase Price by wire transfer of readily available funds to an account of Wilson Brands Corporation at the First Bank N.A., Minneapolis, Minnesota, Account No. 1-602-3419-0512R (the "Doskocil Account").

               (c) ADJUSTED PURCHASE PRICE. The Adjusted Purchase Price shall mean the sum of the (i) Net Working Capital as of the day immediately preceding the Closing Date (the "Measuring Date"), (ii) the Net Fixed Asset Amount and (iii) the Premium MINUS the Long Term Debt Obligations as of the Measuring Date. In order to determine the Adjusted Purchase Price, Purchaser and Seller shall take a physical inventory of the Inventory on the weekend prior to the Closing Date. The portion of the Adjusted Purchase Price attributable to Net Working Capital (excluding Inventory) and Long Term Debt Obligations shall be as reflected on the books of account of Seller as of the Period End adjusted to the Measuring Date. The Inventory shall be valued in accordance with SCHEDULE 1.1(b). The Accounts Payable, the Receivables and the Accrued Liabilities shall be reconciled and adjusted to the Closing Date and new lists of the Accounts Payable (SCHEDULE 2.1(a)), the Accrued Liabilities

(SCHEDULE 2.1(b)), the Receivables and Other Current Assets (SCHEDULE 1.1(d)) as of the Measuring Date shall be prepared by Doskocil. The Long Term Debt Obligations shall be adjusted from the Period End to the Measuring Date and a reconciled schedule of the IDB Obligations and the Capital Lease Obligations shall be prepared by Doskocil.

          Within fourteen days following Closing, Doskocil shall prepare and furnish to Purchaser a detailed accounting of (i) the book value of the Inventory computed from Seller's books of account as of the Measuring Date in accordance with SCHEDULE 1.1(b) and (ii) the computation of the Net Working Capital (excluding the Inventory) and the Long Term Debt Obligations, as determined from Seller's books of account as of the Measuring Date, as hereinabove provided. Purchaser shall then have a period of time not exceeding sixty days after its receipt of such detailed accounting in which to examine such accounting, during which time Purchaser and Seller shall
fully cooperate each with the other to resolve disputes, if any.   On the
first business day following such sixty day period, the difference (if any) between the Purchase Price paid by Purchaser at the Closing, and the Adjusted Purchase Price determined pursuant to this SECTION 3.1(c) shall be settled between the parties, either by way of (i) the delivery of a check from Purchaser to Seller for such difference in the event that the Adjusted Purchase Price is greater than the Purchase Price or (ii) the delivery of a check from Seller to Purchaser for such difference in the event that the Adjusted Purchase Price is less than the Purchase Price. In the event that prior to the termination of the provisions of Article I of the Supply Agreement (EXHIBIT L), Seller has not conveyed unencumbered title to the Farmland Equipment to Purchaser, Seller shall pay Purchaser in lieu of conveying such equipment, the sum of $174,000. In the further event that Purchaser and Doskocil are unable to resolve any dispute involved in the determination of the Adjusted Purchase Price in accordance with this SECTION 3.1(c), the payment required to be made with respect to the Adjusted Purchase Price as herein described shall be delayed until such dispute shall have been settled by arbitration in accordance with
Section 15.10 of this Agreement.

          3.2. ALLOCATIONS.

               (a) ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Purchased Assets as mutually agreed by Purchaser and Doskocil after calculation of the Adjusted Purchase Price, and as set forth on a certificate signed by Purchaser and Doskocil (the "Allocation Certificate").

               (b) REPORTING REQUIREMENTS. Purchaser and Seller hereby agree that they shall not take any position or action inconsistent with the allocations agreed to in accordance with this SECTION 3.2, including without limitation positions or actions taken in connection with complying with the Code and the regulations promulgated thereunder. Doskocil and Purchaser shall consult with each other in the preparation of Internal Revenue Service Form 8594 to be filed in connection with the transaction set forth in this Agreement which form shall be prepared consistent with the provisions of SECTION 3.2(a) hereof.

          3.3. CASH EQUIVALENTS, COSTS AND PRORATIONS.

               (a) CASH EQUIVALENTS. As of the Closing Date, Doskocil shall collect and retain such Cash Equivalents held in or attributable to the Division that it can reasonably collect. Purchaser shall pay over to Doskocil all Cash Equivalents it receives from third parties following the Closing.

               (b)  BASIC PRORATIONS; TAXES.

                  (i) As of the day after the Closing Date, the real and personal property taxes, water, gas, electricity and other utilities, taxes and similar periodic charges for 1995 related to the Book Assets, local business or other transferable license fees, rents and other similar periodic charges, shall be prorated between Purchaser and Seller on the basis of actual amounts billed for such year or, if not so billed, on the basis of 100% of such actual taxes or charges assessed or levied in 1994 or by using such other method of determination as the parties may agree, adjusted to reflect changes in assessments or rates of taxes known as of the Closing Date.

                 (ii) To the extent practicable, utility meter readings shall be determined as of the Closing Date.

                (iii) To the extent possible, all prorated amounts shall be reflected as appropriate adjustments to the amount to be paid to or charged to the Purchaser and Doskocil at the time of the delivery of the Purchased Assets at the Closing. Prorated amounts that are not paid at the Closing or before shall be settled between Doskocil and Purchaser as soon as possible following the Closing.

                 (iv) In calculating the prorations hereunder, Doskocil shall pay all amounts accruing through the Closing Date, and Purchaser shall pay all amounts accruing after such date.

                  (v) All prorated amounts shall be reflected as appropriate adjustments to the Purchase Price paid at Closing.

          3.4. THE EARNOUT. In addition to the Purchase Price, Doskocil shall be entitled to receive and Purchaser shall pay to Doskocil up to an additional $10 million (the "Earnout Amount") for the Purchased Assets computed as follows:

               For a period commencing on the Closing Date and ending June 1, 2000 (the "Earnout Period"), Doskocil shall be entitled to receive 12.5% of the amount by which the Market Value (as herein defined) of all of Purchaser's equity securities exceeds the greater of (i) $156.6 million, or
(ii) the highest Market Value on any prior Determination Date (as herein defined), on each Determination Date; PROVIDED, HOWEVER, the aggregate of all such payments shall not exceed the Earnout Amount. Payments on the Earnout Amount shall be determined semi-annually commencing on December 1, 1995 and on each December 1 and June 1 through June 1, 2000, the expiration of the Earnout Period (such days, including the day on which the Earnout Period expires, being herein referred to as the "Determination Dates"); with any payment due within five (5) business days following each such Determination Date. The

Market Value of Purchaser's equity securities shall be determined by multiplying the average of the closing prices, as reported by NASDAQ (or by the New York Stock Exchange Composite Transactions or the American Stock Exchange or on such other national or regional exchange, if such securities are moved to any of such exchanges), of Purchaser's equity securities on the last trading day of each month during the six month period prior to each Determination Date by the total number of issued and outstanding shares of equity securities of Purchaser as of the Determination Date. For example, if the Market Value of Purchaser's common stock is calculated to be $158 million at December 1, 1995, Doskocil shall be entitled to a payment on the Earnout Amount of $175,000 ($158 million - $156.6 million = $1.4 million x .125 = $175,000). If on June 1, 1996, the Market Value of Purchaser's common stock is calculated to be $157.8 million, Doskocil will not be entitled to a payment on such Determination Date, but, however, if on December 1, 1996, the Market Value of Purchaser's common stock is calculated to be $160 million, Doskocil shall be entitled to receive an additional payment on the Earnout Amount of $250,000 ($160 million - $158 million = $2 million x .125 = $250,000). Such payments to be made until the earlier of (i) the day which is five years from the Closing Date and (ii) the receipt by Doskocil of the Earnout Amount. In the event that the equity securities of Purchaser ceases to be publicly traded during the Earnout Period, the balance, if any, of the Earnout Amount shall be due and payable to

Doskocil by Purchaser on a pro rata basis on subsequent Determination Dates through the end of the Earnout Period.

                                ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF SELLERS

          Sellers, jointly and severally, hereby represent and warrant to the Purchaser as follows:

          4.1. ORGANIZATION AND QUALIFICATION. Doskocil is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority to carry on its business as it is now being conducted. Doskocil is duly qualified to do business and in good standing as a foreign corporation in each state where the character of the property owned by it or the nature of its activities makes such qualifications necessary, including in the states of California, Georgia, Kansas and Oklahoma. Wilson is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority to carry on its business as it is now being conducted. Wilson is duly qualified to do business and in good standing as a foreign corporation in each state where the character of the property owned by it or the nature of its activities makes such qualification necessary, including in the states set forth on SCHEDULE 4.1 hereto. Concordia is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority to carry on its business as it is now being conducted. Concordia is duly qualified to do business and in good standing as a foreign corporation in each state where the character of the property owned by it or the nature of its activities makes such qualifications necessary, including in the state of Missouri. Dixie is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority to carry on its business as it is now being conducted. Dixie is duly qualified to do business and in good standing as a foreign corporation in each state where the character of the property owned by it or the nature of its activities makes such qualifications necessary, including in the state of Arkansas. Shreveport is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority to carry on its business as it is now being conducted. Shreveport is duly qualified to do business and in good standing as a foreign corporation in each state where the character of the property owned by it or the nature of its activities makes such qualifications necessary, including in the state of Louisiana.

          4.2. DUE AUTHORIZATION. Seller has full corporate power and authority to enter into and perform this Agreement and all other agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of this Agreement have been, and the execution, delivery and performance by Seller of all other agreements and transactions contemplated hereby and thereby have been or prior to Closing will be, duly authorized and approved by all requisite corporate action on the part of Seller. This Agreement has been, and the other agreements contemplated hereby, when executed, will be, duly executed and delivered by Seller and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto or thereto, this Agreement constitutes and, when executed, each of the other agreements contemplated hereby will constitute, a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally from time to time and to general principles of equity.

          4.3. NO VIOLATION. The execution, delivery and performance by Seller of this Agreement and the other agreements and transactions contemplated hereby and thereby will not cause any of the Sellers to violate any provision of their respective Certificates of Incorporation or By-laws. Except as described in SCHEDULE 4.3, Seller is not subject to or obligated under any provision of (i) any contract, indenture, deed of trust, mortgage, loan agreement or other instrument or other agreement, (ii) any license, franchise or permit, or (iii) any law (other than laws applicable to bulk sales transactions, compliance with such bulk sales laws is waived by Purchaser pursuant to SECTION 15.7 hereof), rule, regulation, order, judgment or decree, which would be breached or violated or in respect of which a right of termination or acceleration or any encumbrance, charge or lien on any portion of the Purchased Assets would be created by Seller's execution, delivery and performance of this Agreement or the other agreements and transactions contemplated hereby and thereby except for those breaches, defaults and violations that either (i) Doskocil shall have cured at or before the Closing or (ii) which would not have a material effect on the Purchased Assets or the business of the Division.

          Except for the H-S-R Act filings which will be made as soon as shall be practicable after the execution of this Agreement and the expiration of the waiting period thereunder, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or other person or entity (whether or not governmental) is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except as listed on
SCHEDULE 4.3.

          4.4. PERMITS. Seller has made available to Purchaser true, correct and complete copies of all permits, licenses or other governmental approvals of any kind listed on SCHEDULE 4.4 (collectively the "Permits"). The Permits listed on SCHEDULE 1.1(l) are transferrable to Purchaser. To Seller's knowledge, there are no permits, licenses or other approvals of any kind required by any governmental authority in connection with the use and occupancy of the Facilities, except as listed on SCHEDULE 4.4 hereto. Except as also set forth on SCHEDULE 4.4, Seller has not received notification of the violation, revocation or nonrenewal nor has it received notice of threatened revocations or nonrenewals of any material Permit and to the knowledge of Sellers, (i) no violation of any of the Permits has occurred at any time during the twelve months prior to the date hereof that would result in a material adverse effect on the operation of the Purchased Assets or the business of the Division, (ii) all the material Permits are in full force and effect, (iii) no action has been taken by Seller which would constitute a violation of any of the Permits and (iv) the material Permits have been duly and validly issued and constitute all permits, licenses or other governmental approvals necessary to operate or use the Purchased Assets in the manner in which the Purchased Assets are currently being operated. Seller's operations with respect to the Division are in compliance with applicable federal, state and local laws, ordinances, rules and regulations, except for such instances of noncompliance which, individually or in the aggregate, are not material, do not result in any lien, claim or encumbrance on any of the Purchased Assets and do not have a material effect on Purchaser's use of any of the Purchased Assets.

          4.5. PURCHASED ASSETS. Except as set forth in SCHEDULE 4.5 and the Permitted Exceptions described in SECTION 7.5, Seller owns, or on the Closing Date will own, and Purchaser will receive indefeasible, good and marketable title to all of the Purchased Assets, in each case subject to no liens, mortgages, pledges, privileges, adverse claims, security interest, encumbrances or charges of any kind.

          4.6. SIC CODE. The Division's SIC Code is 2010, which is the SIC Code under which the Division reports to the Department of Commerce.

          4.7. CONDITION OF PURCHASED ASSETS.

               (a) CONDITIONS. Except as expressly otherwise set forth in this Agreement, the Purchased Assets shall be conveyed to the Purchaser, the personal property under the Personal Property Leases and the leasehold estates subject to the Sales Office Leases shall be assigned to the Purchaser, on an "AS IS, WHERE IS," BASIS, WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER, EITHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, AS TO THE CONDITION OF SUCH ASSETS OR FITNESS OF SUCH ASSETS FOR ANY PARTICULAR OR GENERAL USE OR PURPOSE OR FOR THE PURCHASER'S OR SELLER'S BUSINESS OR AS TO MATERIALITY, MERCHANTABILITY OR VALUE OF THE PURCHASED ASSETS. SELLER HEREBY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES AND REPRESENTATIONS MADE TO PURCHASER BY ANY PERSON, WHETHER RELATING TO THE CONDITION, THE OPERATION OR OTHERWISE OF THE PURCHASED ASSETS, EXCEPT AS HEREIN EXPRESSLY SET FORTH.
Such transfer shall vest in Purchaser the full recourse and right of subrogation which Seller has or may have against all prior owners of such assets (but without any representation or warranty that Seller has or may have any such recourse or right).

          Sellers represent, jointly and severally, however, that the Purchased Assets are suitable and adequate and constitute all assets necessary for the operation of the Division as presently conducted by Seller, with the exception of the assets associated with the services to be provided pursuant to the Transition Service
Agreement and other services currently being performed by Doskocil for the Division set forth on SCHEDULE 4.7.

               (b) UTILITIES. Adequate public sanitary and storm sewers, public water facilities, and other public utilities necessary to Sellers' operation of the Facilities are installed and operational. All utilities can be used without any charge except normal and usual utility charges relating to consumption. All utilities enter such property either through adjoining public streets or within recorded easements. To Seller's knowledge there has not been any notification of any increase or proposed increase in the rates charged for the utilities from the rates currently in effect.

               (c) COMPLIANCE. Seller has not received any notification or other document from any governmental authority or any other person regarding any alleged violation of, or that Seller may have liability under any Environmental Laws or applicable zoning, building or other law, ordinance, code, or regulation involving any of the Purchased Assets, except where the failure to comply with such notification or document would not have a material adverse effect on the use by Purchaser of each of such Purchased Assets. Seller's operation of the Purchased Assets is in compliance with the Environmental Laws and all applicable zoning, building and other laws, ordinances, codes, and regulations as presently interpreted and enforced, except where the failure to comply would not have a material adverse effect on the use by Purchaser of such Purchased Assets.

               (d) HAZARDOUS MATERIALS REPORTS. To Seller's knowledge, Seller has delivered to Purchaser full, accurate, and complete copies of any and all reports, studies, tests, and other information in Seller's possession relating to the issue of the presence or suspected presence of any Hazardous Materials at any of the Facilities or the Purchased Assets. Seller shall promptly following its receipt thereof, furnish to Purchaser full, accurate, and complete copies of any such reports, studies, tests, and other information hereafter obtained by Seller.

          4.8. COMMISSIONS. No broker or finder has acted directly or indirectly for Seller in connection with this Agreement, or any other agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Seller.

          4.9. LEGAL PROCEEDINGS, DEFAULTS.  Except as set forth on
SCHEDULE 4.9, there is no legal, administrative, arbitration or other proceeding pending or outstanding order, writ, injunction or decree of any court, government or governmental authority or arbitration, of which the Seller has notice (or to the knowledge of the Seller, which has been threatened), against Seller or relating to the Purchased Assets which, if resolved against Seller, would have a material adverse effect on the Purchased Assets or the Division. Seller has not received notice of any default under any contract or agreement binding upon it, the effect of which would have a material adverse effect on the Purchased Assets.

          4.10.     EMPLOYEE BENEFIT PLANS AND COLLECTIVE
BARGAINING AGREEMENTS.

               (a) EMPLOYEE BENEFIT PLANS. SCHEDULE 4.10(a) contains a complete list of "employee welfare benefit plans" (as that term is defined in Section 3(1) of ERISA) in which active or former Facility Union Employees and Non-Union Employees (collectively, the "Affected Employees") participate (which plans, as applied to such Affected Employees are hereinafter referred to as "Seller's Welfare Plans"). SCHEDULE 4.10(a) also contains a complete list of "employee pension benefit plans" (as that term is defined in Section 3(2) of ERISA), excluding any "multiemployer pension plans" (as that term is defined in Section 3(37)(A) of ERISA) in which Affected Employees participate and all other plans affecting any of the other employees (which plans, other than multiemployer plans, as applied to such Affected Employees are hereinafter referred to as "Seller's Pension Plans"). Seller's Welfare Plans and Seller's Pension Plans are hereinafter collectively referred to as "Seller's Plans". Each of Seller's Plans is in material compliance with the provisions of all applicable laws, rules and regulations, which shall include by example and not by limitation ERISA and the Code except where failure to comply would not have a material adverse effect on the Purchased Assets.

               (b)  COLLECTIVE BARGAINING AGREEMENTS.  SCHEDULE
4.10(b) contains a complete and accurate list of all collective bargaining agreements affecting the Facility Union Employees of Seller who are assigned to the Division.

          4.11. DIVISION CONTRACTS. SCHEDULE 4.11 contains a complete and accurate list, as of the date of this Agreement, of
(i) all agreements or arrangements, oral or written, between Seller and Division customers, (ii) all agreements and arrangements, oral or written, between Seller and the Division employees, (iii) all agreements and arrangements, oral or written, between Seller and its shareholders, officers or directors that relate to ownership or operations of the Purchased Assets or the business of the Division, and (iv) all material agreements, oral or written, including the Copack Agreements, relating to any of the Purchased Assets or by which any of the Purchased Assets are bound (collectively as updated to the Closing Date, the "Division Contracts"). Complete copies of all written Division Contracts have been provided to Purchaser and complete summaries of all oral Division Contracts are attached to SCHEDULE 4.11. Except as set forth in SCHEDULE 4.11,
(x) Seller is in substantial compliance with its obligations under the Division Contracts, has received no notice from the other parties thereto of any actual or alleged material default or breach by Seller nor, to Seller's knowledge, does there exist any default or breach by any of the other parties thereto, nor to Seller's knowledge has any event occurred which, with the passage of time or the giving of notice (or both), would constitute such a breach or default by Seller or any other party and (y) none of the Division Contracts require the consent of the other contracting party for assignment to Purchaser. Seller shall assign all of its right, title and interest in and to the Division Contracts as of the Closing; provided, no Division Contract which is by terms or by law not assignable without the consent of the other party or parties, where such consent or approval has not been given, or as to which all the remedies for the enforcement thereof available to Seller would not by law pass to Purchaser as an incident of the assignments provided for by this Agreement, shall be assigned; PROVIDED, HOWEVER, Seller shall provide Purchaser the benefits of such unassigned Division Contract to the extent permitted by law. To the extent that such Division Contracts have been assigned to Purchaser, Purchaser shall assume Seller's obligations under the Division Contracts as of the Closing Date and as and to the extent permitted by applicable law.

          4.12. INSURANCE. Doskocil maintains a named perils policy (fire and extended coverage), a copy of which has been made available for inspection by Purchaser, currently with Royal Insurance Company covering the Facilities which coverage provides for full replacement of the insured property, and for coverage of business interruption losses, subject to a deductible of $100,000 (the "Insurance Deductible"). Such policy is in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have or will have been paid prior to Closing, and no notice of cancellation or termination has been received by Seller with respect to such policy. Such policy (i) is sufficient for compliance with all requirements of law and all agreements to which Seller is a party; (ii) is valid, outstanding and enforceable subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally from time to time and to general principles of equity; (iii) will remain in full force and effect through the Closing Date; and (iv) will not in any way be affected by, or terminate or lapse until the Closing Date by reason of, the transactions contemplated by this Agreement. SCHEDULE 4.12 identifies all risks which Seller has designated as being self-insured with respect to the Purchased Assets. Seller is not in default with respect to any provisions contained in the above described insurance policy, and there are no outstanding notices of cancellation or of any defects or inadequacies in connection with the Facilities or operation thereof.

          4.13. FINANCIAL STATEMENTS. The unaudited balance sheet and unaudited income statement of the Division as of and for the fiscal year ended December 31, 1994 (without footnotes), the unaudited income statements of the Division for the fiscal years 1992 and 1993 (without footnotes) and the unaudited balance sheet and unaudited income statement of the Division as of and for the thirteen weeks ended April 1, 1995 (without footnotes), collectively the "Financial Statements," are attached hereto as
SCHEDULE 4.13. The information contained in the Financial Statements for fiscal years ended December 31, 1994, January 1,

1994 and January 2, 1993 were included in the audited Financial Statements of Doskocil for such fiscal years . The Financial Statements present fairly, in all material respects, the financial position of the Division as of December 31, 1994 and April 1, 1995, and the results of operations for the years ended December 31, 1994, January 1, 1994 and January 2, 1993 and for the thirteen weeks ended April 1, 1995 and have been prepared in accordance with Doskocil's consistently applied internal accounting practices which are in conformance with GAAP, except as set forth in SCHEDULE 4.13. Except as set forth in SCHEDULE 4.13, the expenses included in the Financial Statements include all expenses associated with, or related to, the operation of the Division.

          The balance sheet, accounting schedule and other calculations which Doskocil is required to prepare and furnish to Purchaser in accordance with SECTION 3 of this Agreement will accurately and completely reflect the information required to be furnished as of the applicable date and will be prepared in accordance with Doskocil's consistently applied internal accounting practices which will be in conformance with GAAP except as described in SECTION 3 and as set forth in SCHEDULE 4.13.

          4.14 MULTIEMPLOYER PENSION PLANS. None of the Sellers maintains a "multiemployer pension plan" as defined in Section
3(37)(A) of ERISA and Section 414(f) of the Code which would apply to any of the Facility Union Employees.

          4.15 NO CONDEMNATION. Seller is not aware of any pending or threatened condemnation of any portion of any of the Facilities.

          4.16 NO NOTICE OF VIOLATIONS.  Except as set forth on
SCHEDULE 4.16, Seller has not received notice of any alleged failure or failures of Seller to comply with any applicable governmental requirements in respect of the use, occupation and construction of the Facilities, including but not limited to environmental, zoning, platting and other land use requirements which have not been heretofore corrected to the satisfaction of the appropriate governmental authority, and Seller has not received notice of or does not have knowledge of any violations or investigations relating to any such governmental requirement. Seller has not received advice from any of its mortgagees or from any insurer of the Facilities or any part thereof requesting any improvements, alterations, additions, corrections, or other work in, on or about the Facilities. Seller will promptly notify the Buyer if Seller receives any such notice.

          4.17 NO DEFAULTS. Seller has not received notice that it has committed any default or breach of any covenants, conditions, restrictions, rights-of-way, or easements which pertain to any of the Facilities or any portion thereof, and to Seller's knowledge no such default or breach now exists.

          4.18 SPECIAL ASSESSMENT. No special or general assessments have been levied against all or any part of any of the Facilities, nor to Seller's knowledge have any such assessments been threatened.

          4.19 INFORMATION CORRECT. To best of Seller's knowledge, the lists, documents, data and information required to be delivered by Seller to Purchaser pursuant to this Agreement are materially complete and correct. Seller shall promptly inform Purchaser of any material changes in the condition of the Facilities not reflected in said documentation.

          4.20 PUBLIC IMPROVEMENTS. There are no notices outstanding calling attention to the need for any unperformed curbing, recurbing, paving, repaving, or other construction, improvements, or work on or about the Facilities or any streets or roads abutting the Facilities, or the removal of any nuisance from the Facilities or any of the foregoing. All street paving, curbing, sewer installation, or other public improvements which have been constructed or installed at the Facilities which have been ordered to be constructed or installed and for the cost of which the Facilities is assessable have been paid for and will not be assessed and all assessments have been paid in full.

          4.21 TAXES. To Seller's best knowledge, the total real, personal and AD VALOREM taxes payable in 1995 with respect to all of the Facilities are set forth on SCHEDULE 4.21.

          For the year 1995 and subsequent years, Seller has not received notice of any proposed increase in the assessed valuation of the Facilities or any portion thereof. No other taxes, levies or assessments are due or will become due with respect to the Facilities.

          4.22. ASSESSED VALUE. The assessed values and taxes on the Facilities for year 1994 which assessments have been made on a fully completed building basis are set forth on SCHEDULE 4.22.

          4.23. ZONING NOTICES. The zoning classifications of the Facilities are as described on SCHEDULE 4.23.

          Except as set forth on SCHEDULE 4.23, Seller has not received from any governmental authority, holder of any mortgage, or board of fire underwriters (or other body performing similar functions) any notices asserting any violation of any applicable law, regulation, or other governmental requirement. If such notices are served or received prior to Closing, Seller will effect full compliance therewith prior to Closing or as soon thereafter as may be practicable.

          4.24 PEST CONTROL. Seller maintains a program of control regarding vermin and other pests at each of the Facilities in order to keep the Facilities free from infestation in conformity with the rules and regulations promulgated by the USDA.

          4.25 SELLER NOT A FOREIGN PERSON. None of the Sellers is a foreign person as defined in Section 1445(f)(3) of the Code.

          4.26 ENVIRONMENTAL WARRANTIES.  Except as set forth on
SCHEDULE 4.26, to the knowledge of Seller's, the Facilities and the Machinery and Equipment :

               (a)  are free of friable asbestos;

               (b)  are free of PCB's;

               (c) do not have levels of radon gas requiring abatement or remediation;

               (d) are free from all other Hazardous Materials requiring abatement or remediation under the Environmental Laws.

          To the best of Seller's knowledge, no fact, condition or occurrence exists or has occurred that is related in any way to the Facilities or the Machinery and Equipment that would afford any governmental agency or any other person the right to obtain relief of any material kind under the Environmental Laws from Seller or Purchaser, assuming Purchaser should acquire the Facilities and the Machinery and Equipment and should then use and operate them in the same and identical manner in which they are currently being used and operated.

          4.27 SALES OFFICE LEASES. The following is true with respect to each Sales Office Lease:

               (a) The Sales Office Lease is valid and in full force and effect in accordance with its terms, has not been modified except as set forth on the copies delivered by Seller or Doskocil to Purchaser, and SCHEDULE 1.1(h) contains an accurate and complete list of all the material documents which comprise the Sales Office Leases or affect the rights of the parties thereto.

               (b) Subject to SECTION 3.3, all obligations of Seller under the Sales Office Leases which accrue prior to or on the Closing Date shall have been performed and paid for in full by Seller on or prior to Closing.

               (c) To the best of Doskocil's knowledge, there has been no material default or event which, with the giving of notice or lapse of time (or both), would constitute a default on Doskocil's part under the Sales Office Leases.

          4.28 CONDITION OF THE FACILITIES.  To the best of
Doskocil's knowledge, there are no structural defects in any of the Facilities, or major capital improvements required (which cost would exceed $100,000), except as set forth on SCHEDULE 4.28.

          4.29 SELLERS' MARKS. All of the Sellers' Marks are listed or described on SCHEDULE 1.1(f) to this Agreement and, except as disclosed in SCHEDULE 1.1(f), are the sole and exclusive property of Seller. Except as disclosed on SCHEDULE 1.1(f), the Sellers' Marks constitute all of the trademarks, trade names, logos, symbols, copyrights and service marks that Seller is currently using in connection with the business of the Division, or which were used by Seller in connection with the sale of any products the sales of which were reflected in the Financial Statements. The Sellers' Marks are sufficient to conduct the business of the Division as presently being conducted. Except as disclosed on SCHEDULE 1.1(f), the Sellers' Marks have not been hypothecated, assigned or licensed, in whole or in part, to any other person or entity, and to the best of Sellers' knowledge, do not infringe upon or violate the rights of any person or entity in the jurisdictions in which they are used or registered, and are not subject to challenge, claims of infringement, unfair competition or other claims.

          4.30 EMPLOYEES.

               (a) Doskocil has provided Purchaser a list, as of the date of this Agreement, of all employees of the Division, and their dates of hire, positions, base salary and commission schedule (if applicable). Except as set forth on SCHEDULE 4.11, none of such employees has any understanding or agreement (written or otherwise) with Seller.

               (b)  Doskocil will, at Purchaser's request,
cooperate in assisting Purchaser in obtaining Seller's experience rating for workers' compensation and state unemployment insurance; provided, however, nothing herein contained shall require Seller to provide any undertakings or guaranties or make any out-of-pocket expenditures in connection with such cooperation.

          4.31 ABSENCE OF CHANGES OR EVENTS. Except as disclosed on SCHEDULE 4.31 to this Agreement or as disclosed in the Financial Statements, Seller has operated the Division only in the ordinary course and there has not been, since April 1, 1995, any material adverse change in the financial position or results of operation of the Division except changes resulting from economic conditions or consumer trends affecting the branded meat industry in general.

          4.32. NET FIXED ASSETS.  Except as disclosed on SCHEDULE
4.32 and for minor or inconsequential items of little or no value and for Excluded Assets, no item which was reflected as "Land," "Buildings" or "Machinery & Equipment" on the Consolidated Balance Sheet of the Retail Division, dated January 28, 1995 of the Division, which balance sheet is attached to SCHEDULE 4.32, has been transferred, sold, encumbered or otherwise disposed of since January 28, 1995.


                                 ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF PURCHASER

          Purchaser represents and warrants to Seller as follows:

          5.1. ORGANIZATION AND QUALIFICATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Michigan and has the requisite corporate power and authority to carry on its business as it is now being conducted. Purchaser is duly qualified to do business and in good standing as a foreign corporation in the states of California, Illinois, Kansas, Massachusetts, Missouri, New Jersey, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, Tennessee and Utah.

          5.2. DUE AUTHORIZATION. Purchaser has full corporate power and authority to enter into and perform this Agreement and all other agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement has been, and the execution, delivery and performance by Purchaser of all other agreements and transactions contemplated hereby have been or prior to Closing will be, duly authorized and approved by all requisite corporate action on the part of Purchaser. This Agreement has been, and the other agreements contemplated hereby, when executed, will be, duly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, this Agreement constitutes and, when executed, each of the other agreements contemplated hereby will constitute, a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally from time to time and to general principles of equity.

          5.3. NO VIOLATION. The execution, delivery and performance by Purchaser of this Agreement and the other agreements and transactions contemplated hereby will not cause Purchaser to violate any provision of its Articles of Incorporation or By-laws. Except as described on SCHEDULE 5.3, Purchaser is not subject to or obligated under any provisions of (i) any contract, indenture, deed of trust, mortgage, loan agreement or other agreement, (ii) any license, franchise or permit, or (iii) any law, rule, regulation, order, judgment or decree, which would be breached or violated or in respect of which a right of termination or acceleration or any encumbrance, charge or lien on any portion of the Purchased Assets would be created by Purchaser's execution, delivery and performance of this Agreement or the other agreements and transactions contemplated hereby except for those breaches, defaults and violations that Purchaser shall have cured at or before the Closing.

          Except for the H-S-R Act filings which will be made as soon as shall be practicable after the execution of this Agreement and the expiration of the waiting period thereunder, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or other person or entity (whether or not government) is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          5.4. COMMISSIONS. No broker or finder has acted directly or indirectly for Purchaser in connection with this Agreement or any other agreement or the transactions contemplated hereby or thereby, and no broker is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Purchaser.


                                ARTICLE VI

                   CONDUCT OF BUSINESS PRIOR TO CLOSING

          6.1. CONDUCT OF BUSINESS. The business of Seller with respect to the Division between the date hereof and the Closing Date, to the reasonable best efforts of Seller, shall be conducted only in the ordinary course. Without limitation of the foregoing, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, Seller shall use its reasonable best efforts to maintain the operation of the Division pending Closing and in so doing shall (i) continue its business in the ordinary and usual course through the Closing; (ii) maintain and repair all of the Purchased Assets in accordance with past practice through the Closing as long as such assets are in the possession of and owned by Seller; (iii) use its reasonable best efforts to preserve the business organization and good will of the Division intact, including Seller's relationships with suppliers, employees, customers, brokers, agents and others as they relate to the Purchased Assets or the Division through the Closing; (iv) not enter into any material agreements, contracts, purchases or sales in respect of the Purchased Assets and the Division except in the ordinary course of business including any agreement, contracts, purchases or sales that would dispose of the Purchased Assets; (v) not transfer, sell, encumber or otherwise dispose of any of the Net Fixed Assets, without the written approval of Purchaser; (vi) comply with all applicable laws, rules and regulations of each federal, state, municipal and administrative authority having jurisdiction over the Purchased Assets and the operations of the Division, and with the provisions of Seller's Plans, to the Closing; (vii) operate the Purchased Assets as long as the Purchased Assets are owned by and in possession of Seller in accordance with past practices; (viii) maintain insurance in the ordinary course of business with respect to the Purchased Assets, including coverage for business interruption losses, as long as the Purchased Assets are owned by and in the possession of Seller until the Closing Date; (ix) not increase the base salary of any Facility Union Employee or Non-Union Employee except in accordance with Seller's past practices, existing agreements and Division policies; (x) comply with its obligations, if any, under, and not amend or modify, the Sales Office Leases and (xi) pay all costs, expenses, liabilities and obligations in the ordinary course when due, regardless of whether any such items are to be reimbursed by Purchaser under this Agreement.

          6.2. CAPITAL EXPENDITURES.  Other than as set forth on
SCHEDULE 6.2, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed, Seller shall not commit to expend any monies for capital items which Purchaser would be required to pay for or assume under this Agreement. Commitments for capital expenditures which shall be assumed by Purchaser in accordance with this Agreement are set forth on
SCHEDULE 6.2 attached hereto and are deemed part of the Assumed
Liabilities.

          6.3. BOOKS AND RECORDS. Seller shall maintain the books, accounts and other records (including employee records) with respect to the Division in its customary manner consistent with past practices so as to fully and accurately reflect all information concerning the Purchased Assets and the operation of the Division relevant to this Agreement.

          6.4. ABSENCE OF CERTAIN DEVELOPMENTS. Sellers, jointly and severally, represent and warrant that, except as set forth in
SCHEDULE 6.4, since April 1, 1995, the Division has not received
(i) any notice from any customer of the Division that accounted for one (1) percent or more of the Division's gross sales during the twelve month period prior to the date hereof (a "Significant Customer") stating such customer's intention to sever or curtail its business relationship with the Division; or (ii) any notice, either oral or written, from the lessor under any Personal Property

Lease or any Sales Office Lease; or (iii) any notice or other document of any kind from any governmental authority or anyone else regarding any Environmental Condition or any claim of violation or alleged violation of Environmental Laws. From the date of this Agreement through the Closing Date, Seller shall use their reasonable best efforts to provide Purchaser with any additional notices, either written or oral, regarding the matters described in this SECTION 6.4, provided, however, the failure of Seller to provide such notices shall not constitute a default or breach by Seller of this Agreement unless such failure would constitute a separate breach of another representation, warranty or covenant contained in this Agreement.


                                ARTICLE VII

                 OBLIGATIONS PRIOR, AS OF, AND SUBSEQUENT
                              TO THE CLOSING

          The parties agree that, prior to the Closing and, where specifically indicated below, subsequent to the Closing:

          7.1. ACCESS. Seller shall afford the officers, employees, agents, counsel and consultants of Purchaser access at all reasonable times and upon reasonable notice given to a person appointed by Horst O. Sieben, Doskocil's Senior Vice President and Chief Financial Officer, who shall establish reasonable conditions for such access, from the date hereof to the Closing, to the Facilities, the Facility Union Employees and the Non-Union Employees, assets, books, contracts, tax returns, documents and other records (including employee records) containing information relevant to the Purchased Assets, and shall furnish the Purchaser all financial, operating and other data and information with respect to the Division as the Purchaser, through its officers, employees, counsel, consultants or agents may reasonably request. Purchaser's right of access shall include the right to make a physical inspection of the Facilities and to take samples, soil borings and conduct tests with respect to the condition, including without limitation the environmental condition, of the Facilities at Purchaser's sole cost and expense (which shall include the repair of any damages to the Facilities to the reasonable satisfaction of Doskocil), PROVIDED, HOWEVER, Purchaser shall be liable to Sellers for any and all Losses incurred by Seller and shall indemnify and hold harmless Seller from Losses to Seller or third parties resulting from such acts, PROVIDED, FURTHER, HOWEVER, no such acts shall be undertaken without the prior written consent of Doskocil which consent shall not be unreasonably withheld or delayed. Upon the request of Doskocil, its representative shall have the right to accompany any representative of Purchaser on any inspection of any of the Purchased Assets. Seller shall not be liable for any claims for personal injury and property damage during Purchaser's inspection of the Purchased Assets except to the extent that they were caused by Seller's negligence or willful misconduct.

          7.2. CONSENTS; ADDITIONAL AGREEMENTS.  Purchaser and
Seller agree to cooperate and promptly take, or use their reasonable best efforts to cause to be taken, all action and to cooperate and promptly do, or use their reasonable best efforts to cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including (i) the removal of any legal impediment to the consummation or effectiveness of such transactions and (ii) the obtaining of all necessary and material waivers, consents and approvals of all third parties and governmental bodies, and the making of all necessary filings, including, but not limited to, filings under the H-S-R Act with the FTC and the U.S. Department of Justice. Purchaser and Seller shall bear equally any and all filing fees which either of them is required to pay to the FTC, under the rules of the FTC, in respect of any filings under the H-S-R Act. Except as provided in the preceding sentence, the foregoing shall not require any party to file any suit or make any divestiture of other assets or operations or expend funds that such party reasonably considers to be excessive.

          7.3. DISCLOSURES. Within ten (10) days after the date of this Agreement, Doskocil shall deliver to Purchaser complete and accurate copies of all recorded and unrecorded real property agreements, easements, rights-of-way agreements, restrictive covenants, and encumbrances relating to the Facilities that are in the possession of Seller or of which Doskocil is aware and to which it has access.

          7.4. SURVEYS. Within thirty (30) days after the date of this Agreement, Doskocil shall deliver to Purchaser six copies of plats of surveys of each of the Facilities. The surveys shall be performed by licensed surveyors reasonably acceptable to Doskocil and Purchaser. Each plat shall be dated no earlier than thirty (30) days prior to the date of this Agreement and shall be certified to Doskocil, Purchaser, any lender designated by Purchaser, and the Title Company (as defined below) as having been made in compliance with applicable law and in accordance with the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys or substantially equivalent state standards and shall also show set back and building height restrictions of record or disclosed by applicable zoning or building codes, flood zone designation, all improvements in addition to buildings, visible and recorded easements, indication of access to a public way such as curb cuts and driveways, recorded rights-of-way, encroachments, and total area. The legal description of the real property on each plat shall coincide exactly with the legal description in the title insurance commitment for such property.

          7.5. TITLE REVIEW/UCC SEARCHES. Within fifteen (15) days after the date of this Agreement, Doskocil shall, at its expense, deliver to Purchaser a commitment for an owner's policy of title insurance for each Facility along with copies of all documents described in the commitments that are the basis for exceptions to coverage (the "Underlying Documents"). The commitments shall be issued by Lawyer's Title Insurance Corporation as to the Shreveport

Facility and Chicago Title Insurance Company as to the other Facilities (collectively the "Title Company") and shall be dated no earlier than thirty
(30) days prior to the date of this Agreement. The commitments shall name Purchaser as the proposed insured and provide for coverage in the amount of the Purchase Price allocated to each Facility with standard exceptions deleted and zoning endorsements. Purchaser shall have a period (the "Review Period") ending fifteen (15) days after the date on which Purchaser receives the commitments, the Underlying Documents, the plats, the documents described in SECTION 7.3 and the tax lien and UCC searches described below in which to notify Doskocil of any objections Purchaser has to any Major Title Defects (as defined below) disclosed in the commitments and the plats, as well as Minor Title Defects (as defined below). Any Major Title Defects or Minor Title Defects that are disclosed in the commitments or the plats to which Purchaser does not object in writing within the Review Period or which Purchaser subsequently waives shall be deemed to be permitted exceptions to the status of Seller's title (the "Permitted Exceptions"). With regard to Major Title Defects to which Purchaser does object within the Review Period, Seller shall have fifteen (15) days after receipt of Purchaser's written objections in which to cure such objections or secure the undertaking of the Title Company to insure Purchaser against such matters. If Seller is unable or elects not to cure such objections or obtain a commitment for insurance against such matters, Purchaser, at its option, may waive its objections and purchase the Property without reduction of the Purchase Price or terminate this Agreement with respect to the affected Facility. If Purchaser so terminates this Agreement, Purchaser and Seller shall have no further obligations to each other under this Agreement. With respect to Minor Title Defects to which Purchaser does object within the Review Period, Seller shall use reasonable efforts to cure or remove such matters prior to Closing. However, Purchaser shall have no right to terminate this Agreement on the basis of Minor Title Defects.

          The term "Major Title Defect" means with respect to any Facility any condition of title that will materially interfere with Purchaser's operation of any of the Facilities in the manner in which Seller has operated such Facility over the past twelve months, including, without limitation: (i) any building encroachment on real estate that is not part of a Facility for which Purchaser cannot obtain insurance against forced removal of the encroaching portion of the building; (ii) any defect in Seller's chain of title which prevents Seller from being able to convey marketable title in fee simple at the Closing; (iii) any lack of access or easements necessary to allow continued operation of the Facility in the manner in which Seller has been operating; (iv) material violations of zoning laws or regulations; and
(v) any lien, claim, or encumbrance securing an obligation. Any Major Title Defect shall be determined and cured in accordance with the title examination standards of the state in which the affected Facility is located. "Minor Title Defects" means any deficiency of title that is not a Major Title Defect.

          Permitted Exceptions shall also include real estate taxes for the year of the closing and subsequent years (which shall be prorated in accordance with this Agreement) and those matters that are disclosed in the commitments and plats to which Purchaser consents or which Purchaser waives pursuant to this Agreement.

          Within fifteen (15) days after the date of this Agreement, Doskocil shall, without expense to Purchaser, furnish Purchaser tax lien and UCC searches with respect to the Purchased Assets, showing all liens and encumbrances thereon.

          7.6. TITLE POLICY. At the Closing, Doskocil, at its expense, shall cause the Title Company to issue to Purchaser either Title Policies, as defined in SECTION 7.13(h) or marked-up title insurance commitments that will assure Purchaser that it will be able to obtain owner's policies of title insurance at the expense of Doskocil pursuant to the commitments and insuring that as of the Closing Purchaser has indefeasible fee simple title to the Facilities subject only to the Permitted Exceptions. Doskocil and Purchaser shall furnish the Title Company with such affidavits and certificates as are reasonably requested by the Title Company for issuance of the title insurance policies.

          7.7. BOOKS AND RECORDS. Concurrently with Purchaser taking control of the Facilities at the Closing, Seller shall deliver to Purchaser the maintenance logs and records relating to the Facilities and the Machinery and Equipment located therein. Subsequent to the Closing, the Seller will, to the extent reasonably necessary or helpful or relevant to the transfer of the

Purchased Assets and Assumed Liabilities or as required by law, or administrative rules or regulations (including but not limited to, requirements under the Code), (i) retain and, as the Purchaser may reasonably request, permit the Purchaser and its agents to inspect and copy, all books and records of the Seller which relate to the operation of the Division during the period prior to the Closing Date and which are retained by Seller and (ii) assist in arranging discussions with (and the calling as witnesses of) officers, directors, employees and agents of the Seller on matters which relate to the Purchased Assets, the Division or the Assumed Liabilities.

          7.8. THIRD PARTY CLAIMS. From and after the Closing, and subject to ARTICLE XIII hereof, the parties shall reasonably cooperate with each other with respect to any claims made or litigation which relate to the operation of the Purchased Assets and/or the Division prior to the Closing, provided that the party requesting cooperation shall reimburse the other party for the other party's reasonable out-of-pocket costs (not to include cost of employee time) and expenses of furnishing such cooperation.

          7.9. REMOVAL OF SIGNS. Except for the Sellers' Marks comprising a portion of the Purchased Assets, the signs bearing the Sellers' or any of their affiliates names and/or logos shall be removed from the Purchased Assets by Purchaser, without expense to Seller, within forty-five (45) days after the Closing Date.

          7.10. CASUALTY OR CONDEMNATION.

               (a) MACHINERY AND EQUIPMENT. If, prior to the Closing, any of the Machinery and Equipment should be damaged by fire or other casualty, such damaged or destroyed asset shall be either repaired or replaced by Seller to the reasonable satisfaction of Purchaser or shall be retained by Seller and its book value as of January 28, 1995 shall be subtracted from the Purchase Price to be paid by Purchaser.

               (b) THE FACILITIES - FIRE OR CASUALTY. If, prior to the Closing, any portion of any of the Facilities is damaged by fire or other casualty, if Seller is able, it shall prior to the Closing repair or rebuild such damaged Facility. If, however, Seller is unable to repair or rebuild such damaged Facility prior to the Closing, this Agreement shall not be affected and the parties shall proceed to Closing as herein otherwise provided, subject to Seller providing Purchaser with an assignment of the proceeds of any insurance policy, including the business interruption proceeds from and after the Closing. Further, if the proceeds of the fire and casualty portion of such insurance policy are in excess of funds as shall be reasonably necessary and requisite to repair or rebuild the damaged Facility to its former operational state prior to the fire or other casualty, such excess funds shall belong to and shall be the property of Purchaser.

               (c) THE FACILITIES - CONDEMNATION. If, prior to the Closing, condemnation or eminent domain proceedings shall be threatened or commenced against any of the Facilities, this Agreement shall not be affected and the parties shall proceed to

Closing, provided, however, Seller shall assign to Purchaser all of its right, title and interest in and to any award to be received from any governmental or other authority.

               Notwithstanding the foregoing, if at any time prior to the Closing Date, any public authority shall, under the power of eminent domain, take any part of the buildings upon any of the Facilities or so much of any Facility that there is no longer sufficient land to provide, in a manner in compliance with applicable governmental ordinances, parking to serve such Facility or access to such Facility, then Purchaser shall have the right to terminate this Agreement by written notice to Doskocil within thirty (30) days after receipt of such notice of such taking.

               (d) SETTLEMENTS. Seller will not, prior to the Closing Date, pursue or settle any casualty or condemnation claim, if available to it, with respect to the Facilities (unless repair will be fully completed to the reasonable satisfaction of Purchaser prior to the Closing Date) without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed.

          7.11. CONFIDENTIALITY.

                (a) Doskocil and Purchaser have entered into a Confidentiality Agreement dated February 11, 1995, which agreement is incorporated herein by reference. Notwithstanding such agreement, neither Purchaser nor Seller shall have the right to disclose this Agreement, except to their respective counsel, accountants and consultants, without the prior written consent of the other.

                (b) In the event the transactions contemplated hereby are not consummated, Purchaser shall not use in any manner or disclose the Information (as such term is used in the Confidentiality Agreement), unless such Information is currently public or is hereafter disclosed, through no act or omission of Purchaser in violation of the Confidentiality Agreement or this SECTION 7.11, and Purchaser shall return to Doskocil all copies of the Information; PROVIDED, however, that any portion of the Information which consists of analyses, compilations, forecasts, studies or other documents prepared by Purchaser or any of their affiliates shall be destroyed by Purchaser upon Doskocil's request and Purchaser shall confirm such destruction to Doskocil in writing.

          Likewise, in the event the transactions contemplated hereby are not consummated, Seller shall not use in any manner or disclose any information relating to Purchaser it has acquired by reason of the negotiations leading to the execution of this Agreement, unless such information is currently public or is hereafter disclosed, through no act or omission of Seller in violation of the Confidentiality Agreement or this SECTION 7.11; PROVIDED, however, that any such information which consists of analyses, compilations, forecasts, studies or other documents prepared by Doskocil or any of its affiliates shall be destroyed by Doskocil upon Purchaser's request and Doskocil shall confirm such destruction to Purchaser in writing.

          7.12. PUBLIC ANNOUNCEMENTS. Whether prior to Closing or within thirty (30) days after the Closing or termination of this Agreement, and subject to SECTION 8.8 hereof, each party agrees to use its best efforts to consult with the other before issuing any press releases or otherwise making any public statements with respect to the transactions contemplated by this Agreement and, except as may be necessary to comply with legal or stock exchange requirements, shall not issue any such press release or make any such public statement prior to the other party approving of such press release or public statement. No approval by either party of any such press release or public statement shall be unreasonably withheld or delayed.

          7.13. THE CLOSING. On the Closing Date, at the Closing, Seller and Purchaser shall execute and deliver the following:

                (a) THE PURCHASE PRICE. The Purchaser shall deliver the Purchase Price to the Doskocil Account by wire transfer of readily available funds.

                (b) BILL OF SALE (MACHINERY AND EQUIPMENT) AND PERSONAL PROPERTY LEASES. The Seller shall execute and deliver to the Purchaser the Bill of Sale (Machinery and Equipment) in substantially the form of EXHIBIT B and Purchaser and Seller shall execute and deliver to the other the Assignment and Assumption of Personal Property Leases, in substantially the form of EXHIBIT A, respectively.

                (c) NONCOMPETE AGREEMENT. Seller and Purchaser shall enter into and deliver to the other the Noncompete Agreement in substantially the form of EXHIBIT C hereto.

                (d) ASSIGNMENT AND ASSUMPTION OF THE DIVISION CONTRACTS. The Purchaser and Seller shall enter into and deliver to the other the Assignment and Assumption of Division Contracts Agreement in substantially the form of EXHIBIT D hereto.

                (e) ASSIGNMENT OF TRADE NAMES. Seller shall execute and deliver to Purchaser the Assignment of Trade Names covering the Seller's Marks substantially in the form of EXHIBIT E hereto.

                (f) ASSIGNMENT AND ASSUMPTION OF ASSUMED LIABILITIES. Seller and Purchaser shall execute and deliver each to the other the Assignment and Assumption of Assumed Liabilities concerning the Accounts Payable and the Accrued Liabilities substantially in the form of EXHIBIT F hereto.

                (g) WARRANTY DEEDS. Sellers shall execute and deliver to Purchaser Warranty Deeds substantially in the form of EXHIBIT G hereto.

                (h) TITLE POLICIES. A policy or policies of title insurance shall be delivered by Seller to Purchaser in accordance with SECTION 7.6.

                (i) ASSIGNMENT AND ASSUMPTION OF SALES OFFICE LEASES. The Purchaser and Seller shall enter into and deliver to the other the Assignment and Assumption of Sales Office Leases in substantially the form of EXHIBIT H hereto.

                (j) ASSIGNMENT AND ASSUMPTION OF RECEIVABLES AND CUSTOMER PURCHASE ORDERS. The Purchaser and Seller shall enter into and deliver to the other the Assignment and Assumption of Receivables and Customer Purchase Orders in substantially the form of EXHIBIT I hereto.

                (k) OTHER DOCUMENTS. Purchaser and Seller shall execute and deliver to the other the other documents and certificates described in SECTIONS 9.3, 9.4, 9.5, 10.4, 10.5, 10.6 AND 10.7 and such other instruments and documents reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

          7.14. ENVIRONMENTAL MATTERS.

                (a) REVIEW. Doskocil, at its expense, has engaged, to which engagement Purchaser has agreed, GaiaTech, Inc. (the "Environmental Consultant") to conduct a "Phase I Environmental Site Assessment and Compliance Review" of the Facilities. Such assessment and review shall be conducted in conformance with the scope and limitations of ASTM Practice E 1527-94 (or any more recent ASTM Practice that superseded it) and this Agreement. In performing the Phase I Environmental Assessment and Compliance Review, the Environmental Consultant shall use its reasonable best efforts to also perform all activities and obtain all information reasonably necessary to determine whether: (a) the condition of the Facilities and the Machinery and Equipment, and all facts related thereto, conform to and are consistent with the statements regarding the Facilities and the Machinery and Equipment made to the knowledge of Seller in SECTION 4.26 and SECTION 7.14(c); (b) any violation of the Environmental Laws has occurred or been alleged to occur at, or in connection with, the use or operation of, the Facilities or the Machinery and Equipment, and whether any governmental agency or any other person has alleged in any manner that any person has any liability under the Environmental Laws related in any way to the ownership, use or operation of the Facilities or the Machinery and Equipment; (c) any other Environmental Condition exists that is related to the Facilities or the Machinery and Equipment; (d) assuming Purchaser has obtained all requisite environmental and other permits designated by the Environmental Consultant, Purchaser may commence using and operating the Facilities and the Machinery and Equipment immediately upon acquiring them and by so doing will not be in violation of any of the Environmental Laws; PROVIDED, HOWEVER, that notwithstanding use of its reasonable best efforts, if the Environmental Consultant is unable to obtain any or all of the information required by subparagraphs (a) through
(d) hereof, or cannot obtain any or all of such information within a reasonable period of time so as to not unduly delay the Closing, such failure shall not excuse the Purchaser from fulfilling its obligation to close the transactions contemplated by the Agreement nor shall it excuse Seller from its obligation to remediate, cure or otherwise correct Environmental Conditions as described herein; PROVIDED, FURTHER, HOWEVER, Purchaser shall be responsible for all costs and expenses of the Environmental Consultant resulting or arising from determining the foregoing matters to the extent any such determinations exceed the activities and information of a customary Phase I environmental assessment.

          If the Environmental Consultant concludes, after performing the Phase I Environmental Assessment and Compliance Review, that a Phase II Environmental Assessment is reasonably necessary to reach a reasonably reliable conclusion regarding any issue or matter addressed initially in the Phase I Environmental Assessment and Compliance Review, then Doskocil shall retain the Environmental Consultant, at its expense, to perform a Phase II Environmental Assessment. The Environmental Consultant shall deliver to Doskocil and Purchaser a detailed written report of the Phase I Environmental Assessment and Compliance Review and, if performed, the Phase II Environmental Assessment (collectively, the "Environmental Reports"). Each report prepared by the Environmental Consultant shall contain a statement that the report was prepared for the benefit of, and may be relied upon by, Seller and Purchaser. Furthermore, subject to the provisions of SECTION 7.14(b), the Environmental Consultant shall perform and certify it has performed any and all work necessary to (i) constitute "appropriate inquiry" for purposes of Section 101(35)(B) of CERCLA and (ii) be consistent with good commercial and customary practice, such that Purchaser would have the benefit of an innocent purchaser or innocent landowner defense under CERCLA and all other federal, state and local environmental laws that permit such a defense. If the Environmental Reports indicate the existence of any

Environmental Condition, the Environmental Consultant shall provide a proposed plan to remediate or correct or cure the Environmental Conditions and the estimated cost thereof (the "Remedial Plan"). An "Environmental Condition" is:

                (A) any generation, treatment, disposal, arrangement for disposal, discharge, emission, release, or presence of, any Hazardous Material at, in, on, or under the Facilities or Machinery and Equipment (i) that violates the Environmental Laws, (ii) in any amount or concentration that exceeds any applicable standard or requirement issued under the Environmental Laws, (iii) that would afford any governmental agency or any other person the right to obtain relief under the Environmental Laws from Seller or Purchaser, assuming Purchaser acquires the Facility and the Machinery and Equipment and then uses and operates them in the same and identical manner in which they are currently being used or operated by Seller; (B) Seller's not holding in good standing any permit, license or other approval of any kind, required under the Environmental Laws for Seller's current use and operation of the Facilities and the Machinery and Equipment; (C) the absence at the Facilities or the Machinery and Equipment of any pollution control or treatment equipment or facility, or any other equipment or facility, required under the Environmental Laws for Seller's current use and operation of the Facilities and the Machinery and Equipment; and (D) any other violation of the Environmental Laws related to the Facilities or the Machinery and Equipment; PROVIDED, HOWEVER, the phrase "Environmental Condition" shall not be deemed to include any fact, occurrence or condition that arises from and after the Closing resulting in the violation of an Environmental Law unless such violation is committed by Seller.

          The Remedial Plan shall prescribe all measures necessary to ensure that, following its implementation, each Environmental Condition shall have been remediated, cured, and/or eliminated in accordance with the Environmental Laws, which, after implementation and completion thereof, will result in the Purchased Assets being in compliance with the Environmental Laws.

          Within twenty (20) days from the date of this Agreement, Doskocil shall deliver to Purchaser an "Environmental Disclosure Document for Transfer of Real Property," a copy of which is attached hereto as Exhibit J, for each Facility.

                (b) REMEDIATION. Seller, at its expense, shall remediate the Environmental Conditions, if any, in accordance with the Remedial Plan, and shall be deemed to have completed its implementation of the Remedial Plan in accordance with the requirements of this Agreement when the Environmental Consultant certifies in writing to Seller and Purchaser that Seller has remediated, cured, and/or eliminated every Environmental Condition, if any, in accordance with the Environmental Laws in effect at the time of completion and to the reasonable satisfaction of the Environmental Consultant and Purchaser; provided, however, if at any time prior to Closing in the reasonable opinion of the Environmental Consultant the cost to implement and complete the Remedial Plan exceeds $500,000, Seller may terminate this

Agreement. Upon completion of the Remedial Plan, the Environmental Consultant shall furnish Seller and Purchaser with its written certification of remediation of the Environmental Conditions in accordance with the Remedial Plan (the "Certification"). Once Seller has remediated the Environmental Condition Seller shall have no further liability or responsibility for any further remediation which may be required under Environmental Laws with respect to such Environmental Condition. It is understood and agreed that Seller shall not be responsible for violations of Environmental Laws enacted after the Closing Date with respect to facts, occurrences or conditions occurring prior to the Closing Date. If Seller elects prior to the Closing to agree to implement the Remedial Plan, remediate, cure and/or eliminate the Environmental Conditions, and such measures cannot reasonably be completed prior to Closing, Purchaser shall afford Seller and Seller's agents with access to the Facilities following such closing in order to complete such measures. If Seller comes on the Facilities after Closing to complete implementation of the Remedial Plan, Seller shall (i) to the maximum extent possible perform its activities in a manner that will not interfere with Purchaser's use and operation of the Facilities and the Machinery and Equipment, and (ii) be liable to Purchaser for any Losses incurred by Purchaser due to any unavoidable interference by Seller with Purchaser's use and operation of the Facilities and the Machinery and Equipment. Any sums expended in implementing the Remedial Plan by Seller for capital assets shall be for the account of the Seller and shall not be included in the Purchase Price.

                (c) COMPLIANCE. To Seller's knowledge, except as disclosed in this Agreement, there is no past or existing event, condition, circumstance or practice or procedure involving or relating to environmental matters which, if not corrected, changed or remediated, is likely to materially interfere with or adversely affect in any material manner any of the material Purchased Assets, or which would require disclosure, reporting, monitoring, cleanup, remediation or other action affecting any of the material Purchased Assets or which would result in any of the material Purchased Assets being in violation of or in noncompliance with Environmental Laws which would have a material adverse affect on the Purchased Assets or the business of the Division.

          7.15. SUPPLEMENTAL DISCLOSURE. Seller and Purchaser agree that, with respect to Seller's covenants, representations and warranties made in this Agreement, Seller shall have the continuing right and obligation to supplement or amend promptly any information set forth in any schedule with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in a schedule. For purposes of this Agreement, the accuracy of the covenants, representations and warranties made by Seller contained herein shall be determined by reference to the schedules and the information contained in any supplement or amendment thereto provided such information is furnished Purchaser in a supplemental schedule prior to or at the Closing. If Seller shall have supplemented or updated a schedule with information and if accepted by Purchaser would create a liability or obligation of a material nature or amount not occurring in the ordinary course of business, Purchaser's only remedy shall be to terminate this Agreement in accordance with SECTION 12.1(d) hereof or to accept such schedule and close the transactions contemplated hereby on the Closing Date without liability of any nature to Seller. Any schedule supplemented or updated by Seller under this SECTION
7.15 shall be prepared in accordance with Doskocil's consistently applied practices used in the preparation of the original schedules.

          7.16. TRANSITION SERVICE AGREEMENT. As of the Closing certain of the Inventory to be acquired by Purchaser under this Agreement will be located at Doskocil's Edwardsville, Kansas distribution center (the "Doskocil Warehouse") and other outside storage facilities. Doskocil has agreed to make distribution of such products for and on behalf of Purchaser. In addition, Doskocil has agreed to provide Purchaser with management information, distribution, warehousing and other services for a period of six months following the Closing. All of such services shall be embodied in a Transition Service Agreement to be executed and delivered by Doskocil and Purchaser on the Closing Date in substantially the form of EXHIBIT K hereto.

          7.17. SUPPLY AGREEMENT; REMOVAL OF EQUIPMENT. Doskocil has advised Purchaser that Doskocil and/or Wilson may need to purchase certain products from Purchaser for a period of time following the Closing and also since Purchaser is not assuming the Farmland Copack Agreement that Purchaser has advised Doskocil that it will need to purchase certain products from Doskocil under the Farmland Copack Agreement, in each instance for short periods of time. Accordingly, as of the Closing, commencing with the Closing Date, Purchaser, Doskocil and Wilson shall execute and deliver each to the other a Supply Agreement substantially in the form of EXHIBIT L hereto with respect to the supply arrangement described in
Article I and at the election of Doskocil, the arrangements described in Articles II and III described therein. In addition, if the IBP Agreement described on SCHEDULE 7.18 is assigned to Purchaser, Purchaser shall use its reasonable best efforts, upon the written request of Doskocil, to provide reasonable access to Doskocil to the Council Bluff, Iowa facility of IBP, Inc. to remove the 1650 Aldelman ham molds which are excluded from the Purchased Assets.

          7.18. THE COPACK AGREEMENTS. Listed on SCHEDULE 7.18 hereto are all of the contracts and agreements, oral or written, relating to the contractual production of Division products by third parties (the "Copack Agreements"). Seller shall assign all of its right, title and interest in and to all of the IBP Agreement and the other Copack Agreements as of the Closing. Purchaser shall assume Seller's obligations accruing from and after the Closing under the Copack Agreements which shall constitute part of the

Assumed Liabilities as of the Closing Date and as and to the extent permitted by applicable law.

          7.19. RECEIVABLES. Purchaser shall use its reasonable best efforts to collect all of the Receivables within ninety (90) days following Closing; PROVIDED, HOWEVER, that although Purchaser's reasonable best efforts shall include making demand for payment both orally and in writing and to suggest that it will consider legal proceedings, Purchaser will not be required to (i) otherwise threaten or institute legal proceedings to collect Receivables; (ii) defend any claim from account debtors as to offset against receivables; or (iii) give any credits or cease shipping product to or doing business with any account debtor who does not timely pay its Receivable amount. All Receivables that are not collected by Purchaser within such ninety (90) day period shall be reassigned to Doskocil without recourse, and Doskocil shall reimburse Purchaser the face amount of any such Receivable less any reserve for doubtful account, bad debt, credit or allowance attributable to such Receivable which was applicable to such Receivable as of the Closing.

          7.20 INSURANCE. Doskocil shall keep the Facilities fully insured for fire and casualty and business interruption insurance in an amount not less than the full replacement cost through the Closing Date. Doskocil shall also maintain public liability insurance in an amount not less than $25,000,000 through the Closing Date.

          7.21. ENVIRONMENTAL LAW VIOLATIONS. Subject to the provisions of SECTION 7.14 hereof, if prior to or after Closing Purchaser determines that as of the Closing, (a) any of the Facilities or Machinery and Equipment had friable asbestos, PCB's, radon or other Hazardous Materials requiring abatement or remediation under Environmental Laws, or (b) any fact, condition, or occurrence is discovered which occurred or existed prior to the Closing with respect to the Facilities or the Machinery and Equipment, and that would afford any governmental agency or any other person the right to obtain relief under the Environmental Laws from Seller or Purchaser, assuming Purchaser should acquire the Facilities and the Machinery and Equipment and then uses and operates them in the same and identical manner in which they are currently being used and operated by Sellers, Seller shall have total and complete responsibility and liability for all assessment, remediation and any other related costs (including fines and penalties) that are required to comply with the Environmental Laws.

                               ARTICLE VIII
                      PROVISIONS RESPECTING EMPLOYEES

          8.1. DIVISION EMPLOYEES.  Subject to the provisions of
SECTION 8.8 of this Agreement, Seller will notify (i) all non-union personnel which include employees located at the Oklahoma City headquarters of Doskocil, Division sales personnel and non-union employees located at the Facilities (the "Non-Union Employees") and
(ii) those employees who are subject to collective bargaining agreements and are engaged at or in connection with the manufacturing operation of the Facilities (the "Facility Union Employees") and the Union bargaining representative of such employees that the Purchased Assets are being sold to Purchaser and all such employees of the Division will be terminated effective as of the Closing Date; PROVIDED, HOWEVER, such Non-Union Employees hired by Purchaser shall be hired on an "at-will-basis" and may be terminated by Purchaser at any time. From and after the Closing, Purchaser shall assume and agree to perform all contracts of employment or collective bargaining agreements entered into by Seller and the Union, and Seller and any of the Non-Union Employees. Purchaser shall offer employment to substantially all of the Non-Union Employees and substantially all Facility Union Employees under substantially the same terms and conditions that such employees are employed by Sellers as of the Closing Date. "Substantially all" means all except for up to forty-nine 49 of the Facility Union Employees and the Non-Union Employees, collectively. All obligations and liabilities to the Non-Union Employees and the Facility Union Employees arising or accruing prior to the Closing Date, including wages, vested vacations, withholding and reporting obligations, and the employer's share of payroll or other employment taxes and other obligations which are NOT included in Accrued Liabilities and described in SCHEDULE 2.1(b) (collectively the "Employee Obligations"), shall be the obligation of Seller and all such Employee Obligations arising or accruing to those Division employees hired by Purchaser from the date of such hiring and thereafter shall be the obligation of Purchaser. All severance liability due and payable to Non-Union Employees and the Facility Union Employees not retained by Seller nor hired by Purchaser (including, if any, accrued vested vacation entitlement) which arise prior to and as of the Closing is herein referred to as the "Severance Obligation" and shall be the responsibility of Seller.

          8.2. PURCHASER'S OBLIGATION TO DIVISION EMPLOYEES. Purchaser shall be liable to the Non-Union Employees and the Facility Union Employees of Seller for all Employee Obligations with respect to those employees it hires, such liability to accrue only from the date of such employment and thereafter (premised upon Purchaser's and not Seller's Plans in respect of such Employee Obligations). Purchaser shall hold Seller harmless from and indemnify Seller against, any and all such liabilities to such Division employees who are hired by Purchaser. Seller shall be liable for sums owed to the Non-Union Employees that are not retained by Seller or hired by Purchaser with respect to Severance Obligation.

          8.3. COBRA INDEMNIFICATION AND INFORMATION. Seller shall pay and shall assume, indemnify, defend, and hold harmless Purchaser from and against and in respect of any and all losses, damages, liabilities, taxes, and sanctions that arise under the Consolidated Omnibus Budget Reconciliation Act of 1984 ("COBRA") and the Code, interest and penalties, costs, and expenses (including, without limitation, disbursements and reasonable legal fees incurred in connection therewith, and in seeking indemnification therefor, in any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment, or judgment) imposed upon, incurred by, or assessed against Purchaser and any of its employees arising by reason of or relating to any failure of Seller to comply with the continuation health care coverage of COBRA and Sections 601 through 608 of ERISA which failure occurred with respect to any current or prior employee of Seller or any qualified beneficiary of such employee (as defined in COBRA) prior to the Closing Date or as otherwise required as a result of any transactions or matters contemplated by this Agreement.

          8.4. SELLER AND PURCHASER'S PLANS.

               (a) SELLER'S 401(k) PLAN. Seller is the sponsor of a defined contribution plan which provides, in part, deferrals of compensation under Section 401(k) of the Code entitled "Doskocil Companies Incorporated Retirement and Profit Sharing Plan" (the "Seller's 401(k) Plan"). All Non-Union Employees and Facility Union Employees who become employees of Purchaser on the Closing will be deemed 100% vested and nonforfeitable in their respective benefits in Seller's 401(k) Plan. Purchaser is the sponsor of a defined contribution plan which provides, in part, for deferrals of compensation under Section 401(k) of the Code entitled "Savings Incentive Plan for Employees of Thorn Apple Valley, Inc." (the "Purchaser's 401(k) Plan"). Credit for past employment service with the Seller prior to the Closing will be given by the Purchaser for purposes of determining eligibility and vesting of benefits under Purchaser's 401(k) Plan with respect to the Non-Union Employees and the Facility Union Employees (if required under the applicable collective bargaining agreement) who become employees of Purchaser at Closing. As soon as practical following the Closing and after notification has been provided to and approval has been granted by all applicable governmental agencies with respect to the transaction described in this SECTION 8.4(a), including a favorable ruling from the Internal Revenue Service that this transaction constitutes an "event" described in the Code, including Section 401(k) of the Code, which would permit distributions of the account balances to be offered to the Non-Union Employees and the Facility Union Employees who become employees of the Purchaser at the Closing without adversely affecting Seller's 401(k) Plan, distributions will be offered to the Non-Union Employees and the Facility Union Employees from Seller's 401(k) Plan. Purchaser will ensure that Purchaser's 401(k) Plan will be authorized to accept the direct transfer of any amounts distributed to the Non-Union Employees and Facility Union Employees (if required under the applicable collective bargaining agreement) from Seller's 401(k) Plan.

               (b) TRANSFER OF ASSETS TO PURCHASER'S PENSION PLAN. Doskocil is the sponsor of a defined benefit pension plan entitled "Pension Plan for Hourly Employees of Wilson Foods Corporation" (the "Seller's Defined Benefit Plan"). As soon as practicable following the Closing and after notification has been provided to and approval has been granted by all applicable governmental agencies with respect to the transactions described in this SECTION 8.4(b), but to be effective as of the Closing, Seller shall cause
(i) the Facility Union Employees to be 100% vested and nonforfeitable in their benefits in Seller's Pension Plan and (ii) assets equal to the actuarial value of the then accrued benefit obligations determined on an "on-going" basis calculated using the assumptions used in the most recent actuarial valuation for purposes of determining the range of deductible contributions under the Code, and under the formula contained in the Seller's Defined Benefit Plan as of the Closing and attributable to the Facility Union Employees, to be segregated and transferred directly to the trustee of a new defined benefit plan to be established by Purchaser for the benefit of the Facility Union Employees (the "Purchaser's Pension Plan"). Any amounts transferred shall bear interest at an amount equal to the greater of (i) the stated interest rate for determining actuarial equivalence used in Seller's Defined Benefit Plan or (ii) the actual earnings in the plan and such amount shall be calculated for the period between the Closing and the date of transfer. The actuarial value of the assets to be transferred from the Seller's Defined Benefit Plan to the Purchaser's Pension Plan shall be valued and calculated by Seller based upon sound actuarial principles and practices (as determined by Seller's and Purchaser's actuaries) in accordance with applicable rules and regulations of the Internal Revenue Service and the Pension Benefit Guaranty Corporation. Provided, such transfer of assets from the Seller's Defined Benefit Plan to

Purchaser's Pension Plan shall be made after Purchaser's Pension Plan and Seller's Defined Benefit Plan have been amended to reflect the transactions contemplated by this SECTION 8.4(b) and a favorable determination letter has been issued to each of the plans by the Internal Revenue Service with respect to such amendments and the transactions described in this SECTION 8.4(b). After such transfer, the Purchaser shall be solely responsible for all contributions to and cost and expenses of any kind whatsoever associated with the Purchaser's Pension Plan and for the payment of all benefits to Facility Union Employees earned both before and after the Closing. Pending transfer of the assets from the Seller's Defined Benefit Plan to the Purchaser's Pension Plan, Seller will continue to administer the Seller's Defined Benefit Plan in accordance with the terms thereof, on behalf of the Non-Union Employees and the Facility Union Employees. Credit for past employment service with the Seller prior to the Closing will be given by the Purchaser under the Purchaser's Pension Plan for purposes of determining eligibility and vesting of benefits with respect to Facility Union Employees. Benefits under the Purchaser's Pension Plan for the Facility Union Employees shall be the sum of (i) the benefit calculated under the Seller's Defined Benefit Plan as of the Closing considering employment service and compensation earned prior to the Closing plus (ii) the benefit calculated under the Purchaser's Pension Plan considering employment service and compensation earned after the Closing.

          8.5. PLANT CLOSING NOTICE. Pursuant to the Worker Adjustment and Retraining Notification Act of 1988 ("WARN"), Seller shall, if required, provide timely and effective notice to its employees who are employed by the Division with respect to any employment loss suffered by such employees as the result of the termination of their employment by Seller. Purchaser, however, has agreed to offer employment to all of the Facility Union Employees and the Non-Union Employees who are engaged by the Division on substantially the same terms and conditions such employees are receiving from Seller as of the Closing. In the event that WARN requires notice to such employees and Seller fails to provide timely and effective notice under WARN, Seller and Doskocil shall indemnify and hold Purchaser harmless from and against any liability to such employees or any unit of local government that may result to Purchaser from such failure including but not limited to fines, back pay and reasonable attorney's fees. Any notification or obligation required under WARN to the Facility Union Employees or the Non-Union Employees hired by Purchaser occurring from and after the Closing shall be the responsibility of Purchaser and Purchaser hereby agrees to indemnify and hold harmless Seller for any such liability under WARN occurring after the Closing Date.

          8.6. OTHER BENEFIT PLANS.

               (a) PURCHASER'S MEDICAL PLANS. The Purchaser shall provide group medical insurance benefits under Purchaser's medical plans (the "Purchaser's Medical Plans") with respect to those Non-

Union Employees and Facility Union Employees of Seller who become employees of Purchaser (the "Transferred Employees") with respect to each of such Transferred Employees upon their becoming employees of Purchaser. Employment service with Seller will be recognized for eligibility to participate in the Purchaser's Medical Plans. Participation in Purchaser's Medical Plans by the Transferred Employees shall not be subject to any preexisting condition clause or other provision contained in the policy for or required by Purchaser's Medical Plans which limits participation in the Purchaser's Medical Plans; provided however, with respect to any of the Transferred Employees who have incurred a Major Medical Condition during the 12-month period prior to Closing and who during the 12-month period following the Closing suffer a reoccurrence or further treatment of such Major Medical Condition, Purchasers shall be responsible for and hold Seller harmless as a result of the first $5,000 of medical treatment costs related to such treatment of the Major Medical Condition and Seller shall be responsible for and reimburse Purchaser for the excess over $5,000 but not exceeding the applicable individual stop/loss limit of $175,000 defined in or applicable to Purchaser's Medical Plans. Following the end of the 12-month period after the Closing, all restrictions applicable to the Transferred Employees in regard to the major Medical Conditions shall cease and all expenses under Purchaser's Medical Plans shall be borne by Purchaser.

          The Purchaser shall be liable for and agrees to indemnify and hold Seller harmless from any and all costs, expenses, payments, claims and liabilities of whatever nature associated with or related to any medical expenses and liabilities (the "Medical Liabilities") attributable to the Transferred Employees. Purchaser's agreement hereunder is for the sole benefit of Seller, and no inference shall be drawn that any Transferred Employee is a beneficiary of this indemnity. Purchaser's responsibility to any Transferred Employee for Medical Liabilities shall be limited to the coverage provided under Purchaser's then existing medical and health care plans which are applicable to all of Purchaser's similarly situated employees.

               (b) VACATION. The Purchaser agrees with Seller to provide vacation seniority to all of the full time Transferred Employees, i.e., each full time Transferred Employee shall be able to tack service with Seller with his (her) employment with Purchaser for the sole purpose of determining his (her) number of days of vacation accruing after the Closing, but such tacking shall not apply for any other purpose, E.G., job security or seniority. Seller, however, shall be and has agreed to be responsible to the Division employees for, and to hold Purchaser harmless against, all vacation liability under FASB No. 43 or as provided by Seller's Plans.

               (c) PURCHASER'S EMPLOYEE BENEFIT PLANS. With respect to all Transferred Employees, Purchaser agrees to recognize all employment service with Seller for purposes of determining eligibility and vesting under any of Purchaser's "employee welfare benefit plans" (as that term is defined in Section 3(1) of ERISA) and Purchaser's "employee pension benefit plans" (as that term is defined in Section 3(2) of ERISA) and any other plans, programs or arrangements which provide benefits to any of Purchaser's employees.

               (d) THE EXTENDED PERIOD. Non-Union Employees who are discharged prior to sixty days following the Closing Date (the "Extended Period") by Purchaser for any reason other than for "cause," as herein defined, or the closure of a Facility or reduction in force (50 or more employees) at a Facility shall be and remain entitled to Seller's severance program to be received by the other Non-Union Employees whose employment will be terminated in connection with the transactions contemplated by this Agreement as of or prior to the Closing Date. Seller shall be responsible for and shall pay all of the Severance Obligations to those Non-Union Employees who are terminated by Purchaser during the Extended Period other than for "cause", death, disability or the closure of a Facility or reduction in force (50 or more employees) at a Facility that such Non-Union Employees would have been entitled to receive as of the Closing Date as if they had been terminated by Seller except for accrued vested vacation entitlement and any other liability for employee benefits included with the Accrued Liabilities assumed by Purchaser. Purchaser shall be responsible for and shall pay to such Non-Union Employees any accrued vested vacation entitlement and any other liability for the employees benefits included within the Accrued Liabilities assumed by Purchaser. For purposes of this Agreement, "cause" shall mean (i) the commission by the Non-Union Employee of one or more acts (regardless of when such acts shall have occurred or shall occur) for which the Non-Union Employee is convicted of a felony under United States federal, state or local criminal law, or (ii) willful and gross misconduct (regardless of when such misconduct shall have occurred or shall occur) on the part of the Non-Union Employee that is materially and demonstrably detrimental to the Purchaser, each as determined in good faith by the chief executive officer of Purchaser after due investigation.

          8.8. GENERAL. Seller and Purchaser shall consult with each other before issuing any written communications or otherwise making any public statements to employees relating to the transactions contemplated by this Agreement through the Closing Date and prior to communicating with labor unions including communications concerning any notice requirements contained in the collective bargaining agreements which are affected by this Agreement. It is agreed that Seller will have full and complete discretion with respect to the content of such communications, but will at all times act in good faith. Seller shall have the responsibility for informing and discussing the effects of the transactions contemplated hereby upon the Facility Union Employees represented by labor organizations. Seller agrees to inform Purchaser of all written and material oral communications between Seller and such labor organizations.

                                ARTICLE IX
                  CONDITIONS TO OBLIGATIONS OF THE SELLER

          Each and every obligation of the Seller under this Agreement to be performed at or before the Closing shall be subject to the satisfaction, at or prior to the Closing, of the following conditions:

          9.1. NO GOVERNMENTAL OR OTHER PROCEEDING OR LITIGATION.
No order of any court or administrative agency shall be in effect or threatened which restrains or prohibits the transactions contemplated hereby.

          9.2. PHYSICAL INVENTORY OF THE INVENTORY. The physical inventory of the Inventory shall be completed in accordance with and pursuant to SECTION 3.1(c).

          9.3. DOCUMENTS AND CERTIFICATES (THE CLOSING). At the Closing, concurrently with the making of the deliveries by Seller as set forth in SECTION 10.4, the Purchaser shall have delivered to Seller the following, in form and substance reasonably satisfactory to Seller:

               (a) THE PURCHASE PRICE. The Purchase Price by wire transfer of readily available funds to the Doskocil Account;

               (b)  PERSONAL PROPERTY LEASES.  The Assignment and
Assumption of Personal Property Leases (EXHIBIT A) dated as of the Closing Date executed by Purchaser;

               (c) NONCOMPETE AGREEMENT. The Noncompete Agreement (EXHIBIT C) dated as of the Closing Date duly executed by Purchaser;

               (d) DIVISION CONTRACTS AGREEMENT. The Assignment and Assumption of Division Contracts Agreement (EXHIBIT D) dated as of the Closing Date duly executed by Purchaser;

               (e)  ASSIGNMENT AND ASSUMPTION OF ASSUMED
LIABILITIES. The Assignment and Assumption of Assumed Liabilities (EXHIBIT F) dated as of the Closing Date duly executed by Purchaser;

               (f)  ASSIGNMENT AND ASSUMPTION OF SALES OFFICE
LEASES.  The Assignment and Assumption of Sales Office Leases
(EXHIBIT H) dated as of the Closing Date duly executed by Purchaser;

               (g)  ASSIGNMENT AND ASSUMPTION OF RECEIVABLES AND
CUSTOMER PURCHASE ORDERS.  The Assignment and Assumption of
Receivables and Customers' Purchase Orders (EXHIBIT I) dated as of the Closing Date duly executed by Purchaser.

               (h) PRORATIONS. A closing statement with respect to the prorations setting forth the calculation of the prorated amounts as described in SECTION 3.3;

               (i)  CERTIFICATE OF GOOD STANDING.  Certificate of
Good Standing from Purchaser from the Secretary of State of Michigan dated as of a recent date;

               (j) CORPORATE RESOLUTIONS. A copy of all necessary corporate resolutions authorizing the execution, delivery and performance of this Agreement and all other agreements and transactions contemplated hereby between Purchaser and Seller, certified by Purchaser's Secretary or Assistant Secretary, as of the Closing Date;

               (k) OPINION OF COUNSEL. Opinion of Honigman Miller Schwartz and Cohn, counsel to Purchaser, dated the Closing Date, substantially in the form of EXHIBIT M hereto;

               (l)  TRANSITION SERVICE AGREEMENT.  The Transition
Service Agreement (EXHIBIT J) dated as of the Closing Date duly executed by Purchaser;

               (m)  SUPPLY AGREEMENT.  The Supply Agreement
(EXHIBIT L) duly executed by Purchaser;

               (n) OTHER INSTRUMENTS. Such other instruments and documents reasonably requested by Doskocil and as are required or contemplated by this Agreement.

          9.4. REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by Purchaser in this Agreement shall be true and accurate in all material respects as of the date when made and, at and as of the Closing, Purchaser shall have delivered to Seller a certificate, dated as of the Closing Date, to that effect duly executed by the Chairman, President or Executive Vice President of Purchaser.

          9.5. PERFORMANCE OF COVENANTS. Purchaser shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to or on the Closing

Date, and Purchaser shall have delivered to Seller a certificate, dated the Closing Date, to that effect duly executed by the Chairman, President or the Executive Vice President of Purchaser.

          9.6. WAIVER. Seller may, in its sole and absolute discretion, waive or elect not to waive, any conditions precedent to the Closing set forth in this ARTICLE IX. To be effective, any such waiver must be in writing.

                                 ARTICLE X
                CONDITIONS TO OBLIGATIONS OF THE PURCHASER

          Each and every obligation of the Purchaser under this Agreement to be performed at or before the Closing shall be subject to the satisfaction, at or before the Closing, of the following conditions:

          10.1. NO GOVERNMENTAL OR OTHER PROCEEDING OR LITIGATION. No order of any court or administrative agency shall be in effect or threatened which restrains or prohibits the transactions contemplated hereby.

          10.2. PHYSICAL INVENTORY. The physical inventory of the Inventory shall be completed in accordance with and pursuant to
SECTION 3.1(c).

          10.3. TITLE SEARCHES.  Pursuant to the provisions of
SECTION 7.5, Purchaser shall have obtained reports of Uniform Commercial Code, tax lien and other searches reasonably requested by it as to liens and encumbrances affecting the Purchased Assets showing no lien or encumbrance not satisfactory to Purchaser that is not released or paid in full at Closing.

          10.4. DOCUMENTS AND CERTIFICATES (THE CLOSING).  At the
Closing, concurrently with the making of the deliveries by Purchaser as set forth in SECTION 9.3, Seller shall have delivered to Purchaser the following, in form and substance reasonably satisfactory to Purchaser:

               (a)  PERSONAL PROPERTY LEASES.  The Assignment and
Assumption of Personal Property Leases (EXHIBIT A) dated as of the Closing Date duly executed by Seller;

               (b)  BILL OF SALE (MACHINERY AND EQUIPMENT).  The
Bill of Sale (Machinery and Equipment) (EXHIBIT B) in multiple counterparts duly executed by Seller;

               (c) NONCOMPETE AGREEMENT. The Noncompete Agreement (EXHIBIT C) dated as of the Closing Date duly executed by Seller;

               (d) DIVISION CONTRACTS AGREEMENT. The Assignment and Assumption of Division Contracts Agreement (EXHIBIT D) dated as of the Closing Date duly executed by Seller;

               (e)  ASSIGNMENT OF TRADE NAMES.  The Assignment of
Trade Names (EXHIBIT E) dated as of the Closing Date duly executed by Seller;

               (f)  ASSIGNMENT AND ASSUMPTION OF ASSUMED
LIABILITIES. The Assignment and Assumption of Assumed Liabilities (EXHIBIT F) dated as of the Closing Date duly executed by Seller;

               (g)  ASSIGNMENT AND ASSUMPTION OF SALES OFFICE
LEASES.  The Assignment and Assumption of Sales Office Leases
(EXHIBIT H) dated as of the Closing Date duly executed by Seller;

               (h)  ASSIGNMENT AND ASSUMPTION OF RECEIVABLES AND
CUSTOMER PURCHASE ORDERS.  The Assignment and Assumption of
Receivables and Customer Purchase Orders (EXHIBIT I) dated as of the Closing Date duly executed by Seller.

               (i) PRORATIONS. A closing statement with respect to the prorations setting forth the calculation of the prorated amounts as described in SECTION 3.3;

               (j) CERTIFICATES OF GOOD STANDING. Certificates of good standing for Doskocil, Wilson, Concordia, Dixie and Shreveport from the Secretary of State of Delaware, each dated as of a recent date;

               (k) CORPORATE RESOLUTIONS. A copy of all necessary corporate resolutions authorizing the execution, delivery and performance of this Agreement and all other agreements contemplated hereby by each of the Sellers, certified by each of Seller's
Secretary or Assistant Secretary, as of the Closing Date;

               (l)  TRANSITION SERVICE AGREEMENT.  The Transition
Service Agreement (EXHIBIT K) dated as of the Closing Date duly executed by Seller and Doskocil;

               (m)  OPINION OF COUNSEL.  Opinion of McAfee & Taft
A Professional Corporation, counsel to Seller, dated the Closing
Date, substantially in the form of EXHIBIT N;

               (n) WARRANTY DEEDS. Duly executed and acknowledged warranty deeds in recordable form conveying to Purchaser good, clear and marketable title to each of the Facilities free and clear of any matter other than the Permitted Exceptions and substantially in the form of EXHIBIT G to this Agreement;

               (o) TITLE POLICIES. Amended title insurance commitments in accordance with SECTION 7.6, insuring Purchaser's fee simple interest in each of the Facilities, subject to no exceptions other than the Permitted Exceptions;

               (p)  POSSESSION.  Possession of the Facilities; and

               (q) OTHER INSTRUMENTS. Such other instruments and documents reasonably requested by Purchaser as are required or contemplated by this Agreement.

          10.5. AFFIDAVIT. An affidavit regarding the non-foreign status of Seller and sufficient to relieve Purchaser from obligation of withholding taxes under Section 1145 of the Code and the regulations relating thereto.

          10.6. REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by each Seller in this Agreement shall be true and accurate in all material respects as of the date when made and, at and as of the Closing, Seller shall have delivered to Purchaser a certificate, dated the Closing Date, to that effect duly executed by the Chairman, President or a Vice President of each Sellers, respectively.

          10.7. PERFORMANCE OF COVENANTS. Each of Sellers shall have performed and complied in all material respects with each and every covenant, agreement and condition required to be performed or complied with by it prior to or on the Closing Date, and each of the Sellers shall have delivered to Purchaser a certificate dated the Closing Date to that effect duly executed by the Chairman, President or a Vice President of each of the Sellers, respectively.

          10.8. NO MATERIAL ADVERSE CHANGE. There shall not have occurred any material adverse change in the financial position or results of operation of the Division since April 1, 1995 to the Closing Date, PROVIDED, HOWEVER, it shall not be considered a material adverse change if such change in the financial position or results of operation of the Division is the result of economic conditions or consumer trends affecting the branded meat industry in general.

          10.9. WAIVER. Purchaser may, in its sole and absolute discretion, waive or elect not to waive, any conditions precedent to the Closing set forth in this Article X. To be effective, any such waiver must be in writing.

                                ARTICLE XI

                                  CLOSING

          11.1. TIME AND PLACE OF CLOSING. Consummation of the transactions contemplated by this Agreement as of the Closing shall be held at the offices of McAfee & Taft A Professional Corporation, Two Leadership Square, 10th Floor, Oklahoma City, Oklahoma 73102 (Doskocil's Counsel's office), or such other place as the parties may agree, at 9:00 A.M. on May 30, 1995, or such other date as the parties shall agree (the "Closing Date").

          11.2. THE CLOSING. The actual delivery of the documents provided for in ARTICLE IX and ARTICLE X is herein referred to as the "Closing".

          11.3. SIMULTANEOUS DELIVERY. All payments, documents and instruments to be delivered on the Closing Date pursuant to ARTICLES IX and X shall be regarded as having been delivered simultaneously as of the Closing, and no document or instrument shall be regarded as having been delivered until all documents and instruments being delivered on the Closing Date have been delivered.

                                ARTICLE XII

                       TERMINATION PRIOR TO CLOSING

          12.1. TERMINATION. Anything contained in this Agreement to the contrary notwithstanding, this Agreement, other than SECTIONS 7.11, 7.12 and 15.5, may be terminated at any time prior to the Closing as follows:

               (a)  By mutual written consent of  Doskocil and Purchaser;

               (b) By either Purchaser or Doskocil if the Closing Date shall not have occurred on or before June 30, 1995;

               (c)  By  Doskocil pursuant to  SECTION 7.14; or

               (d)  By Purchaser pursuant to SECTION 7.5.

          In the event of the termination of this Agreement pursuant to the provisions of this ARTICLE XII, no party shall have any liability of any nature whatsoever to the other under this Agreement, including liability for damages, unless either party is in default under its obligations hereunder, in which event the party in default shall be liable to the other party for such default but only for actual damages and not for punitive, exemplary or consequential damages. Notwithstanding the foregoing or anything to the contrary contained herein, the provisions of SECTIONS 7.11, 7.12 and 15.5 shall survive any termination of this Agreement and in the event of a breach thereof shall be actionable by the aggrieved party to the fullest extent permitted by applicable law.

                               ARTICLE XIII

                              INDEMNIFICATION

          13.1. SELLER'S INDEMNITY. Seller, jointly and severally, agree to indemnify and hold the Purchaser and its respective affiliates, shareholders, officers, directors, attorneys, agents, consultants, successors and assigns harmless from and with respect to (i) any and all Losses related to or arising directly or indirectly out of any breach by any of the Sellers of any covenant, warranty or representation contained in this Agreement or in any agreement, schedule, exhibit or certificate delivered by Seller to Purchaser pursuant to the terms of this Agreement, (ii) any and all Losses (the "Pre-Closing Losses") arising directly or indirectly out of any attempt or threat (regardless of whether successful and regardless of whether litigation is commenced) by any person or entity to cause or require Purchaser to pay or discharge any actual or claimed debt, obligation, liability or commitment of or associated with Seller which is not expressly assumed by Purchaser under this Agreement, including all Excluded Liabilities, (iii) any and all Losses (the "Excluded Liability Losses") related to or arising directly or indirectly out of Seller's failure to promptly and fully satisfy and discharge any Excluded Liability and (iv) any and all Losses directly or indirectly resulting from any failure of Seller to comply with the Bulk Transfer Laws ("Bulk Sales Losses"); PROVIDED, HOWEVER, that except with respect to Bulk Sale Losses, Pre-Closing Losses, Excluded Liability Losses and Losses resulting from any breach by Sellers of any of their indemnities, covenants, warranties or representations contained in
SECTION 4.26, SECTION 7.14, SECTION 7.21 or ARTICLE VIII hereof, Seller shall not have any liability under this SECTION 13.1 unless and until, and only to the extent that, Purchaser shall have incurred Losses, in the aggregate, in excess of $500,000 ("Seller's Cushion"). Notwithstanding the foregoing, Seller shall not have any liability under this SECTION 13.1 exceeding in the aggregate, the Purchase Price (the "Ceiling").

          13.2. PURCHASER'S INDEMNITY. Purchaser agrees to indemnify and hold Sellers and their respective affiliates, shareholders, officers, attorneys, agents, consultants, successors and assigns harmless from and with respect to any and all Losses related to or arising directly or indirectly from and with respect to (i) any breach by Purchaser of any covenant, warranty or representation contained in this Agreement or in any agreement or certificate delivered by Purchaser to Sellers pursuant to the terms of this Agreement; (ii) any and all Losses arising directly or indirectly out of third party claims premised solely on events occurring or conditions arising after the Closing and related to Purchaser's operation of the Purchased Assets (the "Post-Closing Losses"); and (iii) any attempt or threat (regardless of whether successful and regardless of whether litigation is commenced) by any person or entity to cause or require Seller to pay or discharge any actual or claimed debt, obligation, liability or commitment of or associated with Purchaser which is expressly assumed by Purchaser under this Agreement, including all Assumed Liabilities (collectively the "Assumed Liabilities Losses"); PROVIDED, HOWEVER, that except with respect to Post-Closing Losses, the Assumed Liabilities Losses and Losses resulting from any breach by Purchaser of any of its indemnities, covenants, warranties or representations contained in
ARTICLE VIII hereof, Purchaser shall have no liability under this SECTION
13.2 unless and until, and only to the extent that, Seller shall have incurred Losses, in the aggregate, in excess of $500,000 ("Purchaser's Cushion").

          13.3. INDEMNIFICATION PROCEDURE.

               (a) In the event that any party (the "Aggrieved") desires to make a claim against any other party (the "Indemnitor") in connection with any Losses for which the Aggrieved may seek indemnification hereunder (a "Claim"), the Aggrieved shall notify the Indemnitor of such Claim and the amount and circumstances surrounding it; provided that failure of the Aggrieved to give such notice shall only relieve the Indemnitor of its obligations under this ARTICLE XIII to the extent, if any, that the Indemnitor shall have been prejudiced thereby. Upon receipt of such notice from the Aggrieved, the Indemnitor shall be entitled, at the Indemnitor's election, to assume or participate in the defense of Claims made by a third party. In any case in which the Indemnitor assumes the defense of the Claim, the Indemnitor shall give the Aggrieved ten calendar days notice prior to executing any settlement agreement and the Aggrieved shall have the right to approve or reject any settlement and related expenses; PROVIDED, HOWEVER, that upon rejection of any settlement and related expenses, the Aggrieved shall assume control of the defense of such Claim and the liability of the Indemnitor with respect to such Claim shall be limited to the amount or the monetary equivalent of the rejected settlement and related expenses.

               (b) The Aggrieved shall retain the right to employ its own counsel and to discuss matters with the Indemnitor related to the defense of any Claim, the defense of which has been assumed by the Indemnitor pursuant to SECTION 13.3(a) of this Agreement, but the Aggrieved shall bear and shall be solely responsible for its own costs and expenses in connection with such participation; PROVIDED, HOWEVER, that all decisions of the Indemnitor shall be final and that the Aggrieved shall cooperate with the Indemnitor in all respects in the defense of the Claim.

               (c) In the event that the Indemnitor fails to give notice of the assumption of the defense of any Claim within a reasonable time period not to exceed forty-five days after receipt of notice thereof from the Aggrieved, the Indemnitor shall no longer be entitled to assume (but shall continue to be entitled to participate in) such defense. The Aggrieved may, at its option, continue to defend such Claim and, in such event, the Indemnitor shall indemnify the Aggrieved for all reasonable fees and expenses incurred in connection therewith. The Indemnitor shall be entitled to participate at its own expense and with its counsel in the defense of any Claim the defense of which it does not assume. Prior to effectuating any settlement of such Claim, the Aggrieved shall furnish the Indemnitor with written notice of any proposed settlement in sufficient time to allow the Indemnitor to act thereon. Within fifteen days after the giving of such notice, the Aggrieved shall be permitted to effect such settlement unless the Indemnitor (i) reimburses the Aggrieved in accordance with the terms of this
ARTICLE XIII for all reasonable fees and expenses incurred by the Aggrieved in connection with such Claim, (ii) assumes the defense of such Claim, and
(iii) takes such other actions as the Aggrieved may reasonably request as assurance of the Indemnitor's ability to fulfill its obligations under this
ARTICLE XIII in connection with such Claim.

          13.4. LIMITATION OF CLAIMS. Notwithstanding anything to the contrary contained in any other provision of this Agreement, all covenants, representations and warranties of the parties hereto under this Agreement and all rights of indemnification (whether or not relating to representations or warranties) shall terminate and expire and shall be without any further force or effect whatever as to any Claim not asserted in writing prior to the expiration of thirty (30) months following the Closing Date; PROVIDED, HOWEVER, that with respect to the Seller's obligations to indemnify, defend and hold Purchaser harmless for breaches of the covenants, representations and warranties as contained in SECTION 4.26 and SECTION 7.14 and SECTION 7.21 and in the Warranty Deed and for Pre-Closing Losses and the Excluded Liability Losses and Purchaser's obligations under the instruments of assumption referred to in ARTICLE IX and for Post-Closing Losses, a right of indemnification for breach of such obligations shall survive until the expiration of the applicable limitations periods.

                                ARTICLE XIV

                                DEFINITIONS

          When used in this Agreement the following terms shall have the following respective meanings:

          ACCOUNTS PAYABLE shall have the meaning set forth in SECTION 2.1.

          ACCRUED LIABILITIES shall have the meaning set forth in SECTION 2.1.

          ADJUSTED PURCHASE PRICE shall have the meaning set forth in SECTION 3.1(c).

          AFFECTED EMPLOYEES shall have the meaning set forth in SECTION 4.10.

          AGGRIEVED shall have the meaning set forth in SECTION 13.3.

          ALLOCATION CERTIFICATE shall have the meaning set forth in SECTION 3.2(a).

          ASSIGNMENT AND ASSUMPTION OF ASSUMED LIABILITIES (EXHIBIT F) shall have the meaning set forth in SECTION 7.13(f).

          ASSIGNMENT AND ASSUMPTION OF THE DIVISION CONTRACTS AGREEMENT (EXHIBIT D) shall have the meaning set forth in SECTION 7.13(d).

          ASSIGNMENT AND ASSUMPTION OF PERSONAL PROPERTY LEASES (EXHIBIT A) shall have the meaning set forth in SECTION 7.13(b).

          ASSIGNMENT AND ASSUMPTION OF RECEIVABLES AND CUSTOMER PURCHASE ORDERS (EXHIBIT I) shall have the meaning set forth in SECTION 7.13(j).

          ASSIGNMENT AND ASSUMPTION OF SALES OFFICE LEASES (EXHIBIT H) shall have the meaning set forth in SECTION 7.13(i).

          ASSIGNMENT OF TRADE NAMES (EXHIBIT E) shall have the meaning set forth in SECTION 1.1(4).

          ASSUMED LIABILITIES shall have the meaning set forth in SECTION 2.1.

          ASSUMED LIABILITIES Losses shall have the meaning set forth in
SECTION 13.2.

          BALANCE SHEET shall have the meaning set forth in SECTION 4.13.

          BILL OF SALE (MACHINERY AND EQUIPMENT) (EXHIBIT B) shall have the meaning set forth in SECTION 7.13(b).

          BULK SALES LOSSES shall have the meaning set forth in SECTION 13.1.

          BULK TRANSFER LAWS shall have the meaning set forth in SECTION 15.7.

          CAPITAL LEASE OBLIGATIONS means the sum of the remaining rent and other obligations under the capital leases described on SCHEDULE 1.1(g) discounted to present value in accordance with the rental obligations of each capital lease and in accordance with Doskocil's consistently applied internal accounting procedures.

          CASH EQUIVALENTS shall have the meaning set forth in SECTION 1.2(b).

          CANADIAN BACON OPERATION means all of the inventory, machinery and equipment (which had a net book value of approximately $346,000 as of January 28, 1995) and other assets necessary and requisite for the manufacture of canadian bacon for Normac Foods Co., a supplier of canadian bacon to McDonalds Corp., at the Facility located in Concordia, Missouri.

          CERTIFICATION shall have the meaning set forth in SECTION 7.14(b).

          CLAIM shall have the meaning set forth in SECTION 13.3.

          CLOSING shall have the meaning set forth in SECTION 11.2.

          CLOSING DATE shall have the meaning set forth in SECTION 11.1.

          COBRA shall have the meaning set forth in SECTION 8.3.

          CODE means the Internal Revenue Code of 1986, as amended.

          CONCORDIA shall have the meaning set forth in the recitals.

          CONTRACT OBLIGATIONS shall have the meaning set forth in SECTION
2.2.

          COPACK AGREEMENTS shall have the meaning set forth in SECTION 3.5.

          CUSTOMER LIST shall have the meaning set forth in SECTION 1.1(j).

          CUSTOMER PURCHASE ORDERS shall have the meaning set forth in
SECTION 1.1(k).

          DETERMINATION DATE(S) shall have the meaning set forth in SECTION
3.4.

          DIVISION shall mean the Retail Division of Doskocil which produces ham, bacon, franks, sausage and other meat products from the Facilities and boneless hams from plants operated by others under the Copack Agreements and sells such products to grocery wholesalers, grocery store chains and individual grocery stores for resale to consumers from grocery store refrigerated meat cases, excluding the Canadian Bacon Operation and Wilson Express; PROVIDED, HOWEVER, that with respect to SECTION 4.13 of this Agreement, "Division" includes the Canadian Bacon Operation and Wilson Express.

          DIVISION CONTRACTS shall have the meaning set forth in SECTION 4.11.

          DIXIE shall have the meaning set forth in the recitals.

          DIXIE SPICE OPERATION shall mean the production of spices for use in making Sellers' meat products at Dixie.

          DOSKOCIL shall have the meaning set forth in the recitals.

          DOSKOCIL ACCOUNT shall have the meaning set forth in SECTION 3.1(b).

          DOSKOCIL WAREHOUSE shall have the meaning set forth in SECTION 7.16.

          EARNOUT AMOUNT shall have the meaning set forth in SECTION 3.4.

          EARNOUT PERIOD shall have the meaning set forth in SECTION 3.4.

          EMPLOYEE OBLIGATIONS shall have the meaning set forth in SECTION
8.1.

          ENVIRONMENTAL CONDITIONS shall have the meaning set forth in
SECTION 7.14(a).

          ENVIRONMENTAL CONSULTANT shall have the meaning set forth in
SECTION 7.14(a).

          ENVIRONMENTAL LAWS means (i) any federal, state or local law, statute, ordinance, rule, regulation, code, order, permit, directive or requirement, relating to pollution, the environment, Hazardous Materials, underground storage tanks, or the protection of air, surface water, groundwater, drinking water, land (including its surface and subsurface), human health, the environment or any other natural resource, or concerning the use, storage, recycling, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Materials, and
(ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligation for or related to death, personal injury or property damage, or for the performance of, or payment of the cost of performing any investigation, remediation or clean-up of the threatened, alleged or actual presence of Hazardous Materials. Such term includes, without limitation, the Solid Waste Disposal Act (42 U.S.C.
SECTION 6991, et seq.) ("SWDA"), as amended by the Resource Conservation and Recovery Act (42 U.S.C. SECTION 6901, et seq.) ("RCRA") and the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. SECTION 9601, et seq.) ("CERCLA"), as in existence on the date hereof and the Closing Date except as provided in SECTION 7.14(b).

          ENVIRONMENTAL REPORT shall have the meaning set forth in SECTION 7.14(a).

          ERISA means the Employee Retirement Income Security Act of 1974, as amended.

          EXCLUDED ASSETS shall mean the assets excluded from the Purchased Assets in accordance with the provisions of SECTION 1.2.

          EXCLUDED LIABILITIES shall have the meaning set forth in SECTION
2.2.

          EXCLUDED LIABILITIES LOSSES shall have the meaning set forth in
SECTION 13.1.

          EXTENDED PERIOD shall have the meaning set forth in SECTION 8.6(c).

          FACILITIES shall mean (i) approximately 11.32 acres of land together with the 65,000 square foot production facility and other improvements located in Forrest City, Arkansas, (ii) approximately 3.6 acres of land together with the 30,100 square foot production facility and other improvements located in Shreveport, Louisiana and (iii) approximately 17.2 acres of land together with the 61,100 square foot production facility and other improvements located in Concordia, Missouri more particularly described on SCHEDULE 1.1(a) hereto.

          FACILITY UNION EMPLOYEES shall have the meaning set forth in
SECTION 8.1.

          FASB shall mean the Financial Accounting Standard Board.

          FARMLAND COPACK AGREEMENT means that certain Private Label Manufacturing Agreement dated May 13, 1992 by and between Wilson and Farmland Foods, Inc., a Kansas corporation.

          FARMLAND EQUIPMENT means all of the machinery and equipment owned by Wilson and leased to Farmland Foods, Inc. under that certain Equipment Rental Agreement dated as of October 6, 1992.

          FINANCIAL STATEMENTS shall have the meaning set forth in SECTION
4.13.

          FTC means the Federal Trade Commission.

          GAAP means generally accepted accounting principles in the United States of America as in effect as of any specified date.

          H-S-R ACT means the Hart-Scott-Rodino Antitrust
Improvements Act of 1976.

          HAZARDOUS MATERIAL means asbestos; petroleum; and any material, substance or waste that may adversely affect human health or the environment or that is referenced in or regulated under the Environmental Laws, including, without limitation, any "hazardous waste," "hazardous substance," "toxic substance," "regulated substance," "pollutant," or "contaminant" as those terms are defined or used in the Environmental Laws. Such term includes, without limitation, (i) any material, substance or waste defined as a "hazardous waste" pursuant to Section 1004 of RCRA, (ii) any material, substance or waste defined as a "hazardous substance" pursuant to Section 101 of CERCLA or (iii) any material, substance or waste defined as a "regulated substance" pursuant to Subchapter IX of RCRA.

          IBP AGREEMENT means that certain Production Agreement by and between Doskocil and IBP, Inc. dated October 14, 1993.

          IDB OBLIGATIONS means the unpaid principal and accrued interest in respect to (i) the Arkansas Development Finance Authority Economic Development Revenue Bonds (Dixie Food Company Project) $2,000,000 Taxable Series 1993A and $2,000,000 Taxable 1993B; and (ii) a promissory note dated July 13, 1993 in the principal sum of $1,775,845 made payable to the City of Forest City, Arkansas, secured by a mortgage dated July 13, 1993 in favor of the City of Forest City, Arkansas.

          INDEMNITOR shall have the meaning set forth in SECTION 13.3.

          INFORMATION shall have the meaning set forth in SECTION 7.11.

          INSURANCE DEDUCTIBLE shall have the meaning set forth in SECTION
4.12.

          INVENTORY or INVENTORIES shall mean the raw materials, spare parts, and supplies (including wrapping film, bags, spices, additives, and other materials) and work in progress located at the Facilities and finished goods located at a Doskocil Warehouse or in outside storage facilities associated with the operation of the Division.

          INVENTORY IN TRANSIT shall have the meaning set forth in SECTION
1.1(b).

          LONG TERM DEBT OBLIGATIONS means the sum of (i) the IDB Obligations and (ii) the Capital Lease Obligations.

          LOSSES means all actual liabilities, losses, costs, damages, penalties, fines, assessments, demands, claims, causes of action, including, without limitation, reasonable attorneys', accountants' and consultants' fees and expenses and court costs, but net of the effect of the Aggrieved's actual benefit from tax deductions and credits and insurance proceeds.

          MACHINERY AND EQUIPMENT shall have the meaning set forth in SECTION 1.1(e).

          MAJOR MEDICAL CONDITION means (i) a medical condition resulting in hospitalization, (ii) any psychiatric or psychological treatment which is frequent and reoccurring, and (iii) any diagnosis of a condition that will reasonably be expected to require hospitalization or frequent or reoccurring psychiatric and/or psychological treatment.

          MAJOR TITLE DEFECT shall have the meaning set forth in SECTION 7.5.

          MEASURING DATE shall have the meaning set forth in SECTION 3.1(c).

          MEDICAL LIABILITIES shall have the meaning set forth in SECTION
8.6(a).

          MINOR TITLE DEFECTS shall have the meaning set forth in SECTION 7.5.

          MULTIEMPLOYER PLAN shall have the meaning set forth in SECTION 8.4.

          NET FIXED ASSETS shall mean the Facilities and the Machinery and Equipment a/k/a the plant, property and equipment of the Division as reflected on the books of account of the Division.

          NET WORKING CAPITAL shall mean the Receivables, Inventories and Other Current Assets MINUS the Accounts Payable and the Accrued Liabilities as reflected on the books of account of the Division.

          NONCOMPETE AGREEMENT (EXHIBIT C) shall have the meaning set forth in SECTION 7.13(c).

          NON-UNION EMPLOYEES shall have the meaning set forth in SECTION 8.1.

          OTHER ASSETS shall have the meaning set forth in SECTION 1.1(d).

          PERIOD END shall have the meaning set forth in SECTION 3.1(a) hereof.

          PERMITS shall have the meaning set forth in SECTION 4.4.

          PERMITTED EXCEPTIONS shall have the meaning set forth in SECTION
7.5 and on SCHEDULE 4.5.

          PERSONAL PROPERTY LEASES shall have the meaning set forth in
SECTION 1.1(g).

          POST-CLOSING LOSSES shall have the meaning set forth in SECTION
13.2.

          PRE-CLOSING LOSSES shall have the meaning set forth in SECTION 13.1.

          PREMIUM shall have the meaning set forth in SECTION 3.1(a).

          PRORATED ITEMS means the items to be prorated between Seller and Purchaser pursuant to the provisions of SECTION 3.3 hereof.

          PURCHASE PRICE shall have the meaning set forth in SECTION 3.1(a).

          PURCHASED ASSETS shall have the meaning set forth in SECTION 1.1.

          PURCHASER shall have the meaning set forth in the recitals.

          PURCHASER'S CUSHION shall have the meaning set forth in SECTION
13.2.

          PURCHASER'S 401(k) PLAN shall have the meaning set forth in SECTION 8.4(a).

          PURCHASER'S MEDICAL PLANS shall have the meaning set forth in
SECTION 8.6(a).

          PURCHASER'S PENSION PLAN shall have the meaning set forth in
SECTION 8.4(b).

          RECEIVABLES shall have the meaning set forth in SECTION 1.1(c).

          REMEDIAL PLAN shall have the meaning set forth in SECTION 7.14(a).

          REVIEW PERIOD shall have the meaning set forth in SECTION 7.5.

          SALES OFFICE LEASES shall have the meaning set forth in SECTION
1.1(h).

          SELLER OR SELLERS shall have the meaning set forth in the recitals.

          SELLER'S CUSHION shall have the meaning set forth in SECTION 13.1.

          SELLER'S DEFINED BENEFIT PLAN shall have the meaning set forth in
SECTION 8.4(b).

          SELLER'S 401(k) PLAN shall have the meaning set forth in SECTION
8.4(a).

          SELLER'S MARKS shall have the meaning set forth in SECTION 1.1(f).

          SELLER'S MEDICAL PLANS shall have the meaning set forth in SECTION 8.7(b).

          SELLER'S PENSION PLANS shall have the meaning set forth in SECTION
4.10.

          SELLER'S PLANS shall have the meaning set forth in SECTION 4.10.

          SELLER'S WELFARE PLANS shall have the meaning set forth in SECTION
4.10.

          SEVERANCE OBLIGATIONS shall have the meaning set forth in SECTION
8.1.

          SIC CODE means the Standard Industrial Classification as published by the Executive Office of the President-Office of Management and Budget.

          SIGNIFICANT CUSTOMERS shall have the meaning set forth in SECTION
6.4.

          SUPPLY AGREEMENT (EXHIBIT L) shall have the meaning set forth in SECTION 7.17.

          TITLE COMPANY shall have the meaning set forth in SECTION
7.5.

          TITLE POLICIES shall have the meaning set forth in
SECTION 7.13(h).

          TRANSFERRED EMPLOYEES shall have the meaning set forth in
SECTION 8.7(a).

          TRANSITION SERVICE AGREEMENT (EXHIBIT K) shall have the meaning set forth in SECTION 7.16.

          Underlying Documents shall have the meaning set forth in
SECTION 7.5.

          UNION shall mean collectively local union No. 576 and local union No. 210, each affiliated with the United Food and Commercial Workers International Union, AFL-CIO.

          USDA means the United States Department of Agriculture.

          WARN shall have the meaning set forth in SECTION 8.5.

          WARRANTY DEEDS shall have the meaning set forth in
SECTION 7.13(g).

          WILSON EXPRESS means Wilson Certified Express, Inc., a wholly-owned trucking subsidiary of Wilson located in Des Moines, Iowa, that performs trucking services for Seller and others.

          WITHDRAWAL LIABILITY shall have the meaning set forth in
SECTION 8.4.

                                ARTICLE XV

                         MISCELLANEOUS PROVISIONS

          15.1. FURTHER ASSURANCE AND ASSISTANCE. Sellers agree that after the Closing Date they will, from time to time, upon the request of Purchaser, execute, acknowledge and deliver in proper form any instrument of conveyance or further assurance reasonably necessary or desirable to transfer to Purchaser the interest in the Purchased Assets being transferred to Purchaser in accordance with the terms of this Agreement. Purchaser agrees that after the Closing Date it will, from time to time, upon the reasonable request of Seller, execute, acknowledge and deliver in proper form any instruments of assumption or further assurance so as to perfect in Purchaser the Assumed Liabilities.

          15.2. TRANSFER AND OTHER TAXES. Except as specifically provided for in this Agreement, any and all sales, use, stamp, transfer, documentary, personal property, and like taxes; closing fees and charges; and any other fees and charges required to be paid in connection with the transfer of the Purchased Assets and Assumed Liabilities and the transactions contemplated hereby shall be the liability of and paid by Purchaser or Seller whose liability for such obligation is determined to be customary in the jurisdiction.

          15.3. AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by mutual written consent of the parties hereto.

          15.4. WAIVER OF COMPLIANCE. The failure by any party at any time to require performance of any provision hereof shall not affect its right later to require such performance. No waiver in any one or more instances shall (except as stated therein) be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any condition or breach of any other term, covenant, representation or warranty.

          15.5. EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses except as provided in SECTION 15.2 and ARTICLE XIII hereof.

          15.6. DEFINITION OF "KNOWLEDGE". Whenever in this Agreement any representation or warranty is expressed in terms of the "knowledge" of Purchaser, Seller or Doskocil, such knowledge shall be deemed to refer to matters known (i) in the case of Purchaser, to any of Messrs. Henry S Dorfman, Joel Dorfman, Louis Glazier, Michael Rozzano, Keith Jahnke and Ronald Risher, and (ii) in the case of Seller and Doskocil, to any of Messrs. R. Randolph Devening, Horst O. Sieben, William L. Brady, Bryant Bynum, Larry Swafford, and David Clapp.

          15.7. BULK TRANSFER LAWS.  Purchaser hereby waives
Seller's compliance with all applicable bulk sales, bulk sales tax laws or similar laws relating to the transfer to it of the Purchased Assets ("Bulk Transfer Laws").

          15.8. NOTICES. All notices, requests, demands or other communications required or permitted by this Agreement shall be in writing and effective when received or upon the addressee's refusal to accept service, and delivery shall be made personally or by registered or certified mail, return receipt requested, postage prepaid, or overnight courier or confirmed facsimile transmission, addressed as follows:

               (a)  IF TO SELLER OR DOSKOCIL:

                    Doskocil Companies Incorporated
                    2601 N.W. Expressway
                    Oklahoma City, Oklahoma 73112
                    Attn:  Mr. R. Randolph Devening
                                  Chairman, President and
                                  Chief Executive Officer
                    Facsimile No. (405) 879-5568


                    COPY TO:

                    McAfee & Taft
                    A Professional Corporation
                    Tenth Floor, Two Leadership Square
                    Oklahoma City, Oklahoma 73102
                    Attn:  John M. Mee, Esq.
                    Facsimile No. (405) 235-0439

               (B)  IF TO PURCHASER:

                    Thorn Apple Valley, Inc.
                    18700 West Ten Mile Road
                    Southfield, Michigan 48075
                    Attn: Mr. Joel Dorfman
                          President and Chief Executive Officer
                    Facsimile No.: (810) 552-0986

                    COPY TO:

                    Honigman Miller Schwartz and Cohn
                    2290 First National Building
                    Detroit, Michigan 48226
                    Attn: Donald J. Kunz, Esq.
                    Facsimile No: (313) 962-0176

or to such other addresses as may be specified pursuant to notice given by either party in accordance with the provision of this
SECTION 15.8.

          15.9. ASSIGNABILITY OF AGREEMENT. This Agreement may not be assigned in whole or in part by Seller and may not be assigned in whole or in part by Purchaser without the prior written consent of Doskocil, which consent shall not be unreasonably withheld or delayed; PROVIDED, HOWEVER, that Purchaser shall have the right to assign this Agreement to a wholly-owned subsidiary of the Purchaser without the consent of Doskocil so long as such assignment shall not discharge, relieve or in any manner obviate the obligations and liabilities of Purchaser under this Agreement and any instrument of assignment shall so provide. Any purported assignment without such consent shall be void.

          15.10. DISPUTES; ARBITRATION. The parties hereto agree that all disputes between them relating to this Agreement are to be resolved by binding arbitration as provided herein. This agreement to arbitrate shall survive the rescission or termination of this Agreement. All arbitration shall be conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association except as herein may be provided. The panel used will be selected from, if available, the "Food Industry Panel" employed by the American Arbitration Association and the decision of the arbitrators will be final and binding on all parties. All arbitration will be undertaken pursuant to the Federal Arbitration Act, where applicable, and the decision of the arbitrators will be enforceable in any court of competent jurisdiction.

          In any dispute where a party seeks $50,000 or more in damages, three arbitrators will be employed. All costs attendant to the arbitration, excluding attorney's and expert's fees, will be borne equally by the parties. Each party will bear its own attorney's and expert's fees. The arbitrators will not award punitive, consequential or indirect damages. Each party hereby waives the right to such damages and agrees to receive only those actual damages directly resulting from the claim asserted. In resolving all disputes between the parties, the arbitrators will apply the law of the State of Oklahoma, except as may be modified by this Agreement. The arbitrators are by this Agreement directed to conduct the arbitration hearing no later than three (3) months from the service of the statement of claim and demand for arbitration unless good cause is shown establishing that the hearing cannot fairly and practically be so convened.

          Except as needed for presentation in lieu of a live appearance, depositions will not be taken. Parties will be entitled to conduct document discovery by requesting production of documents. Responses or objections will be served twenty days after receipt of a request. The arbitrators will resolve any discovery disputes by such prehearing conferences as may be needed.

All parties agree that the arbitrators and any counsel of record to the proceeding will have the power of subpoena process as provided by law.

          From related transactions in connection with this Agreement, the parties may be in a debtor/creditor relationship, which may include the granting of security interests in goods and/or fixtures. The parties recognize that these kinds of relationships could give rise to the need by one or more of the parties for emergency judicial relief to regain possession of goods, to prevent the sale or transfer of goods. The parties agree that either shall be entitled to pursue such remedies for emergency or preliminary injunctive relief in any court of competent jurisdiction, provided that each party agrees that it will consent to the stay of such judicial proceedings on the merits of both this Agreement and the related transactions pending arbitration of all underlying claims between the parties immediately following the issuance of any such emergency or injunctive relief.

          15.11. GOVERNING LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Oklahoma.

          15.12. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          15.13. HEADINGS. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof.

          15.14. ENTIRE AGREEMENT. This Agreement, including the agreements referred to herein, the Schedules and Exhibits attached hereto and other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          15.15. SCHEDULES. Notwithstanding anything to the contrary contained in this Agreement, Seller and Purchaser hereby agree that the schedules are attached hereto and are made a part of this Agreement for all purposes. The parties further understand and agree that disclosure made in any schedule shall be deemed disclosure in all other schedules as if set forth therein, that is, information set forth in one schedule shall be construed as disclosure in all schedules.

          15.16. THIRD PARTY BENEFICIARIES. Regardless of any other provision of this Agreement, there are no third party beneficiaries of this Agreement or of any term or provision thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in multiple original counterparts as of the date first above written.
                                "Seller" or "Sellers"

                                DOSKOCIL COMPANIES INCORPORATED


                                By /s/ R. RANDOLPH DEVENING
                                  ___________________________________
                                  R. Randolph Devening
                                  Chairman, President and Chief
                                  Executive Officer


                                WILSON FOODS CORPORATION


                                By /s/ R. RANDOLPH DEVENING
                                  ___________________________________
                                  R. Randolph Devening, President

                                CONCORDIA FOODS CORPORATION


                                By /s/ R. RANDOLPH DEVENING
                                  ___________________________________
                                  R. Randolph Devening, President

                                DIXIE FOODS COMPANY


                                By /s/ R. RANDOLPH DEVENING
                                  ___________________________________
                                  R. Randolph Devening, President

                                SHREVEPORT FOODS COMPANY


                                By /s/ R. RANDOLPH DEVENING
                                  ___________________________________
                                  R. Randolph Devening, President

                                "Purchaser"

                                THORN APPLE VALLEY, INC.


                                By
                                  ___________________________________
                                  Joel Dorfman

                                  President and Chief Executive
                                  Officer

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in multiple original counterparts as of the date first above written.
                                "Seller" or "Sellers"

                                DOSKOCIL COMPANIES INCORPORATED


                                By___________________________________
                                  R. Randolph Devening
                                  Chairman, President and Chief
                                  Executive Officer


                                WILSON FOODS CORPORATION


                                By___________________________________
                                  R. Randolph Devening, President

                                CONCORDIA FOODS CORPORATION


                                By___________________________________
                                  R. Randolph Devening, President

                                DIXIE FOODS COMPANY


                                By___________________________________
                                  R. Randolph Devening, President

                                SHREVEPORT FOODS COMPANY


                                By___________________________________
                                  R. Randolph Devening, President

                                "Purchaser"

                                THORN APPLE VALLEY, INC.


                                By /s/ JOEL DORFMAN
                                  ___________________________________
                                  Joel Dorfman

                                  President and Chief Executive
                                  Officer

                                 EXHIBIT A
                        (ASSET PURCHASE AGREEMENT)

           ASSIGNMENT AND ASSUMPTION OF PERSONAL PROPERTY LEASES


          THIS ASSIGNMENT AND ASSUMPTION OF PERSONAL PROPERTY LEASES is entered into this ___ day of ___________, 1995, by and between DOSKOCIL COMPANIES INCORPORATED, a Delaware corporation, WILSON FOODS CORPORATION, a Delaware corporation, CONCORDIA FOODS CORPORATION, a Delaware corporation, DIXIE FOODS COMPANY, a Delaware corporation and SHREVEPORT FOODS COMPANY, a Delaware corporation (collectively "Assignor"), and THORN APPLE VALLEY, INC., a Michigan corporation ("Assignee").

                           W I T N E S S E T H:

          WHEREAS, in that certain Asset Purchase Agreement dated as of _______________, 1995, by and among Assignor and Assignee (the "Asset Purchase Agreement"), Assignor agreed to assign to Assignee all of Assignor's right, title, and interest in, to, and under the leases of personal property which leases and the personal property they cover are more particularly described in Section 1.1(g) and listed in Schedule 1.1(g) of the Asset Purchase Agreement (the "Personal Property Leases"); and

          WHEREAS, pursuant to the Asset Purchase Agreement,
Assignee agreed to assume and perform Assignor's obligations under the Personal Property Leases;

          NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor hereby grants, bargains, sells, transfers, assigns, and conveys to Assignee all of Assignor's right, title, and interest in, to, and under the Personal Property Leases and the personal property described therein.

          Assignee hereby accepts the foregoing assignment from Assignor and assumes and agrees to perform all of the obligations of the lessee under the Personal Property Leases accruing from and after the date hereof.

          This Assignment and Assumption of Personal Property Leases Agreement is made pursuant and subject to the Asset Purchase Agreement and incorporates all of the terms and conditions therein including, without limitation, the representations and warranties of Assignor. The Asset Purchase Agreement does not reserve to Assignor any lien or interest in the Personal Property Leases or the personal property described therein.

          This Assignment and Assumption of Personal Property
Leases Agreement shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

          EXECUTED AND DELIVERED the day and year first written above.

Assignee:                       THORN APPLE VALLEY, INC., a
                                Michigan corporation


                                By___________________________________
                                  Joel Dorfman, its President and
                                  Chief Executive Officer


Assignor:                       DOSKOCIL COMPANIES INCORPORATED,
                                a Delaware corporation


                                By___________________________________
                                  R. Randolph Devening, its
                                  Chairman, President and Chief
                                  Executive Officer


                                WILSON FOODS CORPORATION, a
                                Delaware corporation


                                By___________________________________
                                  R. Randolph Devening, its
                                  President


                                CONCORDIA FOODS CORPORATION, a
                                Delaware corporation


                                By___________________________________
                                  R. Randolph Devening, its
                                  President


                                DIXIE FOODS COMPANY, a Delaware
                                corporation


                                By___________________________________
                                  R. Randolph Devening, its
                                  President

                                SHREVEPORT FOODS COMPANY, a
                                Delaware corporation


                                By___________________________________
                                  R. Randolph Devening, its
                                  President

                                 EXHIBIT B
                        (ASSET PURCHASE AGREEMENT)

                  BILL OF SALE (MACHINERY AND EQUIPMENT)


KNOW ALL MEN BY THESE PRESENTS:

          THAT DOSKOCIL COMPANIES INCORPORATED, a Delaware corpora-tion, WILSON FOODS CORPORATION, a Delaware corporation, CONCORDIA FOODS CORPORATION, a Delaware corporation, DIXIE FOODS COMPANY, a Delaware corporation and SHREVEPORT FOODS COMPANY, a Delaware corporation (collectively "Assignor"), for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, do hereby sell, transfer, assign, and convey to THORN APPLE VALLEY, INC., a Michigan corporation ("Assignee"), the "Machinery and Equipment" as described in Section 1.1(e) of that certain Asset Purchase Agreement dated as of _________, 1995, by and between Assignor and Assignee (the "Agreement"), together with all of Assignor's rights under any warranties and guaranties relating to such assets, if any. This Bill of Sale is made pursuant and subject to the Agreement and incorporates all of the terms and conditions therein, including, without limitation, the representations and warranties of Assignor.

          EXECUTED AND DELIVERED as of this ____ day of __________, 1995.

                                DOSKOCIL COMPANIES INCORPORATED,
                                a Delaware corporation


                                By_______________________________
                                   _____________, _______________


                                WILSON FOODS CORPORATION, a
                                Delaware corporation


                                By_______________________________
                                   _____________, _______________


                                CONCORDIA FOODS CORPORATION, a
                                Delaware corporation


                                By_______________________________
                                   _____________, _______________

                                DIXIE FOODS COMPANY, a Delaware
                                corporation


                                By_______________________________
                                   _____________, _______________


                                SHREVEPORT FOODS COMPANY, a
                                Delaware corporation


                                By_______________________________
                                   _____________, _______________

                                                                   Draft of
                                                              April 6, 1995

                                 EXHIBIT C


                           NONCOMPETE AGREEMENT


          THIS NONCOMPETE AGREEMENT (the "Agreement") is made this ____ day of May, 1995, by FOODBRANDS AMERICA, INC., a Delaware corporation, WILSON FOODS CORPORATION, a Delaware corporation, CONCORDIA FOODS CORPORATION, a Delaware corporation, DIXIE FOODS COMPANY, a Delaware corporation, and SHREVEPORT FOODS COMPANY, a Delaware corporation (collectively, the "Undersigned"), in favor of THORN APPLE VALLEY, INC., a Michigan corporation ("TAV"), with reference to the following:

          (i) The Undersigned, as Seller, and TAV, as Purchaser, are parties to an Asset Purchase Agreement dated as of the ____ day of April, 1995 (the "Purchase Agreement"); and

          (ii) A condition to TAV's performance of its obligations under the Purchase Agreement is the execution and delivery by the Undersigned of this Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Undersigned hereby jointly and severally covenant and agree as follows:

          1. NONCOMPETITION COVENANT. During the period commencing on the date hereof and ending on the expiration of five
(5) years following the date hereof, neither the Undersigned nor any subsidiary of the Undersigned shall, directly or indirectly, own, manage, operate, join, advise, control, or otherwise engage or participate in or be connected as a partner, investor, stockholder, creditor, guarantor, advisor, or consultant in, the business of producing and distributing ham, bacon, franks and other sausage products for sale to grocery wholesalers, grocery store chains and individual grocery stores for resale to consumers from grocery store refrigerated meat cases (the "Retail Meat Case Business") within the continental United States. Notwithstanding the foregoing, this Agreement does not prohibit the Undersigned from, and the term "Retail Meat Case Business" does not include, (i) the manufacture, production and distribution by the Undersigned of boneless ham and frank products from the Undersigned's facility located in Cherokee, Iowa, provided, the current product capacity for boneless ham and packaged franks will not be expanded (the "Cherokee Facility"), (ii) the production and sale of any meat products under private label for third parties from the Cherokee Facility, (iii) the manufacture, production and sale of deli meat products, luncheon meats and other similar meat products which do not compete directly with the meat products previously produced and distributed from the Facilities (as defined in the Purchase Agreement) (the "Facility Products"), (iv) acquiring any business which produces and sells branded meats, franks, sausages and bacon which do not compete directly with the Facility Products, (v) acquiring or holding the outstanding shares of any entity engaged in the Retail Meat Case Business if such shares are publicly traded and the Undersigned's ownership is less than five percent (5%) of the outstanding equity of such entity, (vi) buying, selling and trading commodities contracts, or (vii) acquiring a business or company which has a division or facility which competes in the Retail Meat Case Business, so long as such division or facility accounts for less than 30% of the revenue of the acquired business or company and the Undersigned, after such acquisition, does not materially expand the production capacity of such facility or division.

          2. PURCHASE PRICE. As provided in Section 3.2 of the Purchase Agreement, the consideration for the Undersigned's satisfactory performance of this Agreement is $20,000,000 payable in cash contemporaneously with the execution and delivery of this Agreement.

          3. INJUNCTIVE RELIEF. The remedy at law for any breach of this Agreement is and will be inadequate, and if there is a breach by the Undersigned of the provisions of this Agreement, TAV shall be entitled to an injunction restraining the Undersigned from violating the provisions of Section 1 hereof. Nothing herein contained shall be construed as prohibiting TAV from pursuing any other remedies available to it for such breach, including, without limitation, the recovery of damages from the Undersigned. None of these remedies shall be mutually exclusive, and all of them may be pursued concurrently and cumulatively.

          4. SEPARATE COVENANTS. This Agreement shall be deemed to consist of a series of separate covenants independent from any provision of the Purchase Agreement. The Undersigned expressly agree that the character, duration, and geographical scope of this Agreement are reasonable in light of the circumstances as they exist on the date upon which this Agreement has been executed. However, should a determination nonetheless be made by a court of competent jurisdiction at a later date that the character, duration, or geographical scope of this Agreement is unreasonable in light of the circumstances as they then exist or as they existed at the execution of this Agreement, then it is the intention and the agreement of the Undersigned and TAV that this Agreement shall be construed by the court and given effect in such a manner as to impose only those restrictions on the conduct of the Undersigned which are reasonable in light of the circumstances as they then exist and as are necessary to assure TAV of the intended benefit of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because, taken together they are more extensive than necessary to assure TAV of the intended benefit of this Agreement, it is expressly understood and agreed between the parties hereto that those of such covenants which, if eliminated, would permit the remaining separate covenants to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions hereof.

          5. WAIVERS. No breach of any term of this Agreement shall be deemed waived unless it is expressly waived in writing by the party who might assert such breach. No waiver of any right hereunder shall operate as a waiver of any other right or of the same or a similar right on another occasion.

          6. ATTORNEYS' FEES. If any action or proceeding is commenced by any party hereto for the purpose of enforcing any provision of this Agreement, the prevailing parties in such action or proceeding may receive as part of any award, judgment, decision, or other resolution of such action or proceeding their costs and reasonable attorneys' fees.

          7. ASSIGNMENT. This Agreement is not assignable, by operation of law or otherwise, provided, TAV may assign its rights hereunder to (a) any entity which at any time may be a direct or indirect subsidiary of TAV, or (b) any successor in interest of TAV whether by merger or consolidation or sale of all or substantially all of its assets.

          8. ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement, contains the entire understanding of the parties with regard to the subject matter hereof, supersedes all prior agreements and understandings relating to the subject matter hereof, and shall not be amended except by a written instrument hereafter signed by all of the parties hereto.

          9. SECTION HEADINGS. The headings in this Agreement are for reference only and shall not limit or control the meaning thereof.

          10. NOTICES. All notices, claims, certificates, requests, demands and other communications hereunder will be in writing (whether by letter, telecopy, telex or other commercially reasonable means of written communication) and will be deemed to have been duly given upon receipt as follows:

               (a)  If to TAV:

                    Thorn Apple Valley, Inc.
                    18700 West Ten Mile Road
                    Southfield, Michigan 48075

                    Attn: Mr. Joel Dorfman
                          President and Chief Executive Officer
                    Facsimile No.: (810) 552-0986

               With a copy to:

                    Honigman Miller Schwartz and Cohn
                    2290 First National Building
                    Detroit, Michigan 48226

                    Attn: Donald J. Kunz, Esq.
                    Facsimile No: (313) 962-0176


               (b)  If to the Foodbrands America, Inc.:

                    Foodbrands America, Inc.
                    2601 N.W. Expressway
                    Oklahoma City, Oklahoma 73112

                    Attn:  Mr. R. Randolph Devening
                           Chairman, President and
                           Chief Executive Officer
                    Facsimile No. (405) 879-5568

               With a copy to:

                    McAfee & Taft
                    A Professional Corporation
                    Tenth Floor, Two Leadership Square
                    Oklahoma City, Oklahoma 73102

                    Attn:  John M. Mee, Esq.

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above.

          11.  GOVERNING LAW; SUBMISSION TO JURISDICTION.  THIS
AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND
GOVERNED BY THE LAWS OF THE STATE OF MICHIGAN.

          12. COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                              "UNDERSIGNED"


                              FOODBRANDS AMERICA, INC. a Delaware
                              corporation



                              By ________________________________



                              WILSON FOODS CORPORATION, a Delaware
                              corporation



                              By ________________________________



                              CONCORDIA FOODS CORPORATION, a
                              Delaware corporation



                              By ________________________________



                              DIXIE FOODS COMPANY, a Delaware
                              corporation



                              By ________________________________



                              SHREVEPORT FOODS COMPANY, a Delaware
                              corporation



                              By ________________________________

                              "TAV"

                              THORN APPLE VALLEY, INC. a Michigan
                              corporation



                              By ________________________________

                                 EXHIBIT D
                        (ASSET PURCHASE AGREEMENT)

         ASSIGNMENT AND ASSUMPTION OF DIVISION CONTRACTS AGREEMENT

          THIS ASSIGNMENT AND ASSUMPTION OF DIVISION CONTRACTS AGREEMENT (the "Agreement") is entered into this ____ day of ______, 1995, by and between DOSKOCIL COMPANIES INCORPORATED, a Delaware corporation, WILSON FOODS CORPORATION, a Delaware corporation, CONCORDIA FOODS CORPORATION, a Delaware corporation, DIXIE FOODS COMPANY, a Delaware corporation and SHREVEPORT FOODS COMPANY, a Delaware corporation (collectively "Assignor"), and THORN APPLE VALLEY, INC., a Michigan corporation ("Assignee").

                           W I T N E S S E T H:

          WHEREAS, in that certain Asset Purchase Agreement dated as of ____ __________, 1995, by and among Assignor and Assignee (the "Asset Purchase Agreement), Assignor agreed to assign to Assignee all of Assignor's right, title, and interest in, to, and under certain contracts which are more particularly described in
Section 4.11 and listed on Schedule 4.11 of the Asset Purchase Agreement (the "Division Contracts"); and

          WHEREAS, Assignee agreed to assume and perform Assignor's obligations under the Division Contracts;

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor does hereby sell, assign, transfer, and convey to Assignee all of Assignor's right, title, and interest in, to, and under the Division Contracts.

          Assignee hereby assumes and agrees to perform all of the obligations of Assignor under the Division Contracts accruing after the date hereof.

          This Agreement is made pursuant and subject to the Asset Purchase Agreement and incorporates all of the terms and conditions therein including, without limitation, the representations and warranties of Assignor.

          EXECUTED AND DELIVERED the day and year first written above.

Assignee:                       THORN APPLE VALLEY, INC., a
                                Michigan corporation


                                By_______________________________
                                  _______________, ______________

Assignor:
                                DOSKOCIL COMPANIES INCORPORATED,
                                a Delaware corporation


                                By_______________________________
                                  _______________, ______________



                                WILSON FOODS CORPORATION, a
                                Delaware corporation


                                By_______________________________
                                  _______________, ______________


                                CONCORDIA FOODS CORPORATION, a
                                Delaware corporation


                                By_______________________________
                                  _______________, ______________


                                DIXIE FOODS COMPANY, a Delaware
                                corporation


                                By_______________________________
                                  _______________, ______________


                                SHREVEPORT FOODS COMPANY, a
                                Delaware corporation


                                By_______________________________
                                  _______________, ______________

                                 EXHIBIT E

                        (ASSET PURCHASE AGREEMENT)

                   ASSIGNMENT OF TRADE NAMES AND PATENTS

          THIS ASSIGNMENT OF TRADE NAMES AND PATENTS (the "Agreement") is entered into this ____ day of _____, 1995, between DOSKOCIL COMPANIES INCORPORATED, a Delaware corporation, WILSON FOODS CORPORATION, a Delaware corporation, CONCORDIA FOODS CORPORATION, a Delaware corporation, DIXIE FOODS COMPANY, a Delaware corporation and SHREVEPORT FOODS COMPANY, a Delaware corporation ("Assignor") and THORN APPLE VALLEY, INC., a Michigan corporation ("Assignee").

                           W I T N E S S E T H :

          WHEREAS, in that certain Asset Purchase Agreement dated as of _______, 1995, by and among Assignor and Assignee (the "Asset Purchase Agreement"), Assignor agreed to assign to Assignee all of Assignor's right, title and interest in and to the trade names as listed on Schedule 1 hereto, including the related logos, trade-marks, symbols, copyrights and service marks (the "Marks") and the patents listed on Schedule 2 hereto (the "Patents"); and

          WHEREAS, Assignor, or its subsidiaries and their prede-cessors in interest, have adopted, used and are using the Marks;
and

          WHEREAS, Assignee is desirous of acquiring all of Assign-or's right, title and interest in and to the Marks and the Patents, together with the goodwill of the business represented and symbol-ized by the Marks, and the registration therefore;

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor does hereby absolutely sell, assign, transfer, and convey to As-signee all of Assignor's right, title and interest in, to and under the Marks and the Patents, together with the goodwill appurtenant thereto, and the entire right, title and interest in and to any and all claims and demands it may have either at law or in equity aris-ing out of past infringement of the Marks or the Patents; provided,
(i) Assignor makes no warranties or representations with respect to the Marks or the Patents except as may be set forth in the Asset Purchase Agreement and (ii) Assignor retains all right, title and interest in and to the trade names listed on Schedule 2 hereto, including the related logos, tradenames, symbols, copyrights and service marks (the "Excluded Marks") including the right to use the Excluded Marks.

          Assignee accepts the assignment of the Marks and the Patents without representation or warranty; provided, this Agree-ment is made pursuant and subject to the Asset Purchase Agreement and incorporates all of the terms and conditions therein including, without limitation, the representations and warranties of Assignor.

          This Assignment shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

                                DOSKOCIL COMPANIES INCORPORATED


                                By_____________________________
                                  R. Randolph Devening
                                  Chairman, President and Chief
                                  Executive Officer


                                WILSON FOODS CORPORATION


                                By_____________________________
                                  R. Randolph Devening
                                  President


                                CONCORDIA FOODS CORPORATION


                                By____________________________
                                  R. Randolph Devening
                                  President


                                DIXIE FOODS COMPANY


                                By____________________________
                                  R. Randolph Devening
                                  President


                                SHREVEPORT FOODS COMPANY


                                By____________________________
                                  R. Randolph Devening
                                  President

STATE OF OKLAHOMA               )
                                ) ss:
COUNTY OF OKLAHOMA              )

          The foregoing instrument was acknowledged before me this ____ day of __________, 1995, by R. Randolph Devening, Chairman, President and Chief Executive Officer of Doskocil Companies Incor-porated, a Delaware corporation, on behalf of the corporation.


                                ______________________________
                                        Notary Public
My commission expires:
_____________________
(Seal)

STATE OF OKLAHOMA               )
                                ) ss:
COUNTY OF OKLAHOMA              )

          The foregoing instrument was acknowledged before me this ____ day of __________, 1995, by R. Randolph Devening, President of Wilson Foods Corporation, a Delaware corporation, on behalf of the corporation.


                                ______________________________
                                        Notary Public
My commission expires:
_____________________

(Seal)


STATE OF OKLAHOMA               )
                                ) ss:
COUNTY OF OKLAHOMA              )

          The foregoing instrument was acknowledged before me this ____ day of __________, 1995, by R. Randolph Devening, President of Concordia Foods Corporation, a Delaware corporation, on behalf of the corporation.


                                ______________________________
                                        Notary Public
My commission expires:
_____________________

(Seal)

STATE OF OKLAHOMA               )
                                ) ss:
COUNTY OF OKLAHOMA              )

          The foregoing instrument was acknowledged before me this ____ day of __________, 1995, by R. Randolph Devening, President of Dixie Foods Company, a Delaware corporation, on behalf of the cor-poration.


                                ______________________________
                                        Notary Public
My commission expires:
_____________________
(Seal)

STATE OF OKLAHOMA               )
                                ) ss:
COUNTY OF OKLAHOMA              )

          The foregoing instrument was acknowledged before me this ____ day of __________, 1995, by R. Randolph Devening, President of Shreveport Foods Company, a Delaware corporation, on behalf of the corporation.


                                ______________________________
                                        Notary Public
My commission expires:
_____________________

(Seal)

                                 EXHIBIT F
                        (ASSET PURCHASE AGREEMENT)


             ASSIGNMENT AND ASSUMPTION OF ASSUMED LIABILITIES


          THIS ASSIGNMENT AND ASSUMPTION OF ASSUMED LIABILITIES (the "Agreement") is entered into this ____ day of ______, 1995, by and between DOSKOCIL COMPANIES INCORPORATED, a Delaware corporation, WILSON FOODS CORPORATION, a Delaware corporation, CONCORDIA FOODS CORPORATION, a Delaware corporation, DIXIE FOODS COMPANY, a Delaware corporation and SHREVEPORT FOODS COMPANY, a Delaware corporation (collectively "Assignor"), and THORN APPLE VALLEY, INC., a Michigan corporation ("Assignee").

                           W I T N E S S E T H:

          WHEREAS, in that certain Asset Purchase Agreement dated as of __________, 1995, by and among Assignor and Assignee (the "Asset Purchase Agreement"), Assignee agreed to assume and perform all of Assignor's obligations and duties to perform and discharge the "Assumed Liabilities" as defined in Section 2.1 of the Asset Purchase Agreement, including those listed in Schedules 2.1(a), 2.1(b), 6.2 and 7.18 (the "Assumed Liabilities") of the Asset Purchase Agreement; and

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor does hereby sell, assign, transfer, and convey to Assignee all of Assignor's right, title, and interest in, to, and under and allobligations under the Assumed Liabilities.

          Assignee hereby assumes and agrees to perform all of the obligations of Assignor under the Assumed Liabilities.

          This Agreement is made pursuant and subject to the Asset Purchase Agreement and incorporates all of the terms and conditions therein including, without limitation, the representations and warranties of Assignor.

          This Assignment and Assumption of Assumed Liabilities shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

          EXECUTED AND DELIVERED the day and year first written above.

Assignee:                       THORN APPLE VALLEY, INC., a
                                Michigan corporation


                                By_______________________________
                                  _______________, ______________


Assignor:                       DOSKOCIL COMPANIES INCORPORATED,
                                a Delaware corporation


                                By_______________________________
                                  _______________, ______________


                                WILSON FOODS CORPORATION, a
                                Delaware corporation


                                By_______________________________
                                  _______________, ______________


                                CONCORDIA FOODS CORPORATION, a
                                Delaware corporation


                                By_______________________________
                                  _______________, ______________


                                DIXIE FOODS COMPANY, a Delaware
                                corporation


                                By_______________________________
                                  _______________, ______________


                                SHREVEPORT FOODS COMPANY, a
                                Delaware corporation


                                By_______________________________
                                  _______________, ______________

                                 EXHIBIT G
                        (ASSET PURCHASE AGREEMENT)

                           FORM OF WARRANTY DEED


STATE OF ___________            )
                                )  KNOW ALL MEN BY THESE PRESENTS
COUNTY OF __________            )  THAT:


          DOSKOCIL COMPANIES INCORPORATED, a Delaware corporation ("Grantor"), for and in consideration of the amount of Ten Dollars ($10.00) and other valuable consideration paid to Grantor by THORN APPLE VALLEY, INC., a Michigan corporation ("Grantee"), the receipt of which is hereby acknowledged, does hereby grant, bargain, sell, convey, assign, and deliver to Grantee the following, subject to the Permitted Encumbrances (as hereinafter defined):

                            [legal description]


          TO HAVE AND TO HOLD the herein described property, together with all and singular the rights and appurtenances thereto in anywise belonging unto Grantee, its successors and assigns, forever, and Grantor does hereby bind itself and its successors to warrant and forever defend all and singular the said premises unto Grantee, its successors and assigns against every person whomsoever lawfully claiming, or to claim the same, or any part thereof; subject, however, to the matters described in Attachment I attached hereto and made a part hereof (the "Permitted Encumbrances").

          IN WITNESS WHEREOF, this Deed is executed and delivered by Grantor this ___ day of __________, 1995.


                                DOSKOCIL COMPANIES INCORPORATED,
                                a Delaware corporation


                                By_______________________________
                                  _________________, ____________

STATE OF MISSOURI               )
                                ) ss
COUNTY OF _________             )

          This instrument was acknowledged before me on _________________, 1995, by ___________________, as ____________
of Doskocil Companies Incorporated, a Delaware corporation, on behalf of the corporation.


                                ________________________________
                                Notary Public, State of
                                _____________
[SEAL]                          My commission expires:__________

The address of Grantee is:

                                 EXHIBIT H
                        (ASSET PURCHASE AGREEMENT)

             ASSIGNMENT AND ASSUMPTION OF SALES OFFICE LEASES


          THIS ASSIGNMENT AND ASSUMPTION OF SALES OFFICE LEASES is entered into this ___ day of ___________, 1995, by and between DOSKOCIL COMPANIES INCORPORATED, a Delaware corporation, WILSON FOODS CORPORATION, a Delaware corporation, CONCORDIA FOODS CORPORATION, a Delaware corporation, DIXIE FOODS COMPANY, a Delaware corporation and SHREVEPORT FOODS COMPANY, a Delaware corporation (collectively "Assignor"), and THORN APPLE VALLEY, INC., a Michigan corporation ("Assignee").

                           W I T N E S S E T H:

          WHEREAS, in that certain Asset Purchase Agreement dated as of _______________, 1995, by and among Assignor and Assignee (the "Asset Purchase Agreement"), Assignor agreed to assign to Assignee all of Assignor's right, title, and interest in, to, and under the Sales Office Leases which leases and the real property they cover are more particularly described in Section 1.1(a) and listed on Schedule 1.1(h) of the Asset Purchase Agreement (the "Sales Office Leases"); and

          WHEREAS, pursuant to the Asset Purchase Agreement,
Assignee agreed to assume and perform Assignor's obligations under the Sales Office Leases;

          NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor hereby grants, bargains, sells, transfers, assigns, and conveys to Assignee all of Assignor's right, title, and interest in, to, and under the Sales Office Leases and the real property and improvements described therein.

          Assignee hereby accepts the foregoing assignment from Assignor and assumes and agrees to perform all of the obligations of the tenant under the Sales Office Leases accruing from and after the date hereof.

          This Assignment and Assumption of Sales Office Leases Agreement is made pursuant and subject to the Asset Purchase Agreement and incorporates all of the terms and conditions therein including, without limitation, the representations and warranties of Assignor. The Asset Purchase Agreement does not reserve to Assignor any lien or interest in the Sales Office Leases or the real property and improvements described therein.

          This Assignment and Assumption of Sales Office Leases
Agreement shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

          EXECUTED AND DELIVERED the day and year first written above.

Assignee:                       THORN APPLE VALLEY, INC., a
                                Michigan corporation
ATTEST:

_____________________________   By_______________________________
Secretary                         _________________,_____________
[SEAL]

Assignor:                       DOSKOCIL COMPANIES INCORPORATED,
                                a Delaware corporation
ATTEST:

_____________________________   By_______________________________
Secretary                         _________________, ____________
[SEAL]

                                WILSON FOODS CORPORATION, a
                                Delaware corporation
ATTEST:

_____________________________   By_______________________________
Secretary                         _________________, ____________
[SEAL]

                                CONCORDIA FOODS CORPORATION, a
                                Delaware corporation
ATTEST:

_____________________________   By_______________________________
Secretary                         _________________, ____________
[SEAL]

                                DIXIE FOODS COMPANY, a Delaware
                                corporation
ATTEST:

_____________________________   By_______________________________
Secretary                         _________________, ____________
[SEAL]

                                SHREVEPORT FOODS COMPANY, a
                                Delaware corporation
ATTEST:

_____________________________   By_______________________________
Secretary                         _________________, ____________
[SEAL]

STATE OF ___________            )
                                ) ss
COUNTY OF __________            )

          This instrument was acknowledged before me on _________________, 1995, by ___________________, as _____________
of Thorn Apple Valley, Inc., a Michigan corporation, on behalf of the corporation.

                                ________________________________
                                Notary Public, State of
                                _____________
[SEAL]                          My commission expires:__________




STATE OF ___________            )
                                ) ss
COUNTY OF __________            )

          This instrument was acknowledged before me on _________________, 1995, by ___________________, as _____________
of Doskocil Companies Incorporated, a Delaware corporation, on behalf of the corporation.

                                ________________________________
                                Notary Public, State of
                                _____________
[SEAL]                          My commission expires:__________




STATE OF ___________            )
                                ) ss
COUNTY OF __________            )

          This instrument was acknowledged before me on _________________, 1995, by ___________________, as _____________
of Wilson Foods Corporation, a Delaware corporation, on behalf of the corporation.

                                ________________________________
                                Notary Public, State of
                                _____________
[SEAL]                          My commission expires:__________

STATE OF ___________            )
                                ) ss
COUNTY OF __________            )

          This instrument was acknowledged before me on _________________, 1995, by ___________________, as _____________
of Concordia Foods Corporation, a Delaware corporation, on behalf of the corporation.

                                ________________________________
                                Notary Public, State of
                                _____________
[SEAL]                          My commission expires:__________




STATE OF ___________            )
                                ) ss
COUNTY OF __________            )

          This instrument was acknowledged before me on _________________, 1995, by ___________________, as _____________
of Dixie Foods Company, a Delaware corporation, on behalf of the corporation.

                                ________________________________
                                Notary Public, State of
                                _____________
[SEAL]                          My commission expires:__________




STATE OF ___________            )
                                ) ss
COUNTY OF __________            )

          This instrument was acknowledged before me on _________________, 1995, by ___________________, as _____________
of Shreveport Foods Company, a Delaware corporation, on behalf of the corporation.

                                ________________________________
                                Notary Public, State of
                                _____________
[SEAL]                          My commission expires:__________

                                 EXHIBIT I
                        (ASSET PURCHASE AGREEMENT)


               ASSIGNMENT AND ASSUMPTION OF RECEIVABLES AND
                         CUSTOMER PURCHASE ORDERS


          THIS ASSIGNMENT AND ASSUMPTION OF RECEIVABLES AND CUSTOMER PURCHASE ORDERS (the "Agreement") is entered into this ____ day of _________, 1995, by and between DOSKOCIL COMPANIES INCORPORATED, a Delaware corporation, WILSON FOODS CORPORATION, a Delaware corporation, CONCORDIA FOODS CORPORATION, a Delaware corporation, DIXIE FOODS COMPANY, a Delaware corporation and SHREVEPORT FOODS COMPANY, a Delaware corporation (collectively "Assignor"), and THORN APPLE VALLEY, INC., a Michigan corporation ("Assignee").

                           W I T N E S S E T H:

          WHEREAS, in that certain Asset Purchase Agreement dated as of ______________, 1995, by and among Assignor and Assignee (the "Asset Purchase Agreement), Assignor agreed to assign to Assignee all of Assignor's right, title, and interest in and to certain receivables which are more particularly described in Section 1.1(c) of the Asset Purchase Agreement (the "Receivables") and the customer purchase orders which are more particularly described in
Section 1.1(k) of the Asset Purchase Agreement ("Customer Purchase
Orders"); and

          WHEREAS, Assignee agreed to assume and perform Assignor's obligations under the Receivables and Customer Purchase Orders;

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor does hereby sell, assign, transfer, and convey to Assignee all of Assignor's right, title, and interest in and to the Receivables and Customer Purchase Orders.

          Assignee hereby assumes and agrees to perform all of the obligations of Assignor under the Receivables and Customer Purchase Orders accruing after the date hereof.

          This Agreement is made pursuant and subject to the Asset Purchase Agreement and incorporates all of the terms and conditions therein including, without limitation, the representations and warranties of Assignor.

          EXECUTED AND DELIVERED the day and year first written above.

Assignee:                       THORN APPLE VALLEY, INC., a
                                Michigan corporation


                                By_______________________________
                                  _______________, ______________

Assignor:
                                DOSKOCIL COMPANIES INCORPORATED,
                                a Delaware corporation


                                By_______________________________
                                  _______________, ______________



                                WILSON FOODS CORPORATION, a
                                Delaware corporation


                                By_______________________________
                                  _______________, ______________


                                CONCORDIA FOODS CORPORATION, a
                                Delaware corporation


                                By_______________________________
                                  _______________, ______________


                                DIXIE FOODS COMPANY, a Delaware
                                corporation


                                By_______________________________
                                  _______________, ______________


                                SHREVEPORT FOODS COMPANY, a
                                Delaware corporation


                                By_______________________________
                                  _______________, ______________

                                 EXHIBIT J

                   ENVIRONMENTAL DISCLOSURE DOCUMENT FOR
                         TRANSFER OF REAL PROPERTY


          This Environmental Disclosure Document for Transfer of Real Property is being delivered by the undersigned ("transferor") to Thorn Apple Valley ("transferee") pursuant to the terms of that certain Asset Purchase Agreement by and among transferee, Doskocil Companies Incorporated, transferor and others dated as of _________, 1995 (the "Agreement"). The terms used herein and not otherwise defined herein shall have the meaning set forth in the Agreement. Notwithstanding any other provision of this document to the contrary, all statements made herein are made to the knowledge of transferor, as knowledge is defined in the Agreement.

I.   PROPERTY IDENTIFICATION

     A.   Address of property:     __________________________________________

                                   __________________________________________
                                   City or Town                      Township

                          Tax Parcel Identification No. (Key Number):  ______

     B.   Legal Location:

          Section _______________   Township _____________   Range __________


     C.   Property Characteristics:

          Lot Size _______________________   Acreage ________________________

II.  ENVIRONMENTAL INFORMATION

     A.   Regulatory Information During Current Ownership

          1. Has the transferor ever conducted operations on the property which involved the generation, manufacture, processing, transportation, treatment, storage, or handling of Hazardous Materials, in violation of applicable Environmental Laws?

                               / /  Yes    / /  No

          2. Has the transferor ever conducted operations on the property which involved the processing, storage, or handling of petroleum, in violation of applicable Environmental Laws?

                               / /  Yes    / /  No

          3. Are there any units (operating or closed) at the property that are used or were used by the transferor to manage Hazardous Materials or petroleum requiring a permit under or notification to a government authority pursuant to an Environmental Law?

                               / /  Yes    / /  No

               If the answer is Yes, describe:  ______________________________
               _______________________________________________________________
               _______________________________________________________________
               _______________________________________________________________
               _______________________________________________________________

          4. Has the transferor ever held any of the following in regard to this real property?

               (A) Permits for discharges of wastewater to waters of the State in which it is located.

                               / /  Yes    / /  No

               (B)  Permits for emissions to the atmosphere.

                               / /  Yes    / /  No

               (C) Permits for any waste storage, waste treatment, or waste disposal operation.

                               / /  Yes    / /  No

          5. Has the transferor ever discharged any wastewater (other than sewage) to a publicly owned treatment works?

                               / /  Yes    / /  No

          6. Has the transferor been required to take any of the following actions relative to this property?

               (A) Filed an emergency and hazardous chemical inventory form pursuant to the federal Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. 11022).

                               / /  Yes    / /  No

               (B) Filed a toxic chemical release form pursuant to the federal Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. 11023).

                               / /  Yes    / /  No

          7. Has the transferor, any facility on the property or the property been the subject of any of the following state or federal governmental actions?

               (A) Written notification regarding known, suspected, or alleged contamination on or emanating from the property.

                               / /  Yes    / /  No

               (B) Filing an environmental enforcement case with a court or the solid waste management board for which a final order or consent decree was entered.

                               / /  Yes    / /  No

               (C) If the answer to question (B) was Yes, then indicate whether or not the final order or decree is still in effect for this property.

                               / /  Yes    / /  No

          8.   Environmental Releases During Transferor's Ownership.

               (A) Has any situation occurred at this site which resulted in a reportable "release" of any Hazardous Materials or petroleum at the site as required under Environmental Laws?

                               / /  Yes    / /  No

               (B) Have any Hazardous Materials or petroleum which were released at the site and were a reportable release come into direct contact with the ground at this site?

                               / /  Yes    / /  No

                    If the answer to question (A) and (B) is Yes, have any of the following actions or events been associated with a release on the property?

                    / / Use of a cleanup contractor to remove or treat materials including soils, pavement, or other surficial materials?

                    / / Assignment of in-house maintenance staff to remove or treat materials including soils, pavement, or any other surficial materials?

                   / /   Sampling and analysis of soils?

                   / / Temporary or more long term monitoring of groundwater at or near the site?

                   / / Impaired usage of an onsite or nearby water well because of offensive characteristics of the water?

                   / / Coping with fumes from subsurface storm drains or inside basements?

                   / / Signs of substances leaking out of the ground along the base of slopes or at other low points on or immediately adjacent to the site?

          9. Is the facility currently operating under a variance or special permit from any governmental authority?

                               / /  Yes    / /  No

          10. Has the transferor ever conducted an activity on the site without obtaining a permit from the U.S. Environmental Protection Agency, or another administrative agency or authority with responsibility for the protection of the environment, when such a permit was required by law?

                               / /  Yes    / /  No

               If the answer is Yes, describe the activity: _______________
               ____________________________________________________________
               ____________________________________________________________
               ____________________________________________________________
               ____________________________________________________________

     B.   Site Information Under Other Ownership or Operation

          1. Provide the following information about the previous owner or about any entity or person to whom the transferor leased the property or with whom the transferor contracted for the management of the property:

               Name:_______________________________________________________
                    _______________________________________________________
               Type of business  __________________________________________
               or property usage __________________________________________
                                 __________________________________________

          2. Were there any units (operating or closed) at the property that were used by the previous owners or tenants of the transferor to manage Hazardous Materials or petroleum requiring a permit under or a notification to a governmental authority pursuant to an Environmental Law?

                               / /  Yes    / /  No


III. CERTIFICATION

     A. The undersigned certifies that the information submitted is true and accurate.

                                 __________________________________________
                                    TRANSFEROR (or on behalf of Transferor)

     B. This form was delivered to me with all elements completed on _____________, 19__.

                                  _________________________________________
                                    TRANSFEREE (or on behalf of Transferee)

                                                                   Draft of
                                                             April 28, 1995
                                 EXHIBIT K
                        (ASSET PURCHASE AGREEMENT)

                       TRANSITION SERVICE AGREEMENT

          This Transition Service Agreement is made and entered into as of this ___ day of May, 1995 (the "Agreement") by and between Foodbrands America, Inc., a Delaware corporation
("Foodbrands") and Thorn Apple Valley, Inc., a Michigan corporation ("TAV") with reference to the following:

          (i) Foodbrands and certain of its affiliates, as Sellers, and TAV, as Purchaser, are parties to an Asset Purchase
Agreement dated as of the ____ day of April, 1995 (the "Purchase
Agreement");

          (ii) Terms used herein, which are not otherwise defined, shall have the meanings set forth in the Purchase Agreement;

          (iii) Pursuant to the Purchase Agreement, TAV has this date purchased the Facilities and other assets previously operated as the Division by Foodbrands;

          (iv) Foodbrands provides certain services and functions to the Division which are not included in the Purchased Assets and it is not practical for TAV to provide all of these services immediately upon consummation of the Purchase Agreement; and

          (v) TAV desires to have Foodbrands to continue to perform certain of the services previously provided by Foodbrands, as hereinafter specifically set forth.

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Foodbrands and TAV agree as follows:

          1. TERM; EXTENDED TERM. This Agreement shall commence on the Closing Date and shall continue, unless terminated sooner by agreement of the parties or upon not less than sixty days notice by TAV, for six months after the Closing Date. TAV, upon written notice given to Foodbrands not less than 30 days prior to the end of the then existing foregoing term, mayhas two options to extend this Agreement for an additional three months on each option(the "Extended Term"). During the Extended Term all provisions of this Agreement shall continue unaffected, with the exception of Section
5. The fees payable pursuant to Section 5 (excluding the amounts payable pursuant to Sections 2.3 and 2.5) during the Extended Term shall be One Hundred Twenty percent (120%) previously payable pursuant to Section 5.; provided, TAV shall reimburse Foodbrands for all increased expenses and out-of-pocket cost, subject to reasonable documentation provided by Foodbrands, resulting to Foodbrands as a result of TAV extending the term, including without limitation, any cost resulting from the expansion (purchase of additional hardware or otherwise) of the MIS System as reasonably determined by Foodbrands to accomodate TAV's use during the Extended Term.

          2. OFFICE SPACE. In accordance with the terms of this Agreement, Foodbrands will, or will cause its subsidiaries to, provide to TAV office space at the corporate headquarters of Foodbrands in Oklahoma City, Oklahoma (consisting of Suite 900W, 2601 Northwest Expressway, and referenced to herein as the "Corporate Premises") and at the Edwardsville, Kansas facility of Foodbrands (the "Edwardsville Premises"), of the nature and quality as previously utilized by the employees of the Division which are hired by TAV (the "Transferred Employees") at such locations. Foodbrands is not guaranteeing or agreeing to provide space of any specific location or square footage, but is agreeing to provide space consistent with the needed at such locations by the Transferred Employees. Foodbrands may, from time to time, require TAV to relocate the Transferred Employees within any given building but will give TAV reasonable notice under the circumstances. The use and occupancy by TAV of the space is subject to the following:

               2.1 Certain personal property within the space previously occupied by the Transferred Employees is being transferred to TAV at Closing; other personal property at such locations is used by the Transferred Employees but is owned by Foodbrands. To the extent the Transferred Employees used such personal property of Foodbrands in connection with their employment by the Division, the use of the office space in question includes the use of such personal property. The office space and the personal property, if applicable, to be provided pursuant to this Agreement shall be referred to as the "Premises" or as the Corporate Premises or Edwardsville Premises, where applicable.

               2.2 The Premises will be used by TAV solely for the purpose of conducting its continuation of the business previously conducted by the Division.

               2.3 The rent payable for the Corporate Premises shall be equal to the actual cost of such space to Foodbrands; no additional rent is payable for the Edwardsville Premises. The rent owed pursuant to this Section 2.3 shall be payable on or before the 8th day of each calendar month throughout the term of this Agreement, and shall be paid in advance. The current amount of rent for the Corporate Premises is $7,600 per month; Foodbrands will notify TAV of any increase or additional charges attributable to the Corporate Premises.

               2.4  TAV's use of the Premises shall be in
compliance with all applicable laws and the terms of all leases pursuant to which Foodbrands holds the Premises. TAV shall not be responsible for any maintenance and repair of the Premises nor responsible for any routine janitorial services. Upon expiration of this Agreement, Tenant will vacate and surrender the Premises in the condition they were in on the date hereof, except for ordinary wear and tear. TAV shall make no alteration, addition, or improvement in or to the Premises without Foodbrands' prior written consent.

               2.5 The use of the Edwardsville Premises includes all utility services used on or from the Edwardsville Premises during the term hereof consistent with the utility services previously provided to such Premises. TAV's use of the utility services shall be limited to those reasonably necessary for the operations of its business consistent with past practice of the Division. By way of illustration and not limitation, Foodbrands is not required to provide separate telephone lines or special utilities required by any computer equipment used by TAV, except to the extent such services are already available to such Premises. All utility services provided at the Corporate Premises will be the responsibility of TAV. Foodbrands shall not be liable for any damage caused by any interruption or failure of utility services to the Premises.

               2.6 At the Edwardsville Premises TAV shall have access to and be permitted to use the administrative office services provided by Foodbrands at such location, consistent with past practices. "Administrative office services" shall mean use of copying machines, postage and mailing services and reception services. There shall be no additional charge for administrative office services other than for actual postage charges, so long as TAV's use thereof is reasonable and consistent with past practice. All existing telephone equipment is and shall continue to be owned by Foodbrands. Foodbrands will bill TAV separately for all long distance charges attributable to TAV and shall bill TAV its pro rata (based on number of employees using telephones) portion of any local and services charges. All administrative office services and telephone charges at the Corporate Premises shall be the responsibility of Foodbrands provided, however, TAV shall be responsible and reimburse Foodbrands for all long distance charges.

               2.7 All amounts payable under this Section 2 of this Agreement shall be prorated for any partial period.

          3. DISTRIBUTION CENTER SERVICES. In connection with the operation of Division, Foodbrands previously utilized its distribution center in Edwardsville, Kansas (the "Distribution Center") as the storage and distribution facility for the Division. Foodbrands will continue to provide distribution services for TAV during the term of this Agreement, on the following terms:

               3.1 Unless otherwise agreed by the parties, the hourly employees of Foodbrands located at the Distribution Center will continue to be employees of Foodbrands and not TAV. All salaried employees which will perform for TAV the functions of (i) order entry, (ii) invoicing, (iii) accounts receivable, (iv) deduction resolution, (v) accounting, (vi) credit, and (vii) export sales, with respect to the Division at the Distribution Center shall, pursuant to the Purchase Agreement, become Transferred Employees. All responsibility for and duties relating to billing, accounts receivable, deduction research and resolution, credit management, accounts payable, product management, export sales, inventory management, supply and capital purchasing, meat procurement, legal, tax and cash management, payroll and other services previously provided by Foodbrands for the Division, except to the extent specifically set forth in this Agreement, will be performed by employees of TAV.

               3.2 Foodbrands will provide reasonable storage space in the Distribution Center or an adjacent cold storage facility for all finished product of TAV produced from the Facilities or pursuant to the Copack Agreements ("Inventory"). The services to be rendered by Foodbrands pursuant to this Agreement are limited to the Inventory and in volumes consistent with past practices (the "Planned Volume").

               3.3 The risk of loss for delays, interruptions, spoilage, breakage and shrinkage shall be with TAV; provided, Foodbrands will be liable to the extent that its acts constitute gross negligence or willful misconduct. Any damage or destruction to Inventory caused by personnel of Foodbrands during the term of this Agreement shall be the responsibility of Foodbrands and Foodbrands shall reimburse TAV the book value of such Inventory based on the same accounting convention and methodology currently used and consistently applied by Foodbrands. TAV will obtain business interruption and other insurance insuring the Inventory; such insurance will contain provisions waiving any subrogation rights against Foodbrands.

               3.4  TAV is responsible for procuring and
coordinating the shipping of Inventory to the Distribution Center. All deliveries will be made to the Distribution Center in accordance with the established policies and procedures of Foodbrands.

               3.5 Foodbrands will provide transportation and traffic services from the Distribution Center for TAV during the term of this Agreement. "Transportation and traffic services" shall mean the shipping and distribution of the Inventory from the Distribution Center in accordance with orders and shipping instructions supplied by TAV. All orders and shipping instructions of TAV will be supplied by TAV and processed by Foodbrands in accordance with its established policies and procedures and in accordance with past practices for the Division. Shipments of the Inventory in accordance with such orders and shipping instructions will be made by carriers operating under contract with Foodbrands and will be consolidated with other shipments being made by Foodbrands for its own account. All actual costs and expenses associated with shipping the Inventory shall be the responsibility of Foodbrands. TAV shall pay Foodbrands for all transportation and traffic services in accordance with the freight arbitrary rates set forth on Schedule 3(B) hereto. Foodbrands will provide to TAV on a daily basis copies of all bills of lading and other shipping reports reflecting the amounts shipped during such period. TAV shall pay Foodbrands the amount due and owing for such transportation and traffic services within seven (7) days after receipt of the invoice. In the absence of manifest error, the records maintained in the ordinary course of business by Foodbrands shall be controlling.

          3.6 TAV acknowledges that Foodbrands is not responsible or liable for any acts of the carriers utilized by Foodbrands for the shipping of the Inventory. Without limiting the generality of the foregoing, Foodbrands will not be liable to TAV for any delays caused by the carrier nor for any damage or spoilage occurring to the Inventory while in the hands of the carrier. Foodbrands will assign to TAV or otherwise assist TAV in collecting any damages or reimbursement Foodbrands may be entitled to recover from a carrier with respect to the Inventory.

          4. MIS AND COMPUTERIZED BUSINESS SYSTEMS. Prior to the Closing, Foodbrands provided to the Division access to its computers and management information system (the "MIS Services").
Foodbrands agrees to continue to provide the MIS Services as previously provided to the Division on the following terms:

               4.1 The existing MIS Services will be provided on an "AS IS" basis. Foodbrands will be responsible for any routine upkeep required to keep the system running in accordance with past practices of Foodbrands. Any incremental expense incurred on the existing system to allow TAV to continue to use the MIS Services, will be charged to TAV at the actual out-of-pocket costs to Foodbrands. To the extent reasonably practicable, Foodbrands will accommodate any request for modifications made by TAV, provided, TAV will bear all actual expenses incurred. TAV acknowledges that Foodbrands is not and cannot be responsible for processing and resultant output thereof. Foodbrands makes no warranty, expressed or implied, with respect to the MIS Services, nor does Foodbrands guarantee the correctness of any information furnished under such services except that Foodbrands will use its reasonable best efforts to correct any errors in accordance with past practices.

               4.2 All data, documents, material and information ("Data") arising after the Closing Date relating to the Purchased Assets and TAV's operation thereof will remain the property of TAV. It will be the responsibility of TAV to transmit all Data necessary for Foodbrands to perform the MIS Services to Foodbrands' equipment. Foodbrands shall have no responsibility or liability for any delay, damage or loss resulting from transportation, transmission or processing of the Data. Upon termination of this Agreement, Foodbrands will cooperate and assist TAV (excluding any obligation to make out-of-pocket expenditures) in transferring the

Data to TAV and will delete the Data from the MIS System; provided, Foodbrands will keep a tape medium copy of the Data for its records.

               4.3 All software, systems, programs and modules ("Software") and all equipment ("Hardware") associated with the MIS Services, other than the equipment which was assigned to TAV pursuant to the Purchase Agreement, shall remain the property of Foodbrands. TAV is not granted any rights in or to such Software or Hardware other than the limited access granted during the term of this Agreement.

               4.4  TAV may cause to be installed, at TAV's
expense, necessary telephone lines, communications equipment and software (all subject to the reasonable approval of Foodbrands), to allow TAV to establish a communications link between TAV's IBM AS/400 computer and Foodbrands, IBM AS/400 computer located at its Oklahoma City office for purposes of transmitting Data relating to the Division.

               4.5 TAV agrees that (i) TAV will not provide access to the MIS Services to any other person, (ii) TAV will not provide access to the MIS Services to any employees or agents of TAV except those conducting the business previously conducted by the Division, and (iii) no employee or agent of TAV will access, copy or utilize any Data of Foodbrands. Foodbrands may terminate this Agreement without notice for a material violation of this Section 4.5.

               4.6  Foodbrands will perform routine backup
procedures of the MIS System in accordance with past practices.

          5. FEES. In addition to the rent and fees payable pursuant to Sections 2.3 and 3.5 above, TAV shall pay to Foodbrands, on a monthly basis no later than the 8th day of each month, in advance, an amount equal to $59,400 per week less the cost of those salaried employees transferred to TAV as described in
Section 3.1 above. To the extent the actual volume of Inventory delivered to or shipped from the Distribution Center is in excess of 110% of the Planned Volume, TAV shall reimburse Foodbrands for any incremental cost incurred by Foodbrands as a result of such increase.

          6. INDEMNIFICATION BY TAV. TAV shall defend, indemnify and hold Foodbrands, its subsidiaries and each of their respective shareholders, affiliates, officers, directors, employees, agents, successors and assigns from and against each and every loss, damage, injury, harm, detriment, decline in value, lost opportunity, liability, exposure, claim, demand, proceeding, settlement, judgment, award, fine, penalty, tax, fee, charge, cost or expense (including, without limitation, interest, penalties, costs of preparation and investigation, and the fees, disbursements and expenses of any attorney or other professional advisor) arising out of, or relating, directly or indirectly to or resulting from:
(i) the conduct of TAV's business on the Premises; and (ii) any acts or omissions of any employees, agents, servants, yinvitees, or licensees of TAV or any of its subsidiaries, employees or agents. Foodbrands may, from time to time, request that TAV provide Foodbrands with evidence that TAV has general liability insurance of a nature and amount reasonably acceptable to Foodbrands, with Foodbrands named as an additional insured thereunder.

          7. LIMITATION OF LIABILITY. Foodbrands will not be liable for any loss of business, special, incidental or consequential damages of any kind, even if Foodbrands has been advised of the possibility of such damage, including losses suffered by any buyer from TAV, notwithstanding the cause for any such loss or damage.

          8. FORCE MAJEURE. If because of any occurrence or condition beyond the reasonable control of Foodbrands, Foodbrands is unable to carry out any of its obligations under this Agreement, and if Foodbrands promptly gives to TAV at the beginning of the period of force majeure or soon thereafter as is practical under the circumstances written notice of such cause, then in such event, Foodbrands shall be at liberty to suspend the performance by both parties under this Agreement during the continuance of the events or conditions causing delay, or prevention, and no liability for damage shall attach to either party for such suspension.
Foodbrands shall take all reasonable measure to resume performance under this Agreement at the earliest possible time except Foodbrands reserves the right to settle strikes on its own decision. The term "force majeure" shall include without limitation, acts of God; acts of the public enemy; insurrections; riots, labor disputes; labor or material shortages; fires; explosions; floods; weather conditions; breakdown or damage to plants, railroads, equipment or facilities not resulting from lack of due diligence on the part of the parties to this Agreement or their agents; subcontractors' embargoes; orders or acts of civil or military authority; requirements of any government and other causes of similar nature which wholly or partly prevent the delivery, loading, transportation, transfer of the commodities hereunder or provision of the surfaces contemplated hereby.

          9. CONFIDENTIALITY BY TAV. TAV acknowledges that TAV will be exposed to confidential and proprietary subject matter which may constitute trade secrets of Foodbrands and accordingly, TAV agrees that the Information (as defined below) of Foodbrands shall be deemed confidential. Neither TAV, nor its officers, directors, employees or agents shall (i) make copies of, take, distribute or reveal the contents of all or any portion of any computer programs (source code or modules), program documentation, user manuals, Data, shipping information, rates, charges, customer lists, suppliers, product information, distribution methods, proprietary information, methods or processes (the "Information") of Foodbrands without the written consent of an officer of Foodbrands; or (ii) use the Information of Foodbrands in a manner which would be harmful to Foodbrands or its customers, or which would give TAV a competitive advantage as a result of using this Information. Nothing contained in this Section shall be construed as prohibiting TAV, its officers, directors, employees or agents from utilizing in any manner, knowledge and experience of a general nature or such Information as is available to the public in general. The provisions of this Section 9 shall survive the termination of this Agreement for a term of two years.

          10. CONFIDENTIALITY BY FOODBRANDS. Foodbrands acknowledges that Foodbrands will be exposed to confidential and proprietary subject matter which may constitute trade secrets of TAV and accordingly, Foodbrands agrees that the Information (as defined below) of TAV shall be deemed confidential. Neither Foodbrands, nor its officers, directors, employees or agents shall
(i) make copies of, take, distribute or reveal the contents of all or any portion of any computer programs (source code or modules), program documentation, user manuals, Data, shipping information, rates, charges, customer lists, suppliers, product information, distribution methods, proprietary information, methods or processes (the "Information") of TAV without the written consent of an officer of TAV; or (ii) use the Information of TAV in a manner which would be harmful to TAV or its customers, or which would give Foodbrands a competitive advantage as a result of using this Information. Nothing contained in this Section shall be construed as prohibiting Foodbrands, its officers, directors, employees or agents from utilizing in any manner, knowledge and experience of a general nature or such Information as is available to the public in general. The provisions of this Section 10 shall survive the termination of this Agreement for a term of two years.

          11. ASSIGNMENTS. This Agreement and all rights and duties hereunder shall not, without the prior written consent of the parties hereto, be assigned by either of the parties hereto or by operation of law. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          12. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Oklahoma.

          13. SALES TAX. All applicable state and local sales taxes shall be added to the charges to TAV contemplated by this Agreement.

          14. ATTORNEYS' FEES. If any action or proceeding is commenced by any party hereto for the purpose of enforcing any provision of this Agreement, the prevailing parties in such action or proceeding may receive as part of any award, judgment, decision or resolution of such action or proceeding, their cost and reasonable attorneys' fees.

          15. ENTIRE AGREEMENT. This Agreement, together with the Schedules hereto, contains the entire understanding of the parties with regard to the subject matter hereof, supersedes all prior agreements and understandings relating to the subject matter hereof, and shall not be amended except by a written instrument hereafter signed by all the parties hereto.

          16. COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

          17. DISPUTES. Any disputes arising under the provisions of this Agreement shall be resolved by means of arbitration in accordance with Section 15.10 of the Purchase Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                         FOODBRANDS AMERICA, INC. a Delaware
                         corporation



                         By ________________________________


                         THORN APPLE VALLEY, INC. a Michigan
                         corporation



                         By ________________________________

                                 EXHIBIT L

                        (ASSET PURCHASE AGREEMENT)

                             SUPPLY AGREEMENT

          THIS SUPPLY AGREEMENT (the "Agreement") is made and entered into this ____ day of May 1995, by and between WILSON FOODS CORPORATION, a Delaware corporation, and DOSKOCIL COMPANIES INCORPORATED, a Delaware corporation (collectively "Wilson"), and THORN APPLE VALLEY, INC., a Michigan corporation ("TAV") with reference to the following circumstances:

          (i) Wilson and certain of its affiliates have entered into that certain Asset Purchase Agreement with TAV (the "Asset
Purchase Agreement"); and

          (ii) This Supply Agreement is delivered in connection with the closing of the Asset Purchase Agreement; and

          (iii) Wilson has entered into that certain Private Label Manufacturing Agreement dated May 13, 1992 with Farmland Foods, Inc., a Kansas corporation ("Farmland"), as amended (the "Co-Pack Agreement") pursuant to which Farmland has agreed to process and package certain meat products for Wilson under Wilson's private label and other labels sold by Wilson; and

          (iv) TAV has been assigned [or has been provided the] benefits and agreed to assume the liabilities of] that certain Production Agreement (the "IBP Agreement") dated October 14, 1993, between Doskocil Companies Incorporated and IBP, Inc. ("IBP"); and

          (v) Prior to the closing of the Asset Purchase Agreement certain canadian bacon products were produced at the facility located in Concordia, Missouri (the "Concordia Facility") for Wilson and the parties desire to provide for the continued supply of such products to Wilson for a period to allow Wilson to remove the equipment associated with such operations; and

          (vi) The parties desire that Wilson will supply to TAV certain of the products produced by Farmland pursuant to the Co-Pack Agreement for the term provided below, and TAV will supply certain products to Wilson produced for TAV pursuant to the IBP Agreement for the term provided below on the terms and conditions herein set forth.

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants stated below, the parties agree as follows:

ARTICLE I.  FARMLAND PRODUCTS

          1.1. SUPPLY.  Throughout the term set forth in this
Article I of this Agreement, TAV shall purchase from Wilson and Wilson shall sell to TAV the sliced cold cut, smoked sausage and other products listed in Section 1.4, below, (the "Farmland Products") under labeling and packaging consistent with Wilson's current Specification and Packaging Supplies (as those terms are defined in the Co-Pack Agreement). Spices will be supplied by TAV and billed to Farmland or Wilson as directed by Wilson, which cost will be included in the product cost, in accordance with the Farmland Agreement.

          1.2. PRICE AND OTHER TERMS OF SALE. The purchase price for the Farmland Products will be the actual cost, including all freight, storage, overhead and other cost of the Product, to Wilson as delivered to such destinations as TAV shall designate. Wilson shall invoice TAV weekly for Farmland Products delivered during the preceding week. TAV shall pay within two business days after receipt of such invoice by wire transfer of readily available funds to an account at Wilson Brands Corporation at [First Bank] N.A., Minneapolis, Minnesota, account #1-602-3419-0512R.]

          1.3. SPECIFICATIONS; TITLE. Specifications for Farmland produced products will be as in existence on the initial date of this Supply Agreement. TAV shall have the same right to inspect and reject for cause Product and Packaging Supplies (as defined in the Co-Pack Agreement) as Wilson has under the Co-Pack Agreement. Title to the Product and risk of loss to the Product will pass to TAV at such time as it passes to Wilson pursuant to the terms of the Co-Pack Agreement.

          1.4. QUANTITIES. During the term of this Agreement, TAV will purchase from Wilson the following volumes on a monthly basis

                                           MONTHLY
   PRODUCT CATEGORY                   PURCHASED VOLUME
   ----------------                   ----------------

Sliced Coldcuts                  1.5 million pounds  -10%/+20%

Smoked Sausage                   400,000 pounds      -10%/+20%

Stick Sausage Farmland Products   80,000 pounds      -10%/+20%

Pork Sausage                      60,000 pounds      -10%/+20%

TAV will place its orders weekly for the list of Farmland Products to be produced the subsequent week. Such orders will include a description of the Product and tonnage; special labeling instructions may be given separately. TAV will provide Wilson with monthly forecast of TAV's needs for Product on or before the 15th day of the preceding month.

          1.5. TERM. The term of this Article II shall commence on the date hereof and shall extend for a period of ninety (90) days following the date hereof,; provided, Wilson may extend the term of this Article I for an additional 60 days by giving written notice to TAV 20 days prior to the end of its term, provided, further, however, this Article II shall be automatically terminated upon termination of the Co-Pack Agreement, if earlier. Wilson will use its reasonable best efforts to maintain the Co-Pack Agreement in full force and effect for ninety (90) days.

          1.6. WARRANTY/INDEMNIFICATION. Wilson warrants to TAV the quality of the Product to the same extent that Wilson is entitled to warranties from Farmland. Wilson also agrees to indemnify and hold TAV harmless from and against any and all claims, liabilities, demands, expense, damages and cost, including attorney's fees, to the full extent that Wilson is entitled to such indemnification from Farmland.


ARTICLE II. IBP PRODUCTS

          2.1. SUPPLY.  Throughout the term set forth in this
Article II of this Agreement, Wilson shall purchase from TAV and TAV shall sell to Wilson, standard cooked hams to be distributed by Wilson through its Wilson's Continental Deli division or Wilson Foodservice or Doskocil Foodservice divisions (the "IBP Products") under labeling and packaging Specifications and Packaging Supplies (as those terms are defined in the IBP Agreement) provided to TAV consistent with the terms of the IBP Agreement.

          2.2. PRICE AND OTHER TERMS OF SALE. The purchase price for the IBP Products will be the actual standard direct cost, fixed overhead charge of $10.30 per Cwt., and all applicable freight and storage costs. TAV shall invoice Wilson weekly for IBP Products delivered during the previous week. Wilson shall pay within two business days after receipt of such invoice by wire transfer of readily available funds to an account at _______________________
________________________________________________________________.

          2.3. SPECIFICATIONS; TITLE. Specifications for IBP Products will be as provided by Wilson from time to time to TAV so long as such Specifications are consistent with the terms of the IBP Agreement. All Specifications provided by Wilson will be maintained by TAV as confidential and will only be used to provide the IBP Products. Wilson shall have the same right to inspect and reject for cause IBP Products and Packaging Supplies (as defined in the IBP Agreement) and to request product information as TAV has under the IBP Agreement. Title to the IBP Products and risk of loss to the IBP Products will pass to Wilson at such time as it is unloaded at the destination designated by Wilson.

          2.4. QUANTITIES.  During the term of this Article II,
Wilson will purchase from TAV the following volumes on a weekly basis:

                                  WEEKLY
  PURCHASED VOLUME           PRODUCT CATEGORY
  ----------------           ----------------
Standard Cooked Hams     200,000 pounds  -10%/+20%

Wilson will place its orders weekly for the list of IBP Products to be produced the subsequent week. Such orders will include a description of the IBP Products and tonnage; special labeling instructions may be given separately.

          2.5. TERM. The term of this Article II of this Agreement shall commence on the date hereof and shall extend for a period of one hundred eighty (180) days following the date hereof, provided, however, this Article II may be terminated upon 10 days notice by Wilson after the first ninety (90) days of this term. Upon termination of this Article II, Wilson shall be permitted reasonable access to the Council Bluff, Iowa facility to remove the Ildelman ham molds which were excluded from the Purchased Assets (as defined in the Asset Purchase Agreement).

          2.6. WARRANTY/INDEMNIFICATION. TAV warrants to Wilson the quality of the IBP Products to the same extent that TAV is entitled to warranties from IBP. TAV also agrees to indemnify and hold Wilson harmless from and against any and all claims, liabilities, demands, expense, damages and cost, including attorney's fees, to the full extent that TAV is entitled to such indemnification from IBP.

ARTICLE III.  CANADIAN BACON OPERATIONS

          3.1. PRODUCTION; SUPPLY. Utilizing the Concordia Facilities and the equipment of Wilson described on Schedule 1 hereto (the "Wilson Equipment") TAV agrees to produce and sell to Wilson canadian bacon products (the "CB Products") in accordance with specifications provided from time to time by Wilson to TAV consistent with current product specifications. Wilson will provide at least one supervisor at the Concordia Facility to oversee the production of the CB Products. TAV will provide all other equipment and labor necessary hereunder.

          3.2. RAW MATERIALS; PACKAGING. Wilson will purchase and pay for all raw materials and packaging supplies necessary for the production of the CB Products. Packaging supplies consistent with past use will be maintained at the Concordia Facility and raw material will be stored in separate off-site storage facilities at Wilson's cost, except such amount as is maintained on site to provide for continuous operations.

          3.3. QUANTITIES. Wilson will provide to TAV by the close of business on Wednesday of each week the order for CB Product to be produced the following week. Quantities requested will be consistent with past production volumes for CB Products at the Concordia Facility.

          3.4. PRICING. In consideration for the production of the CB Products, Wilson will pay to TAV the sum of $23,600 per week PLUS $8.50 per Cwt. of all CB Products delivered during such week. TAV will invoice Wilson weekly on Monday of each week for the preceding week. Wilson will pay each invoice with two business days after receipt by company check deposited into the mail.

          3.5. TITLE AND RISK OF LOSS. Title to the Wilson Equipment, raw material and the CB Products shall remain with Wilson at all times. Wilson shall bear the risk of loss to the Wilson Equipment, raw materials and the CB Products except to the extent such loss is caused by the negligence or intentional act of the TAV.

          3.6. TERM. This Article III shall be for a term of ninety (90) days, provided, Wilson may terminate this Article upon ten days written notice to TAV. Upon termination of this Article III Wilson shall be permitted reasonable access to the Concordia Facility to remove the Wilson Equipment, which equipment will be removed within seven days after termination of this Article. Such removal will be done in a good and workmanlike manner.

ARTICLE IV.  GENERAL TERMS

          4.1. DISPUTE RESOLUTION. If the parties to this Agreement are unable to resolve any dispute between themselves arising out of this Agreement within thirty (30) days after either party gives the other notice of such dispute, then the parties shall submit the dispute to mediation pursuant to the provisions of
Section 4.1.1 hereof.

               4.1.1. MEDIATION. Each and every controversy or claim between the parties and arising out of or relating to this Agreement that the parties have not resolved pursuant to Section 7 shall be submitted by the parties to mediation before any other action shall be taken with respect thereto. Any party desiring to institute such mediation process shall provide written notice to the other parties of the nature of such controversy or claim and within ten (10) days of such notice shall submit the matter for mediation to any reputable, recognized alternative-to-litigation program doing business in Kansas City, Missouri. The parties shall comply with the rules and regulations of such organization and shall meet and confer at reasonable times upon reasonable notice in order to resolve any such controversy or claim. The parties shall pursue mediation in good faith and in a cooperative effort and shall not withdraw from the mediation process arbitrarily. If such mediation fails to resolve the dispute within forty-five (45) days of the date of the notice submitting the matter to mediation, such controversy or claim shall be settled in accordance with the provisions of Section 4.1.2. hereof.

               4.1.2. Arbitration. Each and every controversy or claim arising out of or relating to this Agreement, not otherwise disposed of pursuant to the provisions of Section 4.1 and/or 4.1.1. above, shall be settled by arbitration conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association, except as may be otherwise provided herein. This agreement to arbitrate shall survive the rescission or termination of this Agreement. If available, the panel used shall be selected from the "Food Industry Panel" employed by the American Arbitration Association and the decision of the arbitrators shall be final and binding on all parties. All arbitration shall be undertaken pursuant to the Federal Arbitration Act, where applicable, and the decision of the arbitrators shall be enforceable in any court of competent jurisdiction. Notice of the demand for arbitration shall be filed in writing with the other party to this agreement and with the Kansas City, Missouri office of the American Arbitration Association, which such demand shall set forth in the same degree of particularity as required for complaints under the Federal Rules of Civil procedure the claims to be submitted to arbitration. Within thirty (30) days after the demand for arbitration the parties shall exchange appropriate copies of all documents on which their respective claims and defenses are based and a list of all persons whom the parties will call as witnesses with respect to such claims and defenses. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations. This Agreement to arbitrate may be specifically enforced by a court of competent jurisdiction.

          In any dispute in which any party seeks in excess of $50,000 in damages, three arbitrators shall be employed. In all disputes, the arbitrator(s) shall not award consequential or punitive damages. Each party hereby waives the right to consequential and punitive damages and agrees to receive only those actual damages resulting from the claim asserted. The arbitrators are by this agreement directed to conduct the arbitration hearing no later than six months from the service of the statement of claim and demand for arbitration unless good cause is shown establishing that the hearing cannot fairly and practically be so convened. The arbitrators shall have the authority and jurisdiction to enter any pre-arbitration awards that would aid and assist the conduct of the arbitration or preserve the parties' rights with respect to the arbitration as the arbitrators shall deem appropriate in their discretion. The award of the arbitrators shall be in writing and it shall specify in detail the issues submitted to arbitration and the award of the arbitrators with respect to each of the issues so submitted.

          The provisions of the Federal Rules of the Civil Procedure relating to the right of discovery in civil actions shall be applicable to such arbitration proceedings except as modified by the terms of this Agreement. Except as needed for presentation in lieu of a live appearance, depositions shall not be taken. The parties shall be entitled to engage in document discovery by requesting production of documents. Responses or objections to such requests shall be served twenty (20) days after receipt of a request. The arbitrators shall resolve any discovery disputes by such prehearing conferences as may be needed. All parties agree that the arbitrator(s) and any counsel of record to the proceeding shall have the power of subpoena process as provided by law.

          The prevailing party as determined by the arbitrators shall be entitled to recover form the losing party reasonable expenses, attorneys' fees and costs incurred in connection with the arbitration and the mediation and in the enforcement or collection of any judgment or award rendered therein. The prevailing party means the party determined by the arbitrators to have most nearly prevailed, even if such party does not prevail in all matters, or is not the party in whose favor an award is rendered. Included within the cost recoverable pursuant to the terms of this Section shall be included services of process costs, filing fees, mediation fees, arbitration fees, arbitrators' fees, court and reporter costs, investigative costs, and expert witness fees.

          The award pursuant to such arbitration will be final, binding and conclusive upon final determination of the award, the parties determined obligated to pay will pay to the party determined entitled thereto, within thirty (30) days of such final determination, the full amount, in cash, of such award (which shall include such fees and costs as awarded by the arbitrators). In addition, if the party determined to be obligated to pay does not pay in full the award, the same will be increased by 10% per annum for the period that it is not paid in full.

          The parties recognize that this Agreement shall create between them a kind of relationship that could give rise to the need by one or more of the parties for emergency judicial relief. Either party shall be entitled to pursue such relief for emergency or preliminary injunctive relief in any court of competent jurisdiction, but immediately following the issuance of any such emergency or injunctive relief each party shall consent to the stay of such judicial proceedings on the merits pending arbitration of all underlying claims between the parties.

          4.2. ATTORNEYS' FEES AND COSTS. In the event suit is brought to enforce any of the terms of this Agreement, the losing party shall pay to the prevailing party its reasonable attorneys' fees and costs incurred in any proceeding to enforce the terms of this Agreement.

          4.3. AMENDMENT OR WAIVER. This Agreement shall not be amended, nor shall any of its terms be deemed to have been waived by either party, unless such amendment or waiver be in writing and signed by the parties hereto.

          4.4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma.

          4.5. COUNTERPARTS. This Agreement may be executed in multiple counterparts, which taken together shall constitute one instrument and each of which shall be considered an original for all purposes.

          4.6. TIME IS OF THE ESSENCE. The parties agree that time is of the essence under this Agreement.

          4.7. NOTICES. All communications required or permitted under this Agreement shall be in writing, and sent to the following addresses or to such other address requested by the parties by notice as herein provided:

               (1)  Notices to Wilson:

                    Wilson Foods Corporation
                    P.O. Box 26724
                    Oklahoma City, Oklahoma 72126

                    Attention:  ____________________


               (2)  Notices to TAV:

                    Thorn Apple Valley, Inc.
                    18700 West Ten Mile Road
                    Southfield, Michigan 48075

                    Attention:  _____________________


          4.8.  MISCELLANEOUS.

               4.8.1. BINDING EFFECT. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto, their respective successors and assigns. Provided, however, that neither this Agreement nor the rights and obligations hereunder shall be assignable by either party without the written consent of the other, and any purported assignment in contravention hereof shall be void.

               4.8.2. SCHEDULES. Any Schedule attached hereto is made a part hereof and is fully incorporated herein by reference.

               4.8.3. ENTIRE AGREEMENT. This Agreement embodies the entire understanding of the parties hereto in relation to the purchase of products by Wilson or TAV and supersedes any other agreement between the parties to the extent the latter covers the same subject matters; provided, in the event of any conflict between this Agreement and the Asset Purchase Agreement, the terms of the Asset Purchase Agreement shall control. There are no representations, promises, warranties, understandings or agreements, express or implied, oral or otherwise, in relation thereto, except expressly referred to or set forth herein.

               4.8.4.  HEADINGS.  Headings or captions of the
paragraphs in this Agreement are for convenience of reference only, and in no way define or limit or describe the intent of this Agreement or any provision of any paragraph hereof.

               4.8.5. PARTIAL INVALIDITY. In the event that any of the provisions or portions thereof of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions or portions hereof shall not be affected thereby.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


                              DOSKOCIL COMPANIES INCORPORATED



                              By ______________________________
                                 R. Randolph Devening
                                 President


                              WILSON FOODS CORPORATION



                              By ______________________________
                                 R. Randolph Devening
                                 President


                                                                  "WILSON"

                              THORN APPLE VALLEY, INC.



                              By ______________________________
                                 ______________
                                 ______________


                                                                      "TAV"

                                 EXHIBIT M
                        (ASSET PURCHASE AGREEMENT)

                                  FORM OF
                      OPINION OF PURCHASER'S COUNSEL

                             ___________, 1995





Foodbrands America, Inc.
2601 Northwest Expressway
Suite 1000W
Oklahoma City, Oklahoma 73112

                                Re:  Asset Purchase Agreement by
                                     and among Thorn Apple
                                     Valley, Inc. ("Purchaser")
                                     and Foodbrands America, Inc.
                                     (survivor by merger to
                                     Doskocil Companies
                                     Incorporated) and Wilson
                                     Foods Corporation, Concordia
                                     Foods Corporation, Dixie
                                     Food Company and Shreveport
                                     Food Company (collectively
                                     the "Seller" or "Sellers")

Gentlemen:

          We have acted as counsel to Thorn Apple Valley, Inc., a Michigan corporation ("Purchaser") in connection with the Asset Purchase Agreement, dated as of May __, 1995 (the "Agreement"), by and among Purchaser, Foodbrands America, Inc. (survivor by merger to Doskocil Companies Incorporated) and Wilson Foods Corporation, Concordia Foods Corporation, Dixie Food Company and Shreveport Food Company (collectively the "Seller" or "Sellers"). Unless the context indicates otherwise, capitalized terms used in this opinion letter that are defined in the Agreement shall have the meanings given to such terms in the Agreement. This opinion letter is rendered to you pursuant to Section 9.3(k) of the Agreement.

                   [The Legal Opinion Accord, if using]

                          [Other Qualifications]





          On the basis of and in reliance upon the foregoing examination, inquiries and assumptions and such other matters as we have deemed appropriate, and subject to the exceptions, qualifications and limitations contained herein, we are of the opinion that:

          1. Purchaser is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan with the corporate power to own or lease real and personal property and to engage in the food processing and food manufacturing business. Purchaser is duly qualified to transact business and is in good standing as a foreign corporation in the States of __________ and ____________.

          2. Purchaser has all requisite corporate power and has taken all corporate action necessary to execute, deliver and perform the Agreement and the Assignment and Assumption of Personal Property Leases, the Noncompete Agreement, the Assignment and Assumption of Division Contracts Agreement, the Assignment and Assumption of Sales Office Leases, the Assignment and Assumption of Assumed Liabilities, the Assignment and Assumption of Receivables and Customer Purchase Orders, the Transition Service Agreement, [the Supply Agreement] and other agreements and certificates provided for in the Agreement ("the Additional Agreements"). The Agreement and the Additional Agreements have been duly authorized by all necessary corporate action and duly executed and delivered by Purchaser. The Agreement and the Additional Agreements constitute the legal, valid and binding obligation of Purchaser, enforceable against Purchaser, each in accordance with its respective terms, except that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and similar laws affecting the rights of creditors generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by public policy considerations that may limit the rights of Purchaser to obtain certain remedies and indemnification.

          3. Neither the execution and delivery of the Agreement or the Additional Agreements by Purchaser, nor the consummation of the transactions contemplated thereby, will result in: (a) a violation of any provision of the Articles of Incorporation or Bylaws of Purchaser; (b) to our knowledge a breach of, or default under, the terms or provisions of any material contract, agreement, note, bond, mortgage, indenture, lease or other instrument known to us to which Purchaser is a party, which breach or default would have a material adverse effect on Purchaser or its ability to consummate the transactions contemplated thereby or (c) a violation by Purchaser of (i) any federal or Michigan statute, rule, regulation or code, or any provision of the corporate law of Michigan, or (ii) to our knowledge, any order, judgment, writ, injunction, decree or award, addressed to and binding on Purchaser which violation would have a material adverse effect on Purchaser or its ability to consummate the transactions contemplated thereby.

          4. To our knowledge, Purchaser is not a party to, subject to or bound by any judgment, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution, delivery and performance by Purchaser of the Agreement and the Additional Agreements.

          5. To our knowledge, no legal proceedings has been instituted or overtly threatened against Purchaser which seek to prohibit the consummation of the transactions contemplated by the Agreement or the Additional Agreements or to obtain substantial damages with respect thereto.

          Members of this firm are admitted to practice only in the State of Michigan and do not purport to be experts on, and are not expressing any opinion with respect to, any laws other than the laws of the State of Michigan and the federal laws of the United States of America, and we assume no responsibility as to the applicability or effect of any other law.

                        [Additional Qualifications]



                                Very truly yours,

                                 EXHIBIT N
                        (ASSET PURCHASE AGREEMENT)

                                  FORM OF
                        OPINION OF SELLER'S COUNSEL

                             ___________, 1995




Thorn Apple Valley, Inc.
18700 West Ten Mile Road
Southfield, Michigan  48075

                                Re:  Asset Purchase Agreement by
                                     and among Thorn Apple
                                     Valley, Inc. ("Purchaser")
                                     and Foodbrands America, Inc.
                                     (survivor by merger to
                                     Doskocil Companies
                                     Incorporated) and Wilson
                                     Foods Corporation, Concordia
                                     Foods Corporation, Dixie
                                     Food Company and Shreveport
                                     Food Company (collectively
                                     the "Seller" or "Sellers")

Gentlemen:

          We have acted as counsel to Foodbrands America, Inc. (survivor by merger to Doskocil Companies Incorporated) and Wilson Foods Corporation, Concordia Foods Corporation, Dixie Food Company and Shreveport Food Company (collectively the "Seller" or "Sellers"), in connection with the Asset Purchase Agreement, dated as of May __, 1995 (the "Agreement"), by and among Sellers, each of which are Delaware corporations, and Thorn Apple Valley, Inc., a Michigan corporation ("Purchaser"). Unless the context indicates otherwise, capitalized terms used in this opinion letter that are defined in the Agreement shall have the meanings given to such terms in the Agreement. This opinion letter is rendered to you pursuant to Section 10.4(n) of the Agreement.

          This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the Federal Law of the United States, the law of the State of Oklahoma and the corporate law of the State of Delaware.

          With respect to the opinions expressed in paragraphs 2 and 3 below, we are expressing no opinions as to the applicability to or effect of the anti-trust laws of the United States of America or the State of Oklahoma or any other jurisdiction on the Agreement, the Noncompete Agreement, any other agreement referred to herein or the transactions contemplated thereby. In addition, with respect to paragraph 2 below, we are expressing no opinion as to (i) the enforceability of provisions that purport to (a) establish any evidentiary standard, (b) specify any interpretation or standard of interpretation, (c) specify the scope or effect of any waiver or any omission or delay of enforcement of any remedy,
(d) dictate severance or reformation of contractual remedies or (e) confer or restrict equitable remedies or defenses or (ii) the enforceability of the Noncompete Agreement.

          On the basis of and in reliance upon the foregoing examination, inquiries and assumptions and such other matters as we have deemed appropriate, and subject to the exceptions, qualifications and limitations contained herein, we are of the opinion that:

          1. Each of the Sellers is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with the corporate power to own or lease real and personal property and to engage in the food processing and food manufacturing business. Sellers are duly qualified to transact business and is in good standing as a foreign corporation in the States described in Schedule 4.1 to the Agreement.

          2. Each of the Sellers has all requisite corporate power and has taken all corporate action necessary to execute, deliver and perform, the Agreement and the Bill of Sale (Machinery and Equipment), the Assignment and Assumption of Personal Property Leases, the Noncompete Agreement, the Assignment and Assumption of Division Contracts Agreement, the Assignment and Assumption of the Sales Office Leases, the Assignment and Assumption of Assumed Liabilities, the Assignment and Assumption of Receivables and Customer Purchase Orders, the Transition Service Agreement, [the] Supply Agreement], the Assignment of Seller's Marks, the warranty deeds and other agreements and certificates provided for in this Agreement (collectively, the "Additional Agreements"). The Agreement has been duly authorized by all necessary corporate action and duly executed and delivered by each of the Sellers. The Additional Agreements have been duly authorized by all necessary corporate action and duly executed and delivered by the appropriate Seller. The Agreement and the Additional Agreements with the exception of the Noncompete Agreement (the "Sellers' Documents"), if construed under the laws of the State of Oklahoma, constitute the legal, valid and binding obligations of Seller, enforceable against Sellers, in the case of the Sellers' Documents, each in accordance with its respective terms, except that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and similar laws affecting the rights of creditors generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by public policy considerations that may limit the rights of Purchaser to obtain certain remedies and indemnification.

          3. Neither the execution and delivery of the Agreement or the Additional Agreements by Sellers, nor the consummation of the transactions contemplated thereby, will result in: (a) a violation of any provision of the Certificates of Incorporation or Bylaws of any of Sellers with respect to the Agreement and the Additional Agreements; (b) to our knowledge, assuming consents have been obtained, a breach of, or default under, the terms or provisions of any material contract, agreement, note, bond, mortgage, indenture, lease or other instrument known to us to which any of the Sellers is a party, which breach or default would have a material adverse effect on Sellers or their ability to consummate the transactions contemplated thereby or (c) a violation by Sellers of (i) any federal or Oklahoma statute, rule, regulation or code, or any provision of the corporate law of Delaware, or (ii) to our knowledge, any order, judgment, writ, injunction, decree or award, addressed to and binding on Sellers, which violation would have a material adverse effect on Sellers or their ability to consummate the transactions contemplated thereby.

          4. To our knowledge, none of the Sellers is a party to, subject to or bound by any judgment, writ, prohibition, injunction or decree of any court or other governmental body which, in the case of any Seller, would prevent the execution, delivery and performance by such Seller of the Agreement and the Additional Agreements.

          5. To our knowledge, no legal proceedings have been instituted or overtly threatened against any of the Sellers which seek to prohibit the consummation of the transactions contemplated by the Agreement or the Additional Agreements or to obtain substantial damages with respect thereto.

          Members of this firm are admitted to practice only in the State of Oklahoma and do not purport to be experts on, and are not expressing any opinion with respect to, any laws other than the laws of the State of Oklahoma, the corporate law of the State of Delaware and the federal laws of the United States of America, and we assume no responsibility as to the applicability or effect of any other law.

          In addition to the qualifications listed above, the foregoing opinions are qualified and limited in the following respects:

               (a)  The opinions expressed in paragraph 1
concerning the corporate status of the Sellers and paragraph 3(b) in respect to material contracts, agreements, notes, bonds, mortgages, indentures, leases or other instruments of the Sellers are made in reliance upon, and subject to the qualifications contained in, the opinion of Darian B. Andersen, Esq., Secretary and General Counsel, Foodbrands America, Inc., of even date herewith, a copy of which is attached as Exhibit A hereto; and

               (b) The opinions expressed herein are specific to the matters and documents referred to herein, and no opinion may be inferred beyond the opinions so expressed. The opinions expressed herein are solely for your benefit in connection with the transactions contemplated by the Agreement and may not be relied upon by any other person for any purpose whatsoever, except to the extent authorized in the Accord, without the express written consent of this firm. The opinions expressed herein are as of the date hereof, and we disclaim any obligation to advise you of matters which may hereafter come to our attention or changes of law which may hereafter occur.

                                Very truly yours,